UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN

PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

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☐	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to § 240.14a-12

MANNKIND CORPORATION

(Name of Registrant as Specified in its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Notice of 2023 Meeting of Stockholders and Proxy Statement

MANNKIND CORPORATION 1 Casper Street, Danbury, Connecticut 06810 (818) 661-5000

NOTICE OF ANNUAL

MEETING OF STOCKHOLDERS

To Be Held On Thursday, May 25, 2023

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of MannKind Corporation, a Delaware corporation (“MannKind”). The meeting will be held live via the Internet on Thursday, May 25, 2023 at 10:00 a.m. U.S. Eastern Time. To attend, please visit www.virtualshareholdermeeting.com/MNKD2023. You will not be able to attend the Annual Meeting in person. The Annual Meeting will consider the following matters:

1.
To elect the nine nominees named herein as directors to serve for the ensuing year and until their successors are elected;
2.
To approve an amendment to MannKind’s Amended and Restated Certificate of Incorporation to increase the authorized number of shares of common stock from 400,000,000 shares to 800,000,000 shares (the “Authorized Shares Increase Proposal”);
3.
To authorize an adjournment of the Annual Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Proposal 2;
4.
To approve an amendment to the MannKind 2018 Equity Incentive Plan (as amended, the “EIP”) to increase the number of shares authorized for issuance thereunder by 25,000,000 shares;
5.
To approve an amendment to the MannKind 2004 Employee Stock Purchase Plan (the “ESPP”) to increase the number of shares authorized for issuance thereunder by 3,000,000 shares;
6.
To approve, on an advisory basis, the compensation of the named executive officers of MannKind, as disclosed in MannKind’s proxy statement for the Annual Meeting;
7.
To indicate, on an advisory basis, the preferred frequency of stockholder advisory vote on the compensation of the named executive officers of MannKind;
8.
To ratify the selection by the Audit Committee of the Board of Directors of Deloitte & Touche LLP as the independent registered public accounting firm of MannKind for its fiscal year ending December 31, 2023; and
9.
To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

These items of business are more fully described in the proxy statement accompanying this notice.

The record date for the Annual Meeting is March 27, 2023. Only stockholders of record on that date may vote at the meeting or any adjournment thereof.

By Order of the Board of Directors

David B. Thomson
Executive Vice President, General Counsel and Secretary

Danbury, Connecticut

[April , 2023]

You are cordially invited to attend the meeting via the Internet. Whether or not you expect to attend the meeting, please vote by proxy pursuant to the instructions set forth herein as promptly as possible in order to ensure your representation at the meeting. Even if you have voted by proxy, you may still vote live if you attend the meeting via the Internet. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

Proxy Statement

MANNKIND CORPORATION

1 Casper Street

Danbury, Connecticut 06810

(818) 661-5000

PROXY STATEMENT

FOR THE 2023 ANNUAL MEETING OF STOCKHOLDERS

To be held on May 25, 2023

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why did I receive a notice regarding the availability of proxy materials on the Internet?

Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the Internet. Accordingly, we have sent you a Notice of Internet Availability of Proxy Materials (the “Notice”) because the Board of Directors (sometimes referred to as the “Board”) of MannKind Corporation (sometimes referred to as, “we,” “us,” the “Company” or “MannKind”) is soliciting your proxy to vote at the 2023 Annual Meeting of Stockholders (the “Annual Meeting”), including any adjournments or postponements of the Annual Meeting. This year’s Annual Meeting will be held entirely via the Internet. You are invited to attend the Annual Meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the meeting via the Internet to vote your shares. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice.

The Notice will be mailed on [April , 2023] to our stockholders of record entitled to vote at the Annual Meeting.

Will I receive any other proxy materials by mail?

We may send you a proxy card, along with a second Notice, ten days after mailing the first Notice.

Why are we holding a virtual Annual Meeting?

In recent years we have implemented a virtual format for our Annual Meeting, which is conducted via live audio webcast and online stockholder tools. Our experience has been that a virtual format helps to facilitate stockholder attendance and participation by enabling stockholders to participate fully, and equally, from any location around the world at no cost (other than any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies). A virtual Annual Meeting makes it possible for more stockholders (regardless of size, resources or physical location) to have direct access to information more quickly, while saving the Company and our stockholders time and money. We also believe that the online tools we have selected increase stockholder communication. For example, the virtual format allows stockholders to communicate with us in advance of, and during, the Annual Meeting so they can ask questions of our board of directors or management. During the Annual Meeting, we are able to answer questions submitted during the Annual Meeting and address those asked in advance, to the extent relevant to the business of the Annual Meeting. We do not intend to post questions received during the Annual Meeting on our website.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on March 27, 2023 (the “record date”) will be entitled to vote at the Annual Meeting. On this record date, there were 264,248,864 shares of common stock outstanding and entitled to vote. A list of MannKind's stockholders of record will be open for examination by any stockholder beginning ten days prior to the Annual Meeting at our principal executive office located at 1 Casper Street, Danbury, Connecticut 06810. If you would like to view the list, please contact our Corporate Secretary to schedule an appointment by calling (818) 661-5000 or writing to him at the address above. In addition, the list will be available for inspection by stockholders on the virtual meeting website during the Annual Meeting.

Stockholder of Record: Shares Registered in Your Name

If on the record date your shares were registered directly in your name with MannKind’s transfer agent, Computershare, then you are a stockholder of record. As a stockholder of record, you may vote live at the meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy pursuant to the instructions set forth below to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on the record date your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, because you are not the stockholder of record, you may not vote your shares live at the Annual Meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

Management is presenting the following eight proposals for stockholder vote:

Proposal 1. Election of Nine Directors

The first proposal to be voted on is the election of our nine nominees named herein as directors for a one-year term ending at our 2024 Annual Meeting of Stockholders. The Board has nominated these nine people as directors. You may find information about these nominees, as well as information about MannKind’s Board of Directors and its committees, director compensation and other related matters beginning on page 8.

You may vote “For” all the nominees, “Withhold” your votes as to all nominees or “Withhold” your votes as to specific nominees.

The Board of Directors unanimously recommends a vote FOR all the director nominees named in Proposal 1.

Proposal 2. Amendment to MannKind’s Amended and Restated Certificate of Incorporation

The second proposal to be voted on is to approve an amendment to MannKind’s Amended and Restated Certificate of Incorporation to increase the authorized number of shares of our common stock from 400,000,000 shares to 800,000,000 shares (the “Authorized Shares Increase Proposal”). You may find information about this proposal beginning on page 22.

You may vote “For” or “Against” the proposal or “Abstain” from voting on the proposal.

The Board of Directors unanimously recommends a vote FOR Proposal 2.

Proposal 3. Authorization to Adjourn the Annual Meeting

The third proposal to be voted on is to authorize an adjournment of the Annual Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Proposal 2 (the “Adjournment Proposal”). You may find information about this proposal beginning on page 24.

You may vote “For” or “Against” the proposal or “Abstain” from voting on the proposal.

The Board of Directors unanimously recommends a vote FOR Proposal 3.

Proposal 4. Amendment to MannKind’s EIP

The fourth proposal to be voted on is to approve an amendment to MannKind’s EIP to increase the number of shares of common stock authorized for issuance thereunder by 25,000,000 shares. You may find information about this proposal beginning on page 25.

You may vote “For” or “Against” the proposal or “Abstain” from voting on the proposal.

The Board of Directors unanimously recommends a vote FOR Proposal 4.

Proposal 5. Approval of an Amendment to MannKind’s ESPP

The fifth proposal to be voted on is to approve an amendment to MannKind’s ESPP to increase the number of shares of common stock authorized for issuance thereunder by 3,000,000 shares. You may find information about this proposal beginning on page 38.

You may vote “For” or “Against” the proposal or “Abstain” from voting on the proposal.

The Board of Directors unanimously recommends a vote FOR Proposal 5.

Proposal 6. Advisory Vote on Executive Compensation

The sixth proposal to be voted on is an advisory vote regarding the compensation of the Company’s named executive officers as described in this proxy statement, including the disclosures under “Compensation Discussion and Analysis”, the compensation tables and the narrative discussion following the compensation tables. You may find information about this proposal beginning on page 43.

You may vote “For” or “Against” the proposal or “Abstain” from voting on the proposal.

The Board of Directors unanimously recommends a vote FOR Proposal 6.

Proposal 7. Advisory Indication on the Preferred Frequency of Stockholder Advisory Vote on Executive Compensation

The seventh proposal is an advisory vote on the frequency of solicitation of stockholder approval of executive compensation. Stockholders are provided with the opportunity to choose among four options (holding the vote every one, two or three years, or abstaining) and, therefore, stockholders will not be voting to approve or disapprove the recommendation of the Board of Directors. The option among those choices that obtains a majority of votes cast by the shares present or represented by proxy and entitled to vote at the Annual Meeting will be deemed to be the frequency adopted for advisory purposes by our stockholders in accordance with our Amended and Restated Bylaws; however, in the event that no frequency receives a majority, we will consider whichever frequency receives a plurality of the votes to be the frequency preferred by our stockholders. You may find information about this proposal on page 45.

The Board and the Compensation Committee value the opinions of our stockholders in this matter, and the Board of Directors intends to hold say-on-pay votes in the future in accordance with the alternative that receives the most stockholder support.

The Board of Directors unanimously recommends one year as the preferred frequency of stockholder advisory vote on executive compensation in Proposal 7.

Proposal 8. Ratification of Selection by the Audit Committee of the Board of Directors of Deloitte & Touche LLP as the Company’s Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2023

The eighth proposal to be voted on is the ratification of the selection by the Audit Committee of the Board of Directors of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023. It is expected that representatives of Deloitte & Touche LLP will attend the Annual Meeting and be available to make a statement or respond to appropriate questions. You may find information about this proposal beginning on page 46.

You may vote “For” or “Against” the proposal or “Abstain” from voting on the proposal.

The Board of Directors unanimously recommends a vote FOR Proposal 8.

What if another matter is properly brought before the Annual Meeting?

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the proxy to vote on those matters in accordance with their best judgment.

How do I vote?

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote live at the Annual Meeting, vote by proxy over the telephone, vote by proxy through the Internet or vote by proxy using a proxy card that you may request or that we may elect to deliver at a later time. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote live if you have already voted by proxy.

•
To vote live, attend the Annual Meeting and follow the instructions for voting. To attend the meeting, please visit www.virtualshareholdermeeting.com/MNKD2023. You will be asked to provide the control number from the Notice.
•
To vote using the proxy card, simply complete, sign and date the proxy card that may be delivered and return it promptly in the envelope provided. Your signed proxy card must be received by 11:59 PM U.S. Eastern time on May 24, 2023 to be counted.
•
To vote over the telephone, dial toll-free (800) 690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the control number from the Notice. Your vote must be received by 11:59 PM U.S. Eastern time on May 24, 2023 to be counted.
•
To vote through the Internet in advance of the Annual Meeting, go to http://www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the control number from the Notice. Your vote must be received by 11:59 PM U.S. Eastern time on May 24, 2023 to be counted.

Voting at the Annual Meeting and Internet proxy voting have procedures designed to ensure the authenticity and correctness of your vote or voting instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from Internet access providers and telephone companies.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a Notice containing voting instructions from that organization rather than from MannKind. Simply follow the voting instructions in the Notice to ensure that your vote is counted. To vote live at the Annual Meeting, follow the instructions after logging into the meeting website.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you owned as of the record date.

What if I return a proxy card or otherwise vote by proxy but do not make specific choices?

If you voted by proxy without marking any voting selections, your shares will be voted “For” the election of each of the nine nominees for director listed in Proposal 1, “For” the approval of the Authorized Shares Increase in Proposal 2, “For” the Adjournment Proposal in Proposal 3, “For” the approval of the amendment to the EIP as provided in Proposal 4, “For” the approval of the amendment to the ESPP as provided in Proposal 5, “For” the advisory vote on executive compensation as provided in Proposal 6, for “one year” as the preferred frequency of stockholder advisory vote on executive compensation as provided in Proposal 7 and “For” the ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023 as provided in Proposal 8. If any other matter is properly presented at the Annual Meeting, your proxy (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. We have retained Morrow Sodali as a proxy solicitor to solicit proxies for the Annual Meeting and will pay them a fee of $10,000 plus an additional amount per call, as well as reimbursement of out-of-pocket expenses.

In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We will also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one Notice?

If you receive more than one Notice, your shares are registered in more than one name or are registered in different accounts. Please follow the voting instructions with respect to each Notice to ensure that all of your shares are voted. Similarly, if you are a stockholder of record and you receive more than one Notice, your shares are registered in more than one name. Please follow the voting instructions with respect to each Notice to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are a stockholder of record, you may revoke your proxy in any one of the following ways:

•
You may send a written notice that you are revoking your proxy to MannKind’s Corporate Secretary at 1 Casper Street, Danbury, Connecticut 06810.
•
You may grant another proxy by telephone or through the Internet.
•
You may submit another properly completed proxy card with a later date.
•
You may attend the Annual Meeting and vote live. Simply attending the Annual Meeting will not, by itself, revoke your proxy.

Your most current proxy, whether submitted by proxy card, telephone or Internet, is the one that is counted.

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count, with respect to the proposal to elect directors, votes “For,” “Withhold” and broker non-votes; with respect to Proposal 7 regarding frequency of stockholder advisory votes to approve executive compensation, votes for frequencies of one year, two years or three years, abstentions and broker non-votes; and with respect to other proposals, “For” and “Against” votes, abstentions and, if applicable, broker non-votes. Abstentions will be counted towards the vote total for each proposal, except with respect to the election of directors and Proposals 4 and 5, and will have the same effect as “Against” votes. Abstentions will have no effect on Proposals 4 and 5. Broker non-votes will have no effect and will not be counted towards the vote total for any proposal except Proposal 2. For Proposal 2, broker non-votes will have the same effect as “Against” votes.

What are “broker non-votes”?

Broker non-votes occur when a beneficial owner of shares held in street name does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed “non-routine.” Generally, if shares are held in street name (shares are held by your broker as your nominee), the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If you do not give instructions to your broker, your broker can vote your shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under the rules and interpretations of the New York Stock Exchange, “non-routine” matters are generally those involving a matter that may substantially affect the rights or privileges of stockholders, such as mergers or stockholder proposals, election of directors (even if not contested) and executive compensation, including the stockholder advisory votes on executive compensation. Proposals 1, 4, 5, 6 and 7 regarding the election of directors, amendment to the EIP, amendment to the ESPP, the advisory vote regarding executive compensation, and the advisory indication on the preferred frequency of stockholder advisory vote on executive compensation, respectively, are non-routine matters. Proposal 2 to approve the Authorized Shares Increase Proposal, Proposal 3 to authorize the Adjournment Proposal, and Proposal 8 to ratify Deloitte & Touche LLP as our independent registered public accounting firm are routine matters.

How many votes are needed to approve each proposal?

For the election of directors, the nine nominees receiving the most “For” votes (among votes properly cast at the meeting or by proxy) will be elected. Only votes “For” will affect the outcome. Only the nine nominees named herein have been properly nominated for election as directors.

Proposal 2, the Authorized Shares Increase Proposal, must receive a “For” vote from the majority of shares of common stock outstanding on the record date in order to be approved.

Proposals 3, 6, and 8 regarding, respectively, approval of the Adjournment Proposal, approval on an advisory basis of the compensation of the Company’s named executive officers and ratification of the Audit Committee’s selection of the independent registered public accounting firm, must receive a “For” vote from the majority of shares present and entitled to vote either at the meeting or by proxy in order to be approved. If you abstain from voting on any of these proposals, it will have the same effect as an “Against” vote. Broker non-votes, if any, will have no effect.

Proposals 4 and 5 regarding, respectively, the amendment to the EIP and the amendment to the ESPP, must receive “For” votes from a majority of the votes cast either at the meeting or by proxy in order to be approved. Abstentions and broker non-votes will have no effect.

For Proposal 7, stockholders are provided with the opportunity to choose among four options (holding the vote every one, two or three years, or abstaining) and, therefore, stockholders will not be voting to approve or disapprove the recommendation of the Board. The option among those choices that obtains a majority of votes cast by the shares present or represented by proxy and entitled to vote at the Annual Meeting will be deemed to be the frequency adopted for advisory purposes by our stockholders in accordance with our Amended and Restated Bylaws; however, in the event that no frequency receives a majority, we will consider whichever frequency receives a plurality of the votes to be the frequency preferred by our stockholders.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid Annual Meeting. A quorum will be present if at least a majority of the outstanding shares entitled to vote are represented by stockholders present at the Annual Meeting or by proxy. On the record date, there were 264,248,864 shares outstanding and entitled to vote. Thus, 132,124,433 shares must be represented by stockholders present at the Annual Meeting or by proxy to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote live at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the chair of the Annual Meeting or a majority of the votes present at the Annual Meeting may adjourn the meeting to another date.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in a current report on Form 8-K that we expect to file no later than four business days following the date of the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K on or before such date, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

When are stockholder proposals due for next year’s annual meeting?

To be considered for inclusion in MannKind’s proxy material for next year’s annual meeting, your proposal must be submitted in writing by December [ ], 2023 to Attn: Corporate Secretary, MannKind Corporation, 1 Casper Street, Danbury, Connecticut 06810. If you wish to submit a proposal (including a director nomination) that is not to be included in MannKind’s proxy materials, you must do so not later than February 25, 2024 and not earlier than January 26, 2024. You are also advised to review the Company’s Amended and Restated Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

In addition, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide in their notice any additional information required by Rule 14a-19(b) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

FORWARD-LOOKING STATEMENTS

These proxy materials contain “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements are based on our current expectations and involve risks and uncertainties. Forward-looking statements include, without limitation, statements regarding the expected or potential benefits of the proposed amendments to the EIP and ESPP described in Proposals 4 and 5, respectively, and other forward-looking information in Proposals 4 and 5. No forward-looking statement can be guaranteed and actual results may differ materially from those stated or implied by forward-looking statements. We undertake no obligation to publicly update any forward-looking statement, except as required under applicable law. Forward-looking statements should be evaluated together with the many risks and uncertainties that affect our business, particularly those mentioned under the “Risk Factors” heading of our Annual Report on Form 10-K for the year ended December 31, 2022, which was filed with the SEC on February 23, 2023.

Proposal 1

ELECTION OF DIRECTORS

Our Board currently consists of nine directors. There are nine nominees for director this year, all of whom were nominated by our Board, consisting of our incumbent directors. Each director to be elected will hold office until the next annual meeting of stockholders and until his or her successor is elected, or until the director’s earlier death, resignation or removal. All nominees listed below are currently our directors and were previously elected by our stockholders at the 2022 Annual Meeting of Stockholders. It is our policy that directors are invited and expected to attend annual meetings. All of our directors attended the 2022 Annual Meeting of Stockholders.

Directors are elected by a plurality of the votes properly cast at the Annual Meeting or by proxy. The nine nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nine nominees named below. If any nominee becomes unavailable for election as a result of an unexpected occurrence, your shares may be voted for the election of a substitute nominee proposed by our Nominating and Corporate Governance Committee. Each person nominated for election has agreed to serve if elected. Our management has no reason to believe that any nominee will be unable to serve.

We believe that we have an accomplished slate of nominees, with diversity of thought, experience, perspective and skills beneficial to the Company. All nominees except Mr. Castagna are independent. The average tenure of our directors is approximately 9.6 years, which includes three directors that have an extensive history with the Company and three directors that have joined the Board within the last 3.5 years. We believe that a mix of service lengths is beneficial to the overall functioning of the Board.

NOMINEES FOR DIRECTOR

The following is a brief biography of each nominee for director and a discussion of the specific experience, qualifications, attributes or skills of each nominee that led our Board of Directors to conclude that each nominee should serve as a member of the Board.

JAMES S. SHANNON, M.D., MRCP (UK)	Chair of the Board of Directors Member, Compensation Committee	Age: 66 Director since: 2015

The Board believes that Dr. Shannon’s business experience and his extensive experience in drug development, combined with his business acumen and judgment provide our Board with valuable scientific and operational expertise and leadership and qualify him to serve on our Board of Directors.

James S. Shannon, M.D., MRCP (UK) rejoined our board in May 2015 after previously serving as a director from February 2010 until April 2012. Dr. Shannon was appointed Chairman of the Board of Directors in December 2020. From May 2012 until his retirement in April 2015, Dr. Shannon was the Chief Medical Officer of GSK plc. He formerly held the position of Global Head of Pharma Development at Novartis AG, based in Basel, Switzerland from 2005 until 2008. After joining Sandoz in 1994 as Head of Drug Regulatory Affairs, Dr. Shannon led the Integration Office for R&D overseeing the creation of the Novartis R&D groups from those of Ciba-Geigy Ltd and Sandoz. Following the merger, he was appointed Head of the Cardiovascular Strategic Team and subsequently became Global Head of Project Management before being appointed Global Head of Clinical Development and Medical Affairs in 1999, a position that he held until 2005 when he was appointed to Head Pharma Development. Between 2008 and joining GSK, Dr. Shannon served on the boards of a number of companies, including Biotie, Circassia, Crucell and Endocyte. He also sat on the board of Cerimon Pharmaceuticals where he held the position of interim Chief Executive Officer and President from January 2009 until April 2010. Dr. Shannon has served on the boards of ProQR Therapeutics NV since June 2016, Immodulon Therapeutics Limited since July 2015, Kyowa Kirin, Inc. – U.S. since July 2019, Leyden Labs since September 2020 and Horizon Therapeutics plc since May 2017. He first entered the pharmaceutical industry in 1987 joining Sterling Winthrop Inc., working initially in Europe and subsequently in the USA, where he held positions of increasing responsibility in the management of research and development ultimately serving as Senior Vice-President, Clinical Development. Dr. Shannon is trained in Medicine and Cardiology. He received his undergraduate and postgraduate degrees at Queen’s University of Belfast and is a Member of the Royal College of Physicians (UK).

MICHAEL E. CASTAGNA, PHARM.D.	Director Chief Executive Officer	Age: 46 Director since: 2017

The Board believes that Mr. Castagna’s knowledge and extensive experience with commercial pharmaceutical companies, combined with his business acumen and judgment, provide our Board with valuable operational expertise and leadership and qualify him to serve on our Board of Directors.

Michael E. Castagna, Pharm.D. has served as our Chief Executive Officer and as one of our directors since May 2017. Mr. Castagna also served as our Corporate Vice President, Chief Commercial Officer from March 2016 until May 2017. From November 2012 until he joined us, Mr. Castagna was at Amgen Inc., where he initially served as Vice President, Global Lifecycle Management and was most recently Vice President, Global Commercial Lead for Amgen’s Biosimilar Business Unit. From 2010 to 2012, he was Executive Director, Immunology, at Bristol-Myers Squibb Company (BMS). Before BMS, Mr. Castagna served as Vice President and Head, Biopharmaceuticals, North America, at Sandoz, a division of Novartis. Beginning in 1997, he held positions with commercial or medical affairs responsibilities at EMD (Merck) Serono, Pharmasset and DuPont Pharmaceuticals. He received his pharmacy degree from the University of the Sciences-Philadelphia College of Pharmacy, a Pharm.D. from Massachusetts College of Pharmacy & Sciences and an MBA from The Wharton School of Business at the University of Pennsylvania.

RONALD J. CONSIGLIO	Director Chair, Audit Committee Member, Nominating and Corporate Governance Committee	Age: 79 Director since: 2003

The Board believes that Mr. Consiglio’s knowledge and understanding of accounting and finance, his experience as a board member and executive officer at financial services firms, combined with his business acumen and judgment provide our Board with valuable accounting, financial and operational expertise and leadership and qualify him to serve on our Board of Directors. Mr. Consiglio meets the requirements of an SEC designated Audit Committee Financial Expert.

Ronald J. Consiglio has been one of our directors since October 2003. Since 1999, Mr. Consiglio has been the Managing Director of Synergy Trading, a securities-trading partnership. From 1999 to 2001, Mr. Consiglio was Executive Vice President and Chief Financial Officer of Trading Edge, Inc., a national automated bond-trading firm. From January 1993 to 1998 Mr. Consiglio served as Chief Executive Officer of Angeles Mortgage Investment Trust, a publicly traded Real Estate Investment Trust. His prior experience includes serving as Senior Vice President and Chief Financial Officer of Cantor Fitzgerald & Co. and as a member of its board of directors. Mr. Consiglio has served as a member of the board of trustees for the Metropolitan West Funds since 2003. Mr. Consiglio served as a certified public accountant for over 17 years and was a partner in the international accounting firm of Deloitte & Touche LLP. He holds a bachelor’s degree in accounting from California State University at Northridge.

MICHAEL A. FRIEDMAN, M.D.	Director Chair, Nominating and Corporate Governance Committee Member, Compensation Committee	Age: 79 Director since: 2003

The Board believes Dr. Friedman’s business experience, including his experience as an executive officer at biopharmaceutical companies and a leading clinical and research center specializing in cancer and diabetes, and his service at the Food and Drug Administration, combined with his business acumen and judgment provide our Board with valuable scientific and operational expertise and leadership and qualify him to serve on our Board of Directors.

Michael A. Friedman, M.D. has been one of our directors since December 2003. In 2014, Dr. Friedman completed a decade of service as the President and Chief Executive Officer of the City of Hope National Medical Center. Previously, from September 2001 until April 2003, Dr. Friedman held the position of Senior Vice President of Research and Development, Medical and Public Policy, for Pharmacia Corporation and, from July 1999 until September 2001, was a Senior Vice President of Searle, a subsidiary of Monsanto Company. From 1995 until June 1999, Dr. Friedman served as Deputy Commissioner for Operations for the Food and Drug Administration, and was Acting Commissioner and Lead Deputy Commissioner from 1997 to 1998. He served on the board of Celgene Corporation from February 2011 to December 2019 and on the board of Smith & Nephew plc from April 2013 to April 2019. Dr. Friedman received a Bachelor of Arts degree, magna cum laude, from Tulane University, New Orleans, Louisiana, and a doctorate in medicine from the University of Texas, Southwestern Medical School.

JENNIFER GRANCIO	Director Member, Audit Committee	Age: 51 Director since: 2020

The Board believes that Ms. Grancio’s business acumen and judgment including her service on other public company boards, provide our Board with valuable operational expertise and leadership and qualify her to serve on our Board of Directors.

Jennifer Grancio has been one of our directors since March 2020. Since October 2020, Ms. Grancio has served as the Chief Executive Officer of Engine No. 1, an impact investment firm. From November 2018 until October 2020, she consulted through Grancio Capital, where she worked with CEOs to accelerate high-growth company success. From 1999 to 2018, she served as a founder and executive with BlackRock’s iShares business, where she spearheaded the distribution of iShares in the United States and Europe and acted as the Global Head of Marketing and Partnerships for BlackRock’s index business. Prior to BlackRock, she was a senior associate with PricewaterhouseCoopers, a management consulting firm. Ms. Grancio serves as a board member for Ethic Inc., a sustainable investing firm, and for Harvest Savings & Wealth Technologies, Inc. She is also on the advisory boards of Say Technologies LLC and m+ funds (from Alaia Capital, LLC). Ms. Grancio earned a bachelor’s degree in economics and international relations from Stanford University, and an MBA degree in strategy and finance from Columbia Business School.

ANTHONY HOOPER	Director Member, Audit Committee and Compensation Committee	Age: 68 Director since: 2020

The Board believes that Mr. Hooper’s business experience, his extensive experience in drug commercialization and his service on other public company boards, combined with his business acumen and judgment, provide our Board with valuable operational expertise and leadership and qualify him to serve on our Board of Directors.

Anthony Hooper has been one of our directors since January 2020. He is also a director of BeiGene, Ltd. since January 2020 and Amplity Health since March 2020. Mr. Hooper served as executive vice president of Global Commercial Operations for Amgen Inc. from Oct 2011 until August 2018. Prior to joining Amgen, Mr. Hooper spent more than 15 years at Bristol-Myers Squibb Company. His last role there was Senior Vice President, Global Commercial Operations and president of the company’s pharmaceutical business in the Americas, Japan and intercontinental regions. Previously, he was Assistant Vice President of Global Marketing for Wyeth Laboratories and led the international marketing group for Lederle International. Mr. Hooper earned law and MBA degrees from the University of South Africa.

SABRINA KAY, ED.D	Director Member, Audit Committee	Age: 60 Director since: 2020
The Board believes that Dr. Kay’s business acumen and judgment provide our Board with valuable operational expertise and leadership and qualify her to serve on our Board of Directors.

Sabrina Kay has been a member of our Board of Directors since December 2020. Currently, Dr. Kay serves as Founder and CEO of Fremont Private Investments, where for over 20 years she has led the operations and exits of several companies including The Art Institute of Hollywood (sold to Education Management Corp.), Premier Business Bank (sold to First Foundation Inc.), Fashion Umbrella, Fremont College, and Dale Carnegie of Los Angeles. Dr. Kay currently serves on the boards of East West Bank and Hagerty. She is also a philanthropist, having served on more than 30 charitable and civic boards, including the Los Angeles Sports and Entertainment Commission, Petersen Automotive Museum, Portal Schools, the Leadership Council of International Medical Corps Leadership Council, the Board of Leaders of USC Marshall School of Business and After-School All-Stars Los Angeles, which she chairs. Dr. Kay received Ed.D. and M.Sc. degrees in education from the University of Pennsylvania. She also holds an MBA from the University of Southern California.

KENT KRESA	Director Chair, Compensation Committee Member, Nominating and Corporate Governance Committee	Age: 85 Director since: 2004

The Board believes that Mr. Kresa’s business experience, including his experience as a director and executive officer of Northrop Grumman, and his service on other public company boards, combined with his business acumen and judgment provide our Board with valuable operational expertise and leadership and qualify him to serve on our Board of Directors.

Kent Kresa has been a member of our Board of Directors since June 2004 and served as Chairman of the Board from February 2017 until December 2020. From November 2011 until his appointment as our Chairman, Mr. Kresa served on our Board of Directors as our lead independent director. Mr. Kresa is Chairman Emeritus of Northrop Grumman Corporation, a defense company, and from September 1990 until October 2003, he was also its Chairman. He also served as Chief Executive Officer of Northrop Grumman Corporation from January 1990 until March 2003 and as its President from 1987 until September 2001. From 2003 to August 2010, Mr. Kresa served as a director of General Motors Company (or its predecessor). Mr. Kresa has also served on the boards of Fluor Corporation and Avery Dennison Corporation. Mr. Kresa has been a member of the Caltech Board of Trustees since 1994 and also serves on the boards of several non-profit organizations. As a graduate of Massachusetts Institute of Technology, he received a B.S. in 1959, an M.S. in 1961, and an E.A.A. in 1966, all in aeronautics and astronautics.

CHRISTINE MUNDKUR	Director Member, Audit Committee and Nominating and Corporate Governance Committee	Age: 54 Director since: 2018

The Board believes that Ms. Mundkur’s business experience, including her experience as chair of the board and chief executive officer at a pharmaceutical company developing inhaled drugs, combined with her business acumen and judgment provide our Board with valuable operational expertise and leadership and qualify her to serve on our Board of Directors.

Christine Mundkur has been one of our directors since November 2018. Ms. Mundkur most recently served as Chief Executive Officer and non-voting Chairman of the Board of Directors for Impopharma Inc., a developer of complex formulations focused on inhaled pharmaceutical products, from February 2013 to February 2017. While at Impopharma, Ms. Mundkur led the transition of the company from a successful clinical research organization into a generic pharmaceutical inhalation development company. Her work included the internal development and filing of Abbreviated New Drug Applications for spray and inhalation products. Ms. Mundkur also previously served as President and Chief Executive Officer of the U.S. Division and Head of Commercial Operations for North America for Sandoz, Inc. from January 2009 to April 2010. She served as Chief Executive Officer of Barr Laboratories, Inc. from April 2008 to December 2008, where she started her career as quality and regulatory counsel in 1993. In addition, Ms. Mundkur has served as a strategic consultant advising several clients on global pharmaceutical business strategies. Ms. Mundkur currently serves on the board of directors of Cardinal Health Inc. and served on the board of directors of Lupin Limited from April 2019 through December 2022. Ms. Mundkur holds a J.D. from the St. Louis University School of Law and received her B.S. degree in chemistry from St. Louis University.

REQUIRED VOTE AND BOARD OF DIRECTORS RECOMMENDATION

The nine nominees receiving the most “For” votes (among votes properly cast at the meeting or by proxy) will be elected. Only votes “For” will affect the outcome. Only the nine nominees named herein have been properly nominated for election as directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS

A VOTE “FOR” THE ELECTION OF ALL DIRECTOR NOMINEES NAMED ABOVE

CORPORATE GOVERNANCE PRINCIPLES AND BOARD AND COMMITTEE MATTERS

Board Diversity

The Board Diversity Matrix, below, provides the diversity statistics for our Board of Directors.

Board Diversity Matrix (As of March 23, 2023)
Total Number of Directors	9
	Female	Male	Non- Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	3	6	—	—
Part II: Demographic Background
African American or Black	—	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	1	—	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	2	4	—	—
Two or More Races or Ethnicities	—	1	—	—
LGBTQ+	—
Did Not Disclose Demographic Background	1

Independence of the Board of Directors

As required under the Nasdaq Stock Market (“Nasdaq”) listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board of directors. Our Board consults with the Company’s counsel to ensure that the Board’s determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of Nasdaq, as in effect time to time.

Consistent with these considerations, after review of all relevant transactions or relationships between each director or any of his or her family members and the Company, its senior management and its independent auditors, the Board affirmatively has determined that all of the Company’s directors, other than Mr. Castagna, are independent within the meaning of the applicable Nasdaq listing standards. Mr. Castagna was determined not to be independent under applicable Nasdaq listing standards due to his position as an executive officer of our company. In making this determination, the Board found that none of the directors has a material or other disqualifying relationship with the Company.

Information Regarding the Board of Directors and its Committees

We are committed to maintaining the highest standards of business conduct and ethics. Our Board has adopted a Code of Business Conduct and Ethics and adheres to corporate governance guidelines to assure that the Board will have the necessary authority and practices in place to review and evaluate our business operations as needed and to make decisions that are independent of our management. The guidelines are also intended to align the interests of directors and management with those of our stockholders. The charters for various Board committees set forth the practices the Board will follow with respect to board composition and selection, board meetings and involvement of senior management, Chief Executive Officer performance evaluation and succession planning, and board committees and compensation. Our Board adopted these measures to, among other things, reflect changes to the Nasdaq listing standards and SEC rules adopted to implement provisions of the Sarbanes-Oxley Act of 2002, as amended. Our Code of Business Conduct and Ethics, as well as the charters for each committee of the Board, may be viewed on our website at mannkindcorp.com/corporate-governance/.

Board Leadership Structure

Our Board is chaired by Dr. Shannon. As a general policy, our Board of Directors believes that separation of the positions of Chair and Chief Executive Officer reinforces the independence of the Board from management, creates an environment that encourages objective oversight of management’s performance and enhances the effectiveness of the Board as a whole. As such, Mr.

Castagna serves as our Chief Executive Officer while Dr. Shannon serves as our Chair of the Board but is not an officer. We expect and intend the positions of Chair of the Board and Chief Executive Officer to continue to be held by separate individuals in the future. If in the future we conclude there is a compelling reason for the positions of Chair of the Board and Chief Executive Officer to be occupied by the same individual, we would expect to appoint one of our other directors to the position of lead independent director to help reinforce the independence of the Board from management.

Role of the Board in Risk Oversight

One of the key functions of our Board of Directors is informed oversight of the Company’s risk management process. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various standing committees that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for the Company. Our Audit Committee has the responsibility to review our enterprise risk management process, to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including an annual review of specific risks and mitigating plans identified by management and guidelines and policies to govern the process by which risk assessment and management is undertaken. The Audit Committee also reviews and receives regular briefings concerning information security and technology risks (including cybersecurity) from management, including our Executive Director of Information Technology. Our Compensation Committee reviews and approves individual and corporate performance goals, advises the Board regarding the adoption, modification, or termination of compensation plans and policies and assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.

Committees of the Board of Directors

The Board has three standing committees: an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. All three committees operate under written charters adopted by our Board, all of which are available on our website at mannkindcorp.com/corporate-governance/.

Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. The Board has determined that each member of each committee meets the applicable rules and regulations regarding “independence” and that each member is free of any relationship that would interfere with his or her individual exercise of independent judgment with regard to the Company. Below is a description of each committee.

Audit Committee

Our Audit Committee consists of Mr. Consiglio (Chair), Ms. Grancio, Mr. Hooper, Ms. Kay and Ms. Mundkur, each of whom is an independent member of our Board (as determined by our Board based on its annual review of the independence requirement of Audit Committee members provided in Rule 5605(c)(2)(A)(i) and (ii) of the Nasdaq listing standards). Our Audit Committee was established by the Board in accordance with Section 3(a)(58)(A) of the Exchange Act, to oversee the Company’s corporate accounting and financial reporting processes and audits of its financial statements. The functions of this committee include, among others:

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evaluating the independent registered public accounting firm’s qualifications, independence and performance;
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determining the engagement of the independent registered public accounting firm;
•
approving the retention of the independent registered public accounting firm to perform any proposed permissible non- audit services;
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monitoring the rotation of partners of the independent registered public accounting firm on our engagement team as required by law;
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reviewing our financial statements;
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reviewing our critical accounting policies and estimates;
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reviewing our internal controls over financial reporting;
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discussing with management and the independent registered public accounting firm the results of the annual audit and the review of our quarterly financial statements;
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reviewing and discussing with management and, as appropriate, our independent registered public accounting firm, our guidelines and policies with respect to risk assessment and risk management, including enterprise risk management, information security and technology risks (including cybersecurity), and our major financial risk exposures and the steps taken by management to monitor and control these risks and exposures;
•
reviewing the results of management’s efforts to monitor compliance with our programs and policies designed to ensure adherence to applicable laws and rules as well as to our Code of Business Conduct and Ethics, including review and approval of every transaction with a related person that must be disclosed pursuant to the applicable SEC rules;
•
reviewing and evaluating, on a quarterly basis, the investment portfolio for adherence to our Investment Policy and associated financial returns; and
•
reviewing and evaluating, at least annually, the performance of the Audit Committee and its members, including compliance of the Audit Committee with its charter.

The Board has determined that Mr. Consiglio qualifies as an “audit committee financial expert,” as that term is defined in applicable SEC rules. In making such determinations, the Board made a qualitative assessment of Mr. Consiglio’s level of knowledge and experience based on a number of factors, including his formal education and experience. Both our independent registered public accounting firm and internal financial personnel regularly meet privately with our Audit Committee and have unrestricted access to this committee. Our Audit Committee charter can be found on our corporate website at mannkindcorp.com/corporate-governance/. The Audit Committee met seven times during 2022. The report of the Audit Committee is included herein on page 48.

Compensation Committee

Our Compensation Committee consists of Mr. Kresa (Chair), Dr. Friedman, Mr. Hooper and Dr. Shannon, each of whom is an independent member of our Board (as independence is currently defined in Rule 5605(a)(2) of the Nasdaq listing standards). The functions of this committee include, among others:

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reviewing and recommending or approving (or with respect to our Chief Executive Officer, recommending to the full Board for approval) policy relating to compensation and benefits of our officers and employees, including reviewing and approving corporate goals and objectives relevant to compensation of our executive and other senior officers, evaluating the performance of these officers in light of those goals and objectives, and recommending or approving (or with respect to our Chief Executive Officer, recommending to the full Board for approval) compensation of these officers based on such evaluations;
•
administering our benefit plans and the issuance of stock options and other awards under our stock plans;
•
recommending the type and amount of compensation to be paid or awarded to non-employee members of our Board of Directors, including consulting, retainer, meeting, committee and committee chair fees and restricted stock awards;
•
planning for succession with respect to the position of Chief Executive Officer and other senior officers;
•
reviewing and approving (or with respect to our Chief Executive Officer, recommending to the full Board for approval) the terms of any employment agreements, severance arrangements, change-of-control protections and any other compensatory arrangements for our executive officers; and
•
reviewing and evaluating, at least annually, the performance of the Compensation Committee and its members, including compliance of the Compensation Committee with its charter.

None of the members of the Compensation Committee has ever been one of our officers or employees. During 2022, none of our executive officers served as a member of the board of directors or compensation committee of any other entity that had one or more executive officers who served on our Board of Directors or Compensation Committee.

Typically, the Compensation Committee meets at least quarterly and with greater frequency if necessary. The Compensation Committee met four times during 2022.

The processes and procedures of the Compensation Committee with respect to executive compensation are described in greater detail in the “Compensation Discussion and Analysis” section of this proxy statement. Our Compensation Committee charter can be found on our corporate website at mannkindcorp.com/corporate-governance/. The report of the Compensation Committee is included herein on page 74.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee consists of Dr. Friedman (Chair), Mr. Consiglio, Mr. Kresa and Ms. Mundkur, each of whom is an independent member of our Board (as independence is currently defined in Rule 5605(a)(2) of the Nasdaq listing standards). The functions of this committee include, among others:

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reviewing and recommending nominees for election as directors;
•
reviewing the composition of Board committees and making recommendations to the Board regarding directors qualified to serve on and chair such committees;
•
developing and maintaining a current list of the functional needs and qualifications of members of the Board;
•
assessing the performance of the Board and monitoring committee evaluations;
•
reviewing, and providing oversight with respect to, our strategy, initiatives and policies concerning corporate social responsibility, including environmental, social and governance matters;
•
assisting the members of the Compensation Committee, as requested, in determining the compensation for non-employee directors; and
•
reviewing and evaluating, at least annually, the performance of the Nominating and Corporate Governance Committee and its members, including compliance of the Nominating and Corporate Governance Committee with its charter.

Our Nominating and Corporate Governance Committee charter can be found on our corporate website at mannkindcorp.com/corporate-governance/. The Nominating and Corporate Governance Committee met three times during 2022.

Consideration of Director Nominees

Director Qualifications

The Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including being able to read and understand basic financial statements, being over 21 years of age and having the highest personal integrity and ethics. The Nominating and Corporate Governance Committee also considers such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of the Company, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of the Company’s stockholders. However, the Nominating and Corporate Governance Committee retains the discretion to modify these qualifications from time to time.

Evaluating Nominees for Director

The Nominating and Corporate Governance Committee reviews candidates for director nominees in the context of the current composition of the Board of Directors, the operating requirements of the Company and the long-term interests of the Company’s stockholders. In conducting this assessment, the Nominating and Corporate Governance Committee considers age, skills, and such other factors as it deems appropriate given the current needs of the Board and the Company, to maintain a balance of knowledge, experience and capability. In the case of incumbent directors, the Nominating and Corporate Governance Committee reviews such directors’ overall service to the Company during their term, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair such directors’ independence. In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee would be independent, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating and Corporate Governance Committee also considers diversity of gender, race, national origin, other self-identified diversity characteristics such as LGBTQ+, education, professional experience and differences in viewpoints and skills. The Nominating and Corporate Governance Committee does not have a formal policy with respect to diversity; however, the Board and the Nominating and Corporate Governance Committee believe that it is important that directors represent diverse viewpoints. To this end, the Nominating and Corporate Governance Committee assesses diversity, including self-identified diversity characteristics, in connection with the annual nomination process as well as in new director searches.

The Nominating and Corporate Governance Committee uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Nominating and Corporate Governance Committee meets to discuss and consider such candidates’ qualifications and then selects one or more nominees for recommendation to the Board by majority vote. To date, the Nominating and Corporate Governance Committee has not paid a fee to any third party to assist in the process of identifying or evaluating director candidates.

Stockholder Nominations

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether a candidate was recommended by a stockholder or not. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board must do so by delivering at least 120 days prior to the anniversary date of the mailing of MannKind’s proxy statement for its last annual meeting of stockholders a written recommendation to the Nominating and Corporate Governance Committee, c/o MannKind Corporation, 1 Casper Street, Danbury, Connecticut 06810, Attn: Corporate Secretary. Each submission must set forth:

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the name and address of the MannKind stockholder on whose behalf the submission is made;
•
the number of MannKind shares that are owned beneficially by such stockholder as of the date of the submission;
•
the full name of the proposed candidate;
•
a description of the proposed candidate’s business experience for at least the previous five years;
•
complete biographical information for the proposed candidate; and
•
a description of the proposed candidate’s qualifications as a director.

Each submission must be accompanied by the written consent of the proposed candidate to be named as a nominee and to serve as a director if elected.

Our policy regarding stockholder recommendations of director nominees can be found on our corporate website at mannkindcorp.com/corporate-governance/.

To date, the Nominating and Corporate Governance Committee has not received a timely nomination of a candidate for election as a director at any annual meeting from a stockholder or group of stockholders holding more than 5% of our voting stock.

Meetings of the Board of Directors

The Board met 13 times during the last fiscal year. Each director attended 75% or more of the aggregate number of the meetings of the Board, and of the committees on which he or she served, held during the period for which he or she was a director or committee member.

Executive Sessions

As required under applicable Nasdaq listing standards, our independent directors meet in regularly scheduled executive sessions at which only independent directors are present.

Stockholder Communications with the Board of Directors

The Company’s Board has adopted a formal process by which stockholders may communicate with the Board or any of its directors. Stockholders who wish to communicate with the Board or an individual director may send a written communication to the Board or such director c/o MannKind Corporation, 1 Casper Street, Danbury, Connecticut 06810, Attn: Corporate Secretary. Communications also may be sent by e-mail to the following address: board@mannkindcorp.com. Each communication must set forth the name and address of the MannKind stockholder on whose behalf the communication is sent. Each communication will be screened by MannKind’s Corporate Secretary to determine whether it is appropriate for presentation to the Board or such director. Examples of inappropriate communications include junk mail, mass mailings, product complaints, product inquiries, new product suggestions, resumes, job inquiries, surveys, business solicitations and advertisements, as well as unduly hostile, threatening, illegal, unsuitable, frivolous, patently offensive or otherwise inappropriate material. Communications determined by the Corporate Secretary to be appropriate for presentation to the Board of Directors or such director will be submitted to the Board or such director on a periodic basis.

The screening procedures have been approved by a majority of the independent directors of the Board. All communications directed to the Audit Committee in accordance with the Company’s Code of Business Conduct and Ethics that relate to questionable accounting or auditing matters involving the Company will be promptly and directly forwarded to the Audit Committee.

Our process for security holder communications with the Board can be found on our corporate website at mannkindcorp.com/corporate-governance/.

Related-Party Transactions, Policy and Procedures

We have adopted a Related-Person Transactions Policy that sets forth the policies and procedures regarding the identification, review, consideration and approval or ratification of “related-person transactions.” For purposes of the Company’s policy only, a “related-person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which the Company (including any of its subsidiaries) and any “related person” are, were or will be participants involving an amount that exceeds $120,000 for December 31, 2021 and 2022.

Transactions involving compensation for services provided to the Company as an employee, consultant or director are not covered by this policy. A related person is any executive officer, director, nominee for director or more than 5% beneficial stockholder of the Company, including any of their immediate family members, and any entity owned or controlled by such persons.

Under the policy, where a transaction has been identified as a related-person transaction, management must present information regarding the proposed related-person transaction to the Audit Committee (or, where Audit Committee approval would be inappropriate, to another independent body of the Board) for consideration and approval or ratification. The presentation must include a description of, among other things, the material facts, the interests, direct and indirect, of the related persons, the benefits to the Company of the transaction and whether any alternative transactions were available. To identify related-person transactions in advance, the Company relies on information supplied by its executive officers, directors and significant stockholders. In considering related-person transactions, the Audit Committee takes into account the relevant available facts and circumstances including, but not limited to (a) the risks, costs and benefits to the Company, (b) the impact on a director’s independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated, (c) the terms of the transaction, (d) the availability of other sources for comparable services or products and (e) the terms available to or from, as the case may be, unrelated third parties or to or from employees generally. In the event a director has an interest in the proposed transaction, the director must recuse himself or herself form the deliberations and approval. The policy requires that, in determining whether to approve, ratify or reject a related-person transaction, the Audit Committee consider, in light of known circumstances, whether the transaction is in, or is not inconsistent with, the best interests of the Company and its stockholders, as the Audit Committee determines in the good faith exercise of its discretion.

Since January 1, 2022, we had no related-persons transactions.

Code of Business Conduct and Ethics; Anti-Corruption

We have adopted a Code of Business Conduct and Ethics that applies to our directors and employees (including our principal executive officer, principal financial officer, principal accounting officer and controller), and have posted the text of the code on our website at mannkindcorp.com/corporate-governance/. In addition, we intend to promptly disclose on our website (i) the nature of any amendment to the policy that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions and (ii) the nature of any waiver, including an implicit waiver, from a provision of the policy that is granted to one of these specified individuals, the name of such person who is granted the waiver and the date of the waiver.

We have also adopted an Anti-Corruption Policy and have posted the text of the policy on our website at www.mannkindcorp.com/corporate-governance/. This policy strictly prohibits our directors and employees from (i) promising, offering, providing, or authorizing cash payments (such as bribes or kickbacks) or anything else of value directly or indirectly to any person to achieve an improper purpose related to the Company’s business and (ii) requesting, agreeing to receive, or accepting money or anything else of value from any person to achieve an improper purpose related to the Company’s business.

Hedging Policy

As part of our Insider Trading Policy, we prohibit speculation based on fluctuations in the market. As a result, the following transactions are prohibited, whether or not the director, employee, officer or consultant is in possession of inside information:

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purchases or sales of any derivative security of the Company, including without limitation, puts and calls;
•
purchases of the Company’s stock on margin;

•
short sales of the Company’s stock (i.e., where a person borrows shares of the Company’s stock, sells them and then purchases stock at a later date to replace the borrowed stock);
•
loaning shares of the Company’s stock through a brokerage or otherwise in order to facilitate the short sales of other persons;
•
writing, buying or selling options for the Company’s stock;
•
pledging the Company’s stock as security or collateral for a loan or any other obligation; and
•
to the extent not otherwise referenced above, any other hedging transaction involving the Company’s stock or any derivative security of the Company, or any other inherently speculative transaction involving the Company’s stock.

The prohibition on these transactions also applies to members of the households of directors, officers, employees and consultants of the Company or its subsidiaries.

COMPENSATION OF DIRECTORS

Pursuant to our non-employee director compensation program (the “director compensation program”), each of our non-employee directors receives an annual retainer and fees for their service on our standing board committees as follows:

Element	Amount
Annual Retainer	$50,000
Independent Chair Premium	$32,500
Audit Committee	Chair: $25,000
Other members: $10,000
Compensation Committee	Chair: $20,000
Other members: $7,500
Nominating and Corporate Governance Committee	Chair: $10,000
Other members: $5,000

The members of the Board are also eligible for reimbursement for their expenses incurred in attending Board meetings in accordance with Company policy. Other than the annual fees described above, our non-employee directors do not receive meeting fees or other compensation for their attendance at specific Board or committee meetings.

Our director compensation program specifies that each non-employee director of the Company is also eligible to receive annual equity awards under the EIP. Specifically, on the date of each of our annual stockholder meetings, each of our non-employee directors receives a restricted stock unit (RSU) award determined by dividing $150,000 by the then-current stock price used for valuing employee equity awards, which in no event is less than the last reported closing price of the Company’s common stock. Each such annual RSU award vests immediately, but shares are not distributed until the director separates from service to the Board (i.e. retires, is removed or dies).

A non-employee director who joins the Board between annual stockholders meetings is entitled to a pro-rata compensation package.

Non-employee directors have an option to receive their annual $50,000 retainer in cash or common stock of the Company. If a non-employee director elects to receive his or her annual retainer in common stock, such director will be granted an RSU award consisting of that number of shares that equals 100% of the annual retainer, based on the 20-day trailing average closing price as of the trading day immediately preceding the date of the annual stockholder meeting. This award vests immediately, but shares are not distributed until the director separates from service to the Board (i.e. retires, is removed or dies). Non-employee directors who do not elect this option receive the full annual retainer in cash shortly after the date of the stockholder meeting.

Director Compensation Table

The following table sets forth information concerning director compensation received for the fiscal year ended December 31, 2022 by our non-employee directors.

	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)	Total ($)
Ronald J. Consiglio	80,000	132,883	212,883
Michael A. Friedman	67,500	132,883	200,383
Jennifer Grancio	60,000	132,883	192,883
Anthony Hooper	67,500	132,883	200,383
Sabrina Kay	60,000	132,883	192,883
Kent Kresa	75,000	132,883	207,883
Christine Mundkur	65,000	132,883	197,883
James S. Shannon	90,000	132,883	222,883

(1)
There were no option grants to non-employee directors in 2022. We have no consulting agreements with any of our directors pursuant to which stock awards were issued. As of December 31, 2022, our non-employee directors had option grants outstanding to purchase 203,286 shares of our common stock as follows: Ronald J. Consiglio, 49,141 shares; Michael A. Friedman, M.D., 62,660 shares; Kent Kresa, 46,980 shares; and James Shannon, 44,505 shares. Jennifer Grancio, Anthony Hooper, Sabrina Kay and Christine Mundkur had no option grants outstanding as of December 31, 2022.
(2)
These amounts reflect the grant date fair value of all restricted stock awards to non-employee directors in 2022. Restricted stock units are valued based on the market price on the grant date. Reference Note 15 “Stock Award Plans” in the notes to our financial statements for the period ended December 31, 2022, included in Part IV of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 filed with the SEC on February 23, 2023, which identifies the assumptions made in the valuation of restricted stock awards. Restricted stock awards granted to non-employee directors in 2022 vested immediately, but the shares will not be delivered until there is a separation of service, such as through resignation or retirement from the Board or his or her death. As of December 31, 2022, our non-employee directors had no unvested restricted stock units outstanding and had vested restricted stock units to receive 1,902,005 shares of our common stock as follows: Ronald J. Consiglio, 388,110 shares; Michael A. Friedman, M.D., 304,455 shares; Jennifer Grancio, 179,159 shares; Anthony Hooper, 247,286 shares; Sabrina Kay, 123,022 shares; Kent Kresa, 388,110 shares; Christine Mundkur, 271,863 shares and James S. Shannon, 388,110 shares.

STOCK OWNERSHIP GUIDELINES

Our non-employee directors are subject to our stock ownership guidelines, which require each such individual to hold a specified number of shares of our common stock calculated by dividing three times the annual retainer by the current stock price.

For purposes of determining stock ownership, all common stock, shares held in retirement accounts, restricted stock units, restricted shares, options (regardless as to whether they are “underwater” or “in the money”) and performance awards are considered eligible. Both vested and unvested equity awards count as eligible. Each non-employee director has five years to reach the applicable guideline, beginning January 1, 2020 or when the individual was first appointed or elected to the Board, whichever is later. Upon completion of the grace period, for anyone out of compliance with the guidelines, the Board may restrict their sale of shares or may choose to deliver the annual retainer in stock rather than cash until the guidelines are satisfied. As of December 31, 2022, all non-employee directors were in compliance with our stock ownership guidelines.

Proposal 2

APPROVAL OF INCREASE IN NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

MannKind’s Board of Directors is requesting stockholder approval of an amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the Company’s authorized number of shares of common stock from 400,000,000 shares to 800,000,000 shares. The form of amendment is attached to this proxy statement as Appendix A.

The additional common stock to be authorized by adoption of the amendment would have rights identical to the currently outstanding common stock of the Company. Although at present the Board of Directors has not approved any plans or proposals to issue any of the additional shares of the Company’s common stock that would become authorized for issuance if this proposal is approved, the Board of Directors desires to have the shares available to provide additional flexibility to use the Company’s common stock for financing and business purposes in the future. Adoption of the proposed amendment and issuance of the common stock would not affect the rights of the holders of currently outstanding common stock of the Company, except for, with respect to the issuance of additional shares, effects incidental to increasing the number of shares of the Company’s common stock outstanding, such as dilution of the earnings per share and voting rights of current holders of common stock. If the amendment is adopted, it will become effective upon filing of a Certificate of Amendment of the Company’s Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware.

As of March 23, 2023, in addition to the 264,248,864 shares of common stock outstanding, the Board had reserved 83,954,732 of the remaining authorized and unissued shares of the Company for issuances under the Company’s equity compensation plans, upon the exercise of outstanding warrants, or upon the conversion of the Mann Group convertible note or 2024 convertible notes. Thus, as of March 23, 2023, the Company had only 51,796,404 unissued and unreserved authorized shares of common stock.

Unless further stockholder approval is required for a proposed issuance of additional shares by the rules of Nasdaq or other applicable laws or regulations, the additional shares may be used for various purposes without further stockholder approval. These purposes may include: raising capital; providing equity incentives to employees, officers and directors; establishing strategic relationships with other companies; expanding the Company’s business or product lines through the acquisition of other businesses or products; and other purposes.

The additional shares of common stock that would become available for issuance if the proposal is adopted could also be used by the Company to oppose a hostile takeover attempt or to delay or prevent changes in control or management of the Company. For example, without further stockholder approval, the Board could strategically sell shares of common stock in a private transaction to purchasers who would oppose a takeover or favor the current Board. Although this proposal to increase the authorized common stock has been prompted by business and financial considerations and not by the threat of any hostile takeover attempt (nor is the Board currently aware of any such attempts directed at the Company), stockholders should be aware that approval of the proposal could facilitate future efforts by the Company to deter or prevent changes in control of the Company, including transactions in which the stockholders might otherwise receive a premium for their shares over then current market prices.

If this proposal is not approved by our stockholders, our financing alternatives will likely be limited by the lack of sufficient unissued and unreserved authorized shares of common stock, and stockholder value may be harmed by this limitation. In addition, our future success depends upon our ability to attract, retain and motivate highly-skilled scientific, commercial and managerial employees, and if this proposal is not approved by our stockholders, the lack of sufficient unissued and unreserved authorized shares of common stock to provide future equity incentive opportunities as the Board or the Compensation Committee thereof deems appropriate could adversely impact our ability to achieve these goals. In short, if our stockholders do not approve this proposal, we may not be able to access the capital markets, complete corporate collaborations, partnerships or other strategic transactions, attract, retain and motivate employees, and pursue other business opportunities integral to our growth and success.

REQUIRED VOTE AND BOARD OF DIRECTORS RECOMMENDATION

The affirmative vote of the holders of a majority of the outstanding shares of our common stock on the record date will be required to approve the amendment of the Company’s Amended and Restated Certificate of Incorporation to effect the authorized shares increase. As a result, abstentions and broker non-votes, if any, will have the same effect as “against” votes.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS

A VOTE “FOR” PROPOSAL 2.

Proposal 3

APPROVAL OF AUTHORIZATION TO ADJOURN THE ANNUAL MEETING

If the Annual Meeting is convened and a quorum is present, but there are not sufficient votes to approve Proposal 2, our proxy holders may move to adjourn the Annual Meeting at that time in order to enable us to solicit additional proxies.

In this proposal, we are asking our stockholders to authorize the holder of any proxy solicited by the Board to vote in favor of granting discretionary authority to the proxy holders, and each of them individually, to adjourn the Annual Meeting to another time and place, if necessary, to solicit additional proxies in the event that there are not sufficient votes to approve Proposal 2. If our stockholders approve this proposal, we could adjourn the Annual Meeting and any adjourned session of the Annual Meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from our stockholders that have previously voted. Among other things, approval of this proposal could mean that, even if we had received proxies representing a sufficient number of votes to defeat Proposal 2, we could adjourn the Annual Meeting without a vote on Proposal 2 and seek to convince our stockholders to change their votes in favor of Proposal 2.

If it is necessary to adjourn the Annual Meeting, no notice of the adjourned meeting is required to be given to our stockholders, other than an announcement at the Annual Meeting of the time and place to which the Annual Meeting is adjourned, so long as the meeting is adjourned for 30 days or less and no new record date is fixed for the adjourned meeting. At the adjourned meeting, we may transact any business which might have been transacted at the original meeting.

Vote Required

Approval of this proposal requires the affirmative vote of holders of a majority of shares of common stock present virtually at the meeting or represented by proxy and entitled to vote on the matter. Abstentions will have the same effect as “Against” votes. Broker non-votes, if any, will have no effect, but we do not expect there to be any broker non-votes for this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS

A VOTE “FOR” PROPOSAL 3.

Proposal 4

APPROVAL OF AN AMENDMENT TO THE 2018 EQUITY INCENTIVE PLAN

Overview

On May 16, 2018, our stockholders approved the MannKind Corporation 2018 Equity Incentive Plan (the “EIP”). In March 2020, our Board approved an amendment to the 2018 Plan to increase the number of shares of common stock authorized for issuance under the 2018 Plan by 12,500,000, and in May 2020, our stockholders approved that amendment.

Subject to stockholder approval, our Board approved an amendment to the EIP in March 2023 (the EIP, as amended, the “Amended EIP”) to increase the number of shares of common stock authorized for issuance under the EIP by 25,000,000 shares. The material terms of the Amended EIP are summarized below.

Our Board believes that the Amended EIP is an integral part of our long-term compensation policy and that the Amended EIP is necessary to continue providing the appropriate levels and types of equity compensation to our employees.

Why We are Asking our Stockholders to Approve the Amended EIP

Our Board believes it is in the best interests of the Company and our stockholders to approve the Amended EIP to increase the number of shares available for issuance by an additional 25,000,000 shares. If the Amended EIP is not approved, we will not have a sufficient amount of authorized shares for future issuance under the EIP. Prior to the Board approving the Amended EIP, 25,729,678 shares of common stock were authorized for issuance under the EIP. As of March 23, 2023, 2,636,874 shares of common stock remained available for future grant under the EIP. If this Proposal 4 is approved, an additional 25,000,000 shares will become available for future grant under the Amended EIP, which, as discussed below, will enable us to make anticipated grants of equity awards through the second quarter of 2026.

Why You Should Vote to Approve the Amended EIP

Equity Awards Are an Integral Component of Our Compensation Program

Equity awards have been historically and, we believe, will continue to be an integral component of our overall compensation program for our employees and directors. Approval of the increase to the EIP will allow us to continue to grant stock options and other equity awards at levels we determine to be appropriate in order to attract new employees and directors, retain our existing employees and to provide incentives for such persons to exert maximum efforts for the Company’s success and ultimately increase stockholder value. The EIP allows us to utilize a broad array of equity incentives with flexibility in designing such incentives, including traditional option grants, stock appreciation rights, restricted stock awards, restricted stock unit awards and performance stock awards.

Our Compensation Committee and Board carefully monitor our annual burn rate, total dilution and equity compensation expense in an effort to maximize stockholder value by granting only the appropriate number and type of equity awards necessary to attract, reward and retain key employees and directors. In addition, we use industry benchmarks to monitor and evaluate the reasonableness of the equity compensation we offer to our employees and prospective employees with the goal of attracting and retaining our most valuable human assets while staying within reasonable bounds of what the market requires in a competitive environment.

In considering the appropriate increase for the EIP, the Compensation Committee reviewed estimates from management that projected stock awards to cover approximately eight million shares per year. As such, the increase of 25,000,000 shares was approved in order to provide a runway for future grants under the Amended EIP, which, absent a material company acquisition or similar event, is intended to last approximately three years, or through the 2026 annual meeting.

Key Plan Features

The EIP includes provisions that are designed to protect our stockholders’ interests and to reflect corporate governance best practices including:

•
No single trigger accelerated vesting upon change in control. The EIP does not provide for any automatic mandatory vesting of awards upon a change in control.
•
No liberal share counting or recycling of appreciation awards. The following shares will not become available again for issuance under the EIP: (i) shares underlying stock options or stock appreciation rights that are reacquired or withheld (or not issued) by us to satisfy the exercise or purchase price of a stock award; (ii) shares underlying stock options or stock appreciation rights that are reacquired or withheld (or not issued) by us to satisfy a tax withholding obligation in connection with a stock award; and (iii) any shares repurchased by us on the open market with the proceeds of the exercise or purchase price of a stock option or a stock appreciation right.
•
Fungible share counting. The EIP contains a “fungible share counting” structure, whereby the number of shares of our common stock available for issuance under the EIP will be reduced by (i) one share for each share issued pursuant to a stock option or stock appreciation right with an exercise price that is at least 100% of the fair market value of our common stock on the date of grant (an “Appreciation Award”) granted under the EIP and (ii) 1.1 shares for each share issued pursuant to a stock award that is not an Appreciation Award (a “Full Value Award”) granted under the EIP. As part of such fungible share counting structure, the number of shares of our common stock available for issuance under the EIP will be increased by (i) one share for each share that becomes available again for issuance under the terms of the EIP subject to an Appreciation Award and (ii) 1.1 shares for each share that becomes available again for issuance under the terms of the EIP subject to a Full Value Award.
•
Awards subject to forfeiture/clawback. Awards granted under the EIP are subject to recoupment in accordance with any clawback policy that we are required to adopt pursuant to the listing standards of any national securities exchange or association on which our securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) or other applicable law. In addition, we may impose other clawback, recovery or recoupment provisions in an award agreement, including a reacquisition right in respect of previously acquired shares or other cash or property upon the occurrence of cause.
•
Repricing is not allowed. The EIP prohibits the repricing of outstanding stock options and stock appreciation rights and the cancellation of any outstanding stock options or stock appreciation rights that have an exercise or strike price greater than the then-current fair market value of our common stock in exchange for cash or other stock awards under the EIP without prior stockholder approval.
•
Stockholder approval is required for additional shares. The EIP does not contain an annual “evergreen” provision. The EIP authorizes a fixed number of shares, so that stockholder approval is required to issue any additional shares, allowing our stockholders to have direct input on our equity compensation programs.
•
No liberal change in control definition. The change in control definition in the EIP is not a “liberal” definition. A change in control transaction must actually occur in order for the change in control provisions in the EIP to be triggered.
•
No discounted stock options or stock appreciation rights. All stock options and stock appreciation rights granted under the EIP must have an exercise or strike price equal to or greater than the fair market value of our common stock on the date the stock option or stock appreciation right is granted.
•
Administration by independent committee. The EIP is administered by the members of our Compensation Committee, all of whom are “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act and “independent” within the meaning of the Nasdaq listing standards.
•
Material amendments require stockholder approval. Consistent with Nasdaq rules, the EIP requires stockholder approval of any material revisions to the EIP. In addition, certain other amendments to the EIP require stockholder approval.
•
Limit on non-employee director awards and other awards. The maximum number of shares subject to stock awards granted during any calendar year to any of our non-employee directors, taken together with any cash fees paid by the Company to such non-employee director during such calendar year, may not exceed $500,000 in total value (calculating the value of any such stock awards based on the grant date fair value of the stock awards for financial reporting purposes).
•
Restrictions on dividends. The EIP provides that (i) no dividends or dividend equivalents may be paid with respect to any shares of our common stock subject to an award before the date such shares have vested, (ii) any dividends or dividend equivalents that are credited with respect to any such shares will be subject to all of the terms and conditions applicable to such shares under the terms of the applicable award agreement (including any vesting conditions), and (iii) any dividends or dividend equivalents that are credited with respect to any such shares will be forfeited to us on the date such shares are forfeited to or repurchased by us due to a failure to vest.

Overhang

The following table provides certain additional information regarding our equity incentive program.

As of March 23, 2023
Total number of shares of common stock subject to outstanding stock options (including the 2004 equity incentive plan, the 2013 equity incentive plan and the EIP)	8,943,899
Weighted-average exercise price of outstanding stock options	$3.08
Weighted-average remaining term of outstanding stock options	4.88
Total number of shares of common stock subject to outstanding full value awards	18,588,705
Total number of shares of common stock available for grant under the EIP	2,636,874
Total number of shares of common stock available for grant under other equity incentive plans	—
As of Record Date
Total number of shares of common stock outstanding	264,248,864
Per-share closing price of common stock as reported on Nasdaq Global Market	$4.03

Burn Rate

The following table provides detailed information regarding the activity related to our equity incentive plans for fiscal year 2022.

Fiscal Year 2022
Total number of shares of common stock subject to stock options granted	—
Total number of shares of common stock subject to full value awards granted	5,120,682
Weighted-average number of shares of common stock outstanding	257,092,469
Burn Rate	2%

Description of the Amended EIP

The material features of the Amended EIP are described below. The following description of the Amended EIP is a summary only and is qualified in its entirety by reference to the complete text of the Amended EIP. Stockholders are urged to read the actual text of the Amended EIP in its entirety, which is attached to this proxy statement as Appendix B.

Purpose

The Amended EIP is designed to secure and retain the services of our employees, directors and consultants, provide incentives for our employees, directors and consultants to exert maximum efforts for the success of our company and our affiliates, and provide a means by which our employees, directors and consultants may be given an opportunity to benefit from increases in the value of our common stock.

Types of Awards

The terms of the Amended EIP provide for the grant of incentive stock options, nonstatutory stock options, stock appreciation rights, restricted stock awards, restricted stock unit awards, other stock awards, and performance awards that may be settled in cash, stock, or other property.

Shares Available for Awards

Subject to adjustment for certain changes in our capitalization, the aggregate number of shares of our common stock that may be issued under the Amended EIP, or the Share Reserve, will not exceed 50,888,179 shares (which number is the sum of (i) 13,388,179 shares originally added to the Share Reserve in connection with the Company’s adoption of the EIP, (ii) 12,500,000 shares added to the Share Reserve in 2020, and (iii) 25,000,000 shares that are subject to approval by our stockholders under this Proposal 4) and (iv) and the Prior Plan’s Returning Shares (as defined below), as such shares become available from time to time.

The “Prior Plans’ Returning Shares” are shares subject to outstanding stock awards granted under the Prior Plans that, from and after the effective date of the Amended EIP, (i) expire or terminate for any reason prior to exercise or settlement, (ii) are forfeited, cancelled or otherwise returned to us because of the failure to meet a contingency or condition required for the vesting of such shares, or (iii) other than with respect to outstanding stock options and stock appreciation rights granted under the Prior Plans with an exercise or strike price of at least 100% of the fair market value of the underlying common stock on the date of grant (“Prior Plans’ Appreciation Awards”), are reacquired or withheld (or not issued) by us to satisfy a tax withholding obligation in connection with a stock award.

The number of shares of our common stock available for issuance under the Amended EIP will be reduced by (i) one share for each share of common stock issued pursuant to a stock option or stock appreciation right with an exercise or strike price of at least 100% of the fair market value of the underlying common stock on the date of grant, and (ii) 1.1 shares for each share of common stock issued pursuant to a full value award (i.e., any stock award that is not a stock option or stock appreciation right with an exercise or strike price of at least 100% of the fair market value of the underlying common stock on the date of grant).

If (i) any shares of common stock subject to a stock award are not issued because the stock award expires or otherwise terminates without all of the shares covered by the stock award having been issued or is settled in cash, (ii) any shares of common stock issued pursuant to a stock award are forfeited back to or repurchased by us because of the failure to meet a contingency or condition required for the vesting of such shares, or (iii) with respect to a full value award, any shares of common stock are reacquired or withheld (or not issued) by us to satisfy a tax withholding obligation in connection with the award, then such shares will again become available for issuance under the Amended EIP (collectively, the “Amended EIP Returning Shares”). For each Amended EIP Returning Share subject to a full value award, or Prior Plans’ Returning Share subject to a stock award other than a Prior Plans’ Appreciation Award, the number of shares of common stock available for issuance under the Amended EIP will increase by 1.1 shares.

Any shares of common stock reacquired or withheld (or not issued) by us to satisfy the exercise or purchase price of a stock award will no longer be available for issuance under the Amended EIP, including any shares subject to a stock award that are not delivered to a participant because the stock award is exercised through a reduction of shares subject to the stock award. In addition, any shares reacquired or withheld (or not issued) by us to satisfy a tax withholding obligation in connection with a stock option or stock appreciation right granted under the Amended EIP or a Prior Plans’ Appreciation Award, or any shares repurchased by us on the open market with the proceeds of the exercise or strike price of a stock option or stock appreciation right granted under the Amended EIP or a Prior Plans’ Appreciation Award will no longer be available for issuance under the Amended EIP.

Eligibility

All of our (including our affiliates’) approximately 408 employees, non-employee directors and consultants are eligible to participate in the Amended EIP and may receive all types of awards other than incentive stock options. Incentive stock options may be granted under the Amended EIP only to our employees (including officers) and employees of our affiliates.

Non-Employee Director Compensation Limit

Under the Amended EIP, the maximum number of shares of our common stock subject to stock awards granted during any one calendar year to any of our non-employee directors, taken together with any cash fees paid by the Company to such non-employee director during such calendar year, will not exceed $500,000 in total value (calculating the value of any such stock awards based on the grant date fair value of such stock awards for financial reporting purposes).

Administration

The Amended EIP will be administered by our Board, which may in turn delegate authority to administer the Amended EIP to a committee. Our Board has delegated concurrent authority to administer the Amended EIP to our Compensation Committee, but may, at any time, revest in itself some or all of the power delegated to our Compensation Committee. The Board and the Compensation Committee are each considered to be a Plan Administrator for purposes of this Proposal 4. Subject to the terms of the Amended EIP, the Plan Administrator may determine the recipients, the types of awards to be granted, the number of shares of our common stock subject to or the cash value of awards, and the terms and conditions of awards granted under the Amended EIP, including the period of their exercisability and vesting. The Plan Administrator also has the authority to provide for accelerated exercisability and vesting of awards. Subject to the limitations set forth below, the Plan Administrator also determines the fair market value applicable to a stock award and the exercise or strike price of stock options and stock appreciation rights granted under the Amended EIP.

The Plan Administrator may also delegate to one or more officers the authority to designate employees who are not officers to be recipients of certain stock awards and the number of shares of our common stock subject to such stock awards. Under any such delegation, the Plan Administrator will specify the total number of shares of our common stock that may be subject to the stock awards granted by such officer over a specified period of time. The officer may not grant a stock award to himself or herself.

Repricing; Cancellation and Re-Grant of Stock Awards

Under the Amended EIP, the Plan Administrator does not have the authority to reprice any outstanding stock option or stock appreciation right by reducing the exercise or strike price of the stock option or stock appreciation right or to cancel any outstanding stock option or stock appreciation right that has an exercise or strike price greater than the then-current fair market value of our common stock in exchange for cash or other stock awards without obtaining the approval of our stockholders. Such approval must be obtained within 12 months prior to such an event.

Stock Options

Stock options may be granted under the Amended EIP pursuant to stock option agreements. The Amended EIP permits the grant of stock options that are intended to qualify as incentive stock options, or ISOs, and nonstatutory stock options, or NSOs.

The exercise price of a stock option granted under the Amended EIP may not be less than 100% of the fair market value of the common stock subject to the stock option on the date of grant and, in some cases (see “Limitations on Incentive Stock Options” below), may not be less than 110% of such fair market value.

The term of stock options granted under the Amended EIP may not exceed ten years and, in some cases (see “Limitations on Incentive Stock Options” below), may not exceed five years. Except as otherwise provided in a participant’s stock option agreement or other written agreement with us or one of our affiliates, if a participant’s service relationship with us or any of our affiliates (referred to in this Proposal 4 as “continuous service”) terminates (other than for cause and other than upon the participant’s death or disability), the participant may exercise any vested stock options for up to three months following the participant’s termination of continuous service. Except as otherwise provided in a participant’s stock option agreement or other written agreement with us or one of our affiliates, if a participant’s continuous service terminates due to the participant’s disability or death (or the participant dies within a specified period, if any, following termination of continuous service), the participant, or his or her beneficiary, as applicable, may exercise any vested stock options for up to 12 months following the participant’s termination due to the participant’s disability or for up to 18 months following the participant’s death. Except as explicitly provided otherwise in a participant’s stock option agreement or other written agreement with us or one of our affiliates, if a participant’s continuous service is terminated as a result of the participant’s retirement (as defined in the Amended EIP), then the participant may exercise his or her vested option, but only within such period of time ending on the earlier of (i) the date twenty-four months following such termination of continuous service, and (ii) the expiration of the term of the option, and if a participant’s continuous service is terminated for cause (as defined in the Amended EIP), all stock options held by the participant will terminate upon the participant’s termination of continuous service and the participant will be prohibited from exercising any stock option from and after such termination date. Except as otherwise provided in a participant’s stock option agreement or other written agreement with us or one of our affiliates, the term of a stock option may be extended if the exercise of the stock option following the participant’s termination of continuous service (other than for cause and other than upon the participant’s death or disability) would be prohibited by applicable securities laws or if the sale of any common stock received upon exercise of the stock option following the participant’s termination of continuous service (other than for cause) would violate our insider trading policy. In no event, however, may a stock option be exercised after its original expiration date.

Acceptable forms of consideration for the purchase of our common stock pursuant to the exercise of a stock option under the Amended EIP will be determined by the Plan Administrator and may include payment: (i) by cash, check, bank draft or money order payable to us; (ii) pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board; (iii) by delivery to us of shares of our common stock (either by actual delivery or attestation); (iv) by a net exercise arrangement (for NSOs only); or (v) in other legal consideration approved by the Plan Administrator.

Stock options granted under the Amended EIP may become exercisable in cumulative increments, or “vest,” as determined by the Plan Administrator at the rate specified in the stock option agreement. Shares covered by different stock options granted under the Amended EIP may be subject to different vesting schedules as the Plan Administrator may determine.

The Plan Administrator may impose limitations on the transferability of stock options granted under the Amended EIP in its discretion. Generally, a participant may not transfer a stock option granted under the Amended EIP other than by will or the laws of descent and distribution or, subject to approval by the Plan Administrator, pursuant to a domestic relations order or an official marital settlement agreement. However, the Plan Administrator may permit transfer of a stock option in a manner that is not prohibited by applicable tax and securities laws. In addition, subject to approval by the Plan Administrator, a participant may designate a beneficiary who may exercise the stock option following the participant’s death.

Limitations on Incentive Stock Options

The aggregate fair market value, determined at the time of grant, of shares of our common stock with respect to ISOs that are exercisable for the first time by a participant during any calendar year under all of our stock plans may not exceed $100,000. The stock options or portions of stock options that exceed this limit or otherwise fail to qualify as ISOs are treated as NSOs. No ISO may be granted to any person who, at the time of grant, owns or is deemed to own stock possessing more than 10% of our total combined voting power or that of any affiliate unless the following conditions are satisfied:

•
the exercise price of the ISO must be at least 110% of the fair market value of the common stock subject to the ISO on the date of grant; and
•
the term of the ISO must not exceed five years from the date of grant.

Subject to adjustment for certain changes in our capitalization, the aggregate maximum number of shares of our common stock that may be issued pursuant to the exercise of ISOs under the Amended EIP is 9,000,000 shares.

Stock Appreciation Rights

Stock appreciation rights may be granted under the Amended EIP pursuant to stock appreciation right agreements. Each stock appreciation right is denominated in common stock share equivalents. The strike price of each stock appreciation right will be determined by the Plan Administrator, but will in no event be less than 100% of the fair market value of the common stock subject to the stock appreciation right on the date of grant. The Plan Administrator may also impose restrictions or conditions upon the vesting of stock appreciation rights that it deems appropriate. The appreciation distribution payable upon exercise of a stock appreciation right may be paid in shares of our common stock, in cash, in a combination of cash and stock, or in any other form of consideration determined by the Plan Administrator and set forth in the stock appreciation right agreement. Stock appreciation rights will be subject to the same conditions upon termination of continuous service and restrictions on transfer as stock options under the Amended EIP.

Restricted Stock Awards

Restricted stock awards may be granted under the Amended EIP pursuant to restricted stock award agreements. A restricted stock award may be granted in consideration for cash, check, bank draft or money order payable to us, the participant’s services performed for us or any of our affiliates, or any other form of legal consideration acceptable to the Plan Administrator. Shares of our common stock acquired under a restricted stock award may be subject to forfeiture to or repurchase by us in accordance with a vesting schedule to be determined by the Plan Administrator. Rights to acquire shares of our common stock under a restricted stock award may be transferred only upon such terms and conditions as are set forth in the restricted stock award agreement. A restricted stock award agreement may provide that any dividends paid on restricted stock will be subject to the same vesting conditions as apply to the shares subject to the restricted stock award. Upon a participant’s termination of continuous service for any reason, any shares subject to restricted stock awards held by the participant that have not vested as of such termination date may be forfeited to or repurchased by us.

Restricted Stock Unit Awards

Restricted stock unit awards may be granted under the Amended EIP pursuant to restricted stock unit award agreements. Payment of any purchase price may be made in any form of legal consideration acceptable to the Plan Administrator. A restricted stock unit award may be settled by the delivery of shares of our common stock, in cash, in a combination of cash and stock, or in any other form of consideration determined by the Plan Administrator and set forth in the restricted stock unit award agreement. Restricted stock unit awards may be subject to vesting in accordance with a vesting schedule to be determined by the Plan Administrator. Dividend equivalents may be credited in respect of shares of our common stock covered by a restricted stock unit award, provided that any additional shares credited by reason of such dividend equivalents will be subject to all of the same terms and conditions of the underlying restricted stock unit award. Except as otherwise provided in a participant’s restricted stock unit award agreement or other written agreement with us or one of our affiliates, restricted stock units that have not vested will be forfeited upon the participant’s termination of continuous service for any reason.

Performance Awards

The Amended EIP allows us to grant performance stock awards.

A performance stock award is a stock award that is payable (including that may be granted, may vest, or may be exercised) contingent upon the attainment of pre-determined performance goals during a performance period. A performance stock award may require the completion of a specified period of continuous service. The length of any performance period, the performance goals to be achieved during the performance period, and the measure of whether and to what degree such performance goals have been attained will be determined by the Plan Administrator in its discretion. In addition, to the extent permitted by applicable law and the performance stock award agreement, the Plan Administrator may determine that cash may be used in payment of performance stock awards.

Performance goals under the Amended EIP will be based on any one or more of the following performance criteria: (i) earnings (including earnings per share and net earnings); (ii) earnings before interest, taxes and depreciation; (iii) earnings before interest, taxes, depreciation and amortization; (iv) total stockholder return; (v) return on equity or average stockholder’s equity; (vi) return on assets, investment, or capital employed; (vii) stock price; (viii) margin (including gross margin); (ix) income (before or after taxes); (x) operating income; (xi) operating income after taxes; (xii) pre-tax profit; (xiii) operating cash flow; (xiv) sales or revenue targets; (xv) increases in revenue or product revenue; (xvi) expenses and cost reduction goals; (xvii) improvement in or attainment of working capital levels; (xiii) economic value added (or an equivalent metric); (xix) market share; (xx) cash flow; (xxi) cash flow per share; (xxii) share price performance; (xxiii) debt reduction; (xxiv) implementation or completion of projects or processes; (xxv) customer satisfaction; (xxvi) stockholders’ equity; (xxvii) capital expenditures; (xxviii) debt levels; (xxix) operating profit or net operating profit; (xxx) workforce diversity; (xxxi) growth of net income or operating income; (xxxii) billings; and (xxxiii) other measures of performance selected by the Plan Administrator.

Performance goals may be based on a company-wide basis, with respect to one or more business units, divisions, affiliates or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. The Plan Administrator is authorized to make appropriate adjustments in the method of calculating the attainment of performance goals for a performance period as follows: (i) to exclude restructuring and/or other nonrecurring charges; (ii) to exclude exchange rate effects, as applicable, for non-U.S. dollar denominated net sales and operating earnings; (iii) to exclude the effects of changes to generally accepted accounting standards required by the Financial Accounting Standards Board; (iv) to exclude the effects of any items that are “unusual” in nature or occur “infrequently” as determined under generally accepted accounting principles; (v) to exclude the effects to any statutory adjustments to corporate tax rates; and (vi) to make other appropriate adjustments selected by the Plan Administrator.

In addition, the Plan Administrator retains the discretion to reduce or eliminate the compensation or economic benefit due upon the attainment of any performance goals and to define the manner of calculating the performance criteria it selects to use for a performance period.

Other Stock Awards

Other forms of stock awards valued in whole or in part by reference to, or otherwise based on, our common stock may be granted either alone or in addition to other stock awards under the Amended EIP. Subject to the terms of the Amended EIP, the Plan Administrator will have sole and complete authority to determine the persons to whom and the time or times at which such other stock awards will be granted, the number of shares of our common stock to be granted and all other terms and conditions of such other stock awards.

Clawback Policy

Awards granted under the Amended EIP will be subject to recoupment in accordance with any clawback policy that we are required to adopt pursuant to the listing standards of any national securities exchange or association on which our securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law. In addition, the Plan Administrator may impose other clawback, recovery or recoupment provisions in an award agreement as the Plan Administrator determines necessary or appropriate, including a reacquisition right in respect of previously acquired shares of our common stock or other cash or property upon the occurrence of cause.

Changes to Capital Structure

In the event of certain capitalization adjustments, the Plan Administrator will appropriately adjust: (i) the class(es) and maximum number of securities subject to the Amended EIP; (ii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of ISOs; and (iii) the class(es) and number of securities and price per share of stock subject to outstanding stock awards.

Transactions

In the event of a transaction (as defined in the Amended EIP and described below), the Board of Directors will have the discretion to take one or more of the following actions with respect to outstanding stock awards (contingent upon the closing or completion of such transaction), unless otherwise provided in the stock award agreement or other written agreement with the participant or unless otherwise provided by the Board of Directors at the time of grant:

•
arrange for the surviving or acquiring corporation (or its parent company) to assume or continue the award or to substitute a similar stock award for the award (including an award to acquire the same consideration paid to our stockholders pursuant to the transaction);
•
arrange for the assignment of any reacquisition or repurchase rights held by us with respect to the stock award to the surviving or acquiring corporation (or its parent company);
•
accelerate the vesting (and, if applicable, the exercisability) of the stock award and provide for its termination prior to the effective time of the transaction;
•
arrange for the lapse, in whole or in part, of any reacquisition or repurchase rights held by us with respect to the award;
•
cancel or arrange for the cancellation of the stock award, to the extent not vested or exercised prior to the effective time of the transaction, in exchange for such cash consideration, if any, as the Board of Directors may consider appropriate; and
•
make a payment, in such form as may be determined by the Board of Directors, equal to the excess, if any, of (i) the value of the property the participant would have received upon the exercise of the stock award immediately prior to the effective time of the transaction, over (ii) any exercise price payable in connection with such exercise.

The Board of Directors is not obligated to treat all stock awards or portions of stock awards in the same manner. The Board of Directors may take different actions with respect to the vested and unvested portions of a stock award.

For purposes of the Amended EIP, a transaction will be deemed to occur in the event of a corporate transaction or a change in control. A corporate transaction generally means the consummation of (i) a sale or other disposition of all or substantially all of our consolidated assets, (ii) a sale or other disposition of at least 90% of our outstanding securities, (iii) a merger, consolidation or similar transaction following which we are not the surviving corporation, or (iv) a merger, consolidation or similar transaction following which we are the surviving corporation but the shares of our common stock outstanding immediately prior to such transaction are converted or exchanged into other property by virtue of the transaction.

A change of control generally means (i) the acquisition by a person or entity of more than 50% of our combined voting power other than by merger, consolidation or similar transaction; (ii) a consummated merger, consolidation or similar transaction immediately after which our stockholders cease to own more than 50% of the combined voting power of the surviving entity; (iii) a consummated sale, lease or exclusive license or other disposition of all or substantially of our consolidated assets; (iv) the complete dissolution or liquidation of the Company; or (v) when a majority of the board of directors becomes comprised of individuals whose nomination, appointment, or election was not approved by a majority of the board members or their approved successors.

Change in Control

Under the Amended EIP, a stock award may be subject to additional acceleration of vesting and exercisability upon or after a change in control (as defined in the Amended EIP and described below) as may be provided in the participant’s stock award agreement, in any other written agreement with us or one of our affiliates or in our director compensation policy, but in the absence of such provision, no such acceleration will occur. The acceleration of vesting of an award in the event of a corporate transaction or a change in control event under the Amended EIP may be viewed as an anti-takeover provision, which may have the effect of discouraging a proposal to acquire or otherwise obtain control of us.

Plan Amendments and Termination

The Plan Administrator will have the authority to amend or terminate the Amended EIP at any time. However, except as otherwise provided in the Amended EIP or an award agreement, no amendment or termination of the Amended EIP may materially impair a participant’s rights under his or her outstanding awards without the participant’s consent. We will obtain stockholder approval of any amendment to the Amended EIP as required by applicable law and listing requirements. No incentive stock options may be granted under the Amended EIP after the tenth anniversary of the date the Amended EIP was adopted by our Board.

U.S. Federal Income Tax Consequences

The following is a summary of the principal United States federal income tax consequences to participants and us with respect to participation in the Amended EIP. This summary is not intended to be exhaustive and does not discuss the income tax laws of any local, state or foreign jurisdiction in which a participant may reside. The information is based upon current federal income tax rules and therefore is subject to change when those rules change. Because the tax consequences to any participant may depend on his or her particular situation, each participant should consult the participant’s tax adviser regarding the federal, state, local and other tax consequences of the grant or exercise of an award or the disposition of stock acquired the Amended EIP. The Amended EIP is not qualified under the provisions of Section 401(a) of the Code and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974. Our ability to realize the benefit of any tax deductions described below depends on our generation of taxable income as well as the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of our tax reporting obligations.

Nonstatutory Stock Options

Generally, there is no taxation upon the grant of an NSO if the stock option is granted with an exercise price equal to the fair market value of the underlying stock on the grant date. Upon exercise, a participant will recognize ordinary income equal to the excess, if any, of the fair market value of the underlying stock on the date of exercise of the stock option over the exercise price. If the participant is employed by us or one of our affiliates, that income will be subject to withholding taxes. The participant’s tax basis in those shares will be equal to his or her fair market value on the date of exercise of the stock option, and the participant’s capital gain holding period for those shares will begin on that date.

Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the participant.

Incentive Stock Options

The Amended EIP provides for the grant of stock options that are intended to qualify as “incentive stock options,” as defined in Section 422 of the Code. Under the Code, a participant generally is not subject to ordinary income tax upon the grant or exercise of an ISO. If the participant holds a share received upon exercise of an ISO for more than two years from the date the stock option was granted and more than one year from the date the stock option was exercised, which is referred to as the required holding period, the difference, if any, between the amount realized on a sale or other taxable disposition of that share and the participant’s tax basis in that share will be long-term capital gain or loss.

If, however, a participant disposes of a share acquired upon exercise of an ISO before the end of the required holding period, which is referred to as a disqualifying disposition, the participant generally will recognize ordinary income in the year of the disqualifying disposition equal to the excess, if any, of the fair market value of the share on the date of exercise of the stock option over the exercise price. However, if the sales proceeds are less than the fair market value of the share on the date of exercise of the stock option, the amount of ordinary income recognized by the participant will not exceed the gain, if any, realized on the sale. If the amount realized on a disqualifying disposition exceeds the fair market value of the share on the date of exercise of the stock option, that excess will be short-term or long-term capital gain, depending on whether the holding period for the share exceeds one year.

For purposes of the alternative minimum tax, the amount by which the fair market value of a share of stock acquired upon exercise of an ISO exceeds the exercise price of the stock option generally will be an adjustment included in the participant’s alternative minimum taxable income for the year in which the stock option is exercised. If, however, there is a disqualifying disposition of the share in the year in which the stock option is exercised, there will be no adjustment for alternative minimum tax purposes with respect to that share. In computing alternative minimum taxable income, the tax basis of a share acquired upon exercise of an ISO is increased by the amount of the adjustment taken into account with respect to that share for alternative minimum tax purposes in the year the stock option is exercised.

We are not allowed a tax deduction with respect to the grant or exercise of an ISO or the disposition of a share acquired upon exercise of an ISO after the required holding period. If there is a disqualifying disposition of a share, however, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the participant, subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and provided that either the employee includes that amount in income or we timely satisfy our reporting requirements with respect to that amount.

Restricted Stock Awards

Generally, the recipient of a restricted stock award will recognize ordinary income at the time the stock is received equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. If, however, the stock is not vested when it is received (for example, if the employee is required to work for a period of time in order to have the right to sell the stock), the recipient generally will not recognize income until the stock becomes vested, at which time the recipient will recognize ordinary income equal to the excess, if any, of the fair market value of the stock on the date it becomes vested over any amount paid by the recipient in exchange for the stock. A recipient may, however, file an election with the Internal Revenue Service, within 30 days following his or her receipt of the stock award, to recognize ordinary income, as of the date the recipient receives the award, equal to the excess, if any, of the fair market value of the stock on the date the award is granted over any amount paid by the recipient for the stock.

The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from a restricted stock award will be the amount paid for such shares plus any ordinary income recognized either when the stock is received or when the stock becomes vested.

Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the restricted stock award.

Restricted Stock Unit Awards

Generally, the recipient of a restricted stock unit award structured to comply with the requirements of Section 409A of the Code or an exception to Section 409A of the Code will recognize ordinary income at the time the stock is delivered equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. To comply with the requirements of Section 409A of the Code, the stock subject to a restricted stock unit award may generally only be delivered upon one of the following events: a fixed calendar date (or dates), separation from service, death, disability or a change in control. If delivery occurs on another date, unless the restricted stock unit award otherwise complies with or qualifies for an exception to the requirements of Section 409A of the Code (including delivery upon achievement of a performance goal), in addition to the tax treatment described above, the recipient will owe an additional 20% federal tax and interest on any taxes owed.

The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from a restricted stock unit award will be the amount paid for such shares plus any ordinary income recognized when the stock is delivered.

Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the restricted stock unit award.

Stock Appreciation Rights

Generally, if a stock appreciation right is granted with an exercise price equal to the fair market value of the underlying stock on the grant date, the recipient will recognize ordinary income equal to the fair market value of the stock or cash received upon such exercise. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock appreciation right.

Section 162(m) Limitations

Compensation of persons who are “covered employees” of the Company is subject to the tax deduction limits of Section 162(m) of the Code. The exemption from Section 162(m)’s deduction limit for performance-based compensation has been repealed, effective for taxable years beginning after December 31, 2017, such that compensation paid to our covered employees in excess of $1 million will not be deductible unless it qualifies for transition relief applicable to certain arrangements in place as of November 2, 2017.

New Plan Benefits

Future benefits under the EIP are discretionary for our employees, including executive officers, and consultants, and therefore are not currently determinable.

Equity awards for our non-employee directors would be made under the EIP, if approved by stockholders, pursuant to the Director Compensation Policy. Under the Director Compensation Policy, on the date of each annual meeting, each person who continues to serve as a non-employee member of the Board of Directors following such annual meeting will be granted an equity award with the intended equity value of $150,000. All option grants will have an exercise price per share equal to the fair market value of our common stock on the date of grant.

Under the Director Compensation Policy, annual non-employee director cash compensation is paid each year in arrears in cash, or at each director’s election, in fully vested restricted stock units of our Common Stock that would be issued under the Amended EIP, if approved by stockholders. The number of shares subject to each such stock award is determined by dividing the value of the cash which would otherwise have been paid to a non-employee director under the Director Compensation Policy by our closing stock price on the date of payment. Because our closing stock price typically changes on a daily basis, it is therefore, not possible to determine the number of shares subject to each such stock award at this time. For additional information regarding our compensation policy for non-employee directors, see the section entitled, “Compensation of Directors”.

Plan Benefits

The following table shows, for each of the individuals and the various groups indicated, the number of shares of our common stock underlying awards that have been granted (even if not currently outstanding) under the EIP since its approval by our stockholders in 2018 and through March 23, 2023.

Name and principal position	Number of awards granted (#)
Michael E. Castagna, Pharm. D. Chief Executive Officer and Director	3,068,495
Steven B. Binder Chief Financial Officer	1,200,342
Sanjay Singh Executive Vice President, Technical Operations	218,500
David B. Thomson, Ph.D., J. D. Executive Vice President, General Counsel and Secretary	1,204,028
Stuart Tross, Ph.D. Executive Vice President, Chief People and Workplace Officer	1,196,462
Alejandro Galindo Former Executive Vice President, Endocrine Business Unit	708,000
Joseph Kocinsky Former Chief Technology Officer	1,198,402
All current executive officers as a group (5 persons)	6,887,827
All current non-executive directors as a group (8 persons)	2,290,115
Each nominee for director (9 persons):
Michael E. Castagna, Pharm.D.	3,068,495
Ronald J. Consiglio	388,110
Michael A. Friedman, M.D.	304,455
Jennifer Grancio	179,159
Anthony Hooper	247,286
Sabrina Kay	123,022
Kent Kresa	388,110
Christine Mundkur	271,863
James S. Shannon, M.D., MRCP (UK)	388,110
Each associate of any director, executive officer or nominee (0 persons)	—
Each other person who received or is to receive 5% of awards (0 persons)	—
All employees, including all current non-executive officers, as a group (6 persons)	8,086,229

Securities Authorized For Issuance Under Equity Compensation Plans

See “Securities Authorized For Issuance Under Equity Compensation Plans” on page 73 of this proxy statement for certain information with respect to all of our equity compensation plans in effect as of December 31, 2022.

Required Vote and Board of Directors Recommendation

In this Proposal 4, stockholders are requested to approve the increase in authorized shares of the Amended EIP. Approval of Proposal 4 requires the affirmative vote of a majority of the votes cast on Proposal 4. Abstentions and broker non-votes are counted towards a quorum, but will have no effect on the outcome of the vote.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS

A VOTE “FOR” PROPOSAL 4.

Proposal 5

AMENDMENT TO EMPLOYEE STOCK PURCHASE PLAN

Overview

On February 21, 2018, our Board of Directors amended the MannKind Corporation 2004 Employee Stock Purchase Plan (the “Purchase Plan”), and in May 2018, our stockholders approved the amendment to, among other things, increase the number of shares of common stock authorized for issuance under the Purchase Plan by 3,000,000 shares. Subject to stockholder approval, our Board approved an amendment to the Purchase Plan in March 2023, to increase the number of shares of common stock authorized for issuance under the Purchase Plan by an additional 3,000,000 shares. We refer to the Purchase Plan, as amended by the Board of Directors on February 21, 2018, as the “Amended Purchase Plan” throughout this proxy statement. References in this proposal to our Board of Directors include the Compensation Committee of the Board, where applicable.

A description of the material terms of the Amended Purchase Plan are summarized below. The key difference between the terms of the Purchase Plan and the Amended Purchase Plan is as follows:

•
The Amended Purchase Plan provides that an additional 3,000,000 shares may be issued pursuant to purchase rights granted under the Amended Purchase Plan.

In this Proposal 5, our Board of Directors is requesting stockholder approval of the Amended Purchase Plan, including the increase to the number of shares of common stock authorized for issuance under the Purchase Plan by 3,000,000 shares. The Board of Directors believes that the Amended Purchase Plan is an integral part of our long-term compensation philosophy and the Amended Purchase Plan is necessary to continue providing the appropriate levels and types of equity compensation for our employees.

Why We Are Asking Our Stockholders to Approve the Amended Purchase Plan

As of March 23, 2023, 406,015 shares were available for future issuance under the Purchase Plan without giving effect to the approval of the Amended Purchase Plan. Without replenishment, we believe such amount may be insufficient to meet our anticipated employee recruiting and retention needs beyond the second quarter of 2023.

Important Aspects of Our Purchase Plan Designed to Protect Our Stockholders’ Interests

The Amended Purchase Plan includes certain provisions that are designed to protect our stockholders’ interests and to reflect corporate governance best practices including:

•
Stockholder approval is required for additional shares. The Amended Purchase Plan does not contain an annual “evergreen” provision. Thus, stockholder approval is required each time we need to increase the share reserve allowing our stockholders the ability to have a say on our equity compensation programs.
•
Submission of amendments to the Amended Purchase Plan to stockholders. The Amended Purchase Plan requires stockholder approval for material amendments to the Amended Purchase Plan, including as noted above, any increase in the number of shares reserved for issuance under the Amended Purchase Plan.
•
Broad-based eligibility for equity awards. The vast majority of our employees are eligible to participate in the Amended Purchase Plan. By doing so, we tie our employee’s interests with stockholder interests and motivate our employees to act as owners of the business.

General Amended Purchase Plan Information

In 2004, the Board of Directors originally adopted the Purchase Plan. There were 400,000 shares of MannKind common stock initially reserved for issuance under the Purchase Plan. In addition, the Purchase Plan contained an evergreen provision providing for an annual increase in the shares available for purchase under the Purchase Plan equal to the lesser of 1% of the outstanding shares of common stock on the record date for each Annual Meeting of Stockholders; 140,000 shares; or a number determined by the Board of Directors, as of the date of each annual meeting of stockholders beginning with annual meeting of stockholders in 2005. Pursuant to the evergreen provision, an additional 1,286,140 shares of MannKind common stock were made available for purchase under the Purchase Plan between 2005 and 2014. The evergreen provision terminated after the annual increase in 2014. As of March 23, 2023, an aggregate of 4,306,148 shares of MannKind common stock had been purchased under the Purchase Plan and 406,015 shares of common stock remained available for future purchase under the Purchase Plan. A total of 264,248,864 shares of MannKind common stock were outstanding as of March 23, 2023.

Securities Authorized For Issuance Under Equity Compensation Plans

See “Securities Authorized For Issuance Under Equity Compensation Plans” on page 73 of this proxy statement for certain information with respect to all of our equity compensation plans in effect as of December 31, 2022.

Description of the Amended Purchase Plan

The material features of the Amended Purchase Plan are outlined below. This summary is qualified in its entirety by reference to the complete text of the Amended Purchase Plan. Stockholders are urged to read the actual text of the Amended Purchase Plan in its entirety, which is appended to this proxy statement as Appendix C and may be accessed from the SEC’s website at www.sec.gov.

Purpose

The purpose of the Amended Purchase Plan is to provide a means by which employees of MannKind (and any related corporations designated by the Board of Directors to participate in the Amended Purchase Plan) may be given an opportunity to purchase MannKind common stock through payroll deductions, to assist MannKind in retaining the services of its employees, in recruiting new employees and to provide incentives for such persons to exert maximum efforts for the Company’s success. As of March 23, 2023, approximately 408 employees were eligible to participate in the Amended Purchase Plan.

The rights to purchase common stock granted under the Amended Purchase Plan are intended to qualify as options issued under an “employee stock purchase plan” as that term is defined in Section 423(b) of the Code.

Administration

The Board of Directors administers the Amended Purchase Plan and has the final power to construe and interpret both the Amended Purchase Plan and the rights granted under it. The Board of Directors has the power to delegate administration of the Amended Purchase Plan to a committee composed of not fewer than two members of the Board. The Board of Directors has delegated administration of the Amended Purchase Plan to the Compensation Committee. The Compensation Committee has the power, subject to the provisions of the Amended Purchase Plan, to determine when and how rights to purchase MannKind common stock will be granted and the provisions of each offering of such rights (which need not be identical).

Stock Subject to Amended Purchase Plan

As of March 23, 2023, the Amended Purchase Plan had 406,015 shares of MannKind common stock available for future purchase under the Amended Purchase Plan. Subject to this Proposal 5, an additional 3,000,000 shares of MannKind common stock will be made available for future purchases under the Amended Purchase Plan beginning 2023. If purchase rights granted under the Amended Purchase Plan expire, lapse or otherwise terminate without being exercised, the shares of MannKind common stock not purchased under such rights again become available for issuance under the Amended Purchase Plan. A total of 264,248,864 shares of MannKind common stock were outstanding as of March 23, 2023.

Offerings

The Amended Purchase Plan is implemented by offerings of purchase rights to all eligible employees from time to time by the Compensation Committee. The maximum length for an offering under the Amended Purchase Plan is 27 months. Currently, under the Amended Purchase Plan, each offering is typically six months long and is divided into one “purchase period.”

Eligibility

Any person, other than a part-time or seasonal employee, who is customarily employed at least 20 hours per week and 5 months per calendar year by MannKind (or by any parent or subsidiary of MannKind designated by the Board of Directors) on the first day of an offering is eligible to participate in that offering, provided such employee has been continuously employed by MannKind or the designated parent or subsidiary for such period preceding the grant as our Board of Directors or the Compensation Committee may require, but in no event will the required period of continuous employment be greater than two years. We exclude from participation those of our employees who are employed in jurisdictions outside of the United States if, as of the offering date of the offering, the grant of such purchase rights would not be in compliance with the applicable laws of any jurisdiction in which the employee resides or is employed. Officers of MannKind who are “highly compensated” as defined in the Code may be eligible to participate in the offerings, unless our Board of Directors or the Compensation Committee provides otherwise.

No employee is eligible to participate in the Amended Purchase Plan if, immediately after the grant of purchase rights, the employee would own, directly or indirectly, stock possessing 5% or more of the total combined voting power or value of all classes of stock of MannKind or of any parent or subsidiary of MannKind (including any stock which such employee may purchase under all outstanding rights and options). In addition, no employee may accrue the right to purchase more than $25,000 worth of MannKind common stock (determined at the fair market value of the shares at the time such rights are granted) under all employee stock purchase plans of MannKind and any parent and subsidiaries in any calendar year. An employee also may not purchase more than 5,000 shares of common stock on any purchase date.

Participation in the Amended Purchase Plan

Eligible employees enroll in the Amended Purchase Plan by delivering to MannKind, prior to the date selected by our Board of Directors or the Compensation Committee as the offering date for the offering, an agreement authorizing payroll deductions of up to 20% of such employees’ total compensation during the offering. Our Board of Directors may provide that each person who, during the course of an offering, first becomes eligible to participate in the Amended Purchase Plan will, on a date or dates specified in the offering which coincides with the day on which such person becomes eligible to participate or which occurs thereafter, receive a purchase right under that offering.

Purchase Price

The purchase price per share at which shares of common stock are sold in an offering under the Amended Purchase Plan is the lower of (i) 85% of the fair market value of a share of common stock on first day of the offering or (ii) 85% of the fair market value of a share of common stock on the purchase date, as set by our Board of Directors or the Compensation Committee.

Payment of Purchase Price; Payroll Deductions

The purchase price of the shares is accumulated by payroll deductions over the offering. At any time during the offering, a participant may reduce or terminate his or her payroll deductions as our Board of Directors provides in the offering. A participant may increase or begin such payroll deductions after the beginning of the offering only as provided for in the offering. All payroll deductions made for a participant are credited to his or her account under the Amended Purchase Plan and deposited with the general funds of MannKind. A participant may make additional payments into such account only if specifically provided for in the offering and only if the participant has not had the maximum amount withheld during the offering.

Purchase of Stock

By executing an agreement to participate in the Amended Purchase Plan, the employee is entitled to purchase shares under the Amended Purchase Plan. In connection with offerings made under the Amended Purchase Plan, our Board of Directors or the Compensation Committee specifies a maximum number of shares of common stock an employee may be granted the right to purchase and the maximum aggregate number of shares of MannKind common stock that may be purchased pursuant to such offering by all participants. If the aggregate number of shares to be purchased upon exercise of purchase rights granted in the offering would exceed the maximum aggregate number of shares of MannKind common stock available, our Board of Directors or the Compensation Committee would make a pro rata allocation of available shares in a uniform and equitable manner. Unless the employee’s participation is discontinued, his or her right to purchase shares is exercised automatically on the purchase date, as set by our Board of Directors, at the applicable price. See “Withdrawal” below. In addition, unless otherwise specifically provided in the offering, the amount, if any, of accumulated payroll deductions remaining in any participant’s account after the purchase of shares on the final purchase date of an offering will be distributed in full to the participant at the end of such offering, without interest.

Withdrawal

While each participant in the Amended Purchase Plan is required to sign an agreement authorizing payroll deductions, the participant may withdraw from a given offering by terminating his or her payroll deductions and by delivering to MannKind a notice of withdrawal from the Amended Purchase Plan. Such withdrawal may be elected at any time during the offering except as provided by our Board of Directors in the offering.

Upon any withdrawal from an offering by the employee, MannKind will distribute to the employee his or her accumulated payroll deductions without interest, less any accumulated deductions previously applied to the purchase of shares of common stock on the employee’s behalf during such offering, and such employee’s interest in the offering will be automatically terminated. The employee is not entitled to again participate in that offering. However, an employee’s withdrawal from an offering will not have any effect upon such employee’s eligibility to participate in subsequent offerings under the Amended Purchase Plan.

Termination of Employment

Purchase rights granted pursuant to any offering under the Amended Purchase Plan terminate immediately upon cessation of an employee’s employment for any reason, and MannKind will distribute to such employee all of his or her accumulated payroll deductions, without interest.

Restrictions on Transfer

Purchase rights granted under the Amended Purchase Plan are not transferable and may be exercised only by the person to whom such rights are granted. A participant may designate a beneficiary who is to receive any shares and cash, if any, from the participant’s account under the Amended Purchase Plan in the event of such participant’s death after the offering but prior to delivery to the participant of the shares and cash, or who is to receive the cash from the participant’s account in the event of such participant’s death during an offering.

Adjustment Provisions

Transactions not involving receipt of consideration by MannKind, such as a reincorporation, combination, reclassification, stock dividend or stock split, may change the type, class and number of shares of common stock subject to the Amended Purchase Plan and to outstanding purchase rights. In that event, the Amended Purchase Plan will be appropriately adjusted in the type, class and maximum number of shares subject to the Amended Purchase Plan and the outstanding purchase rights granted under the Amended Purchase Plan will be appropriately adjusted in the type, class, number of shares and purchase limits of such purchase rights.

Effect of Certain Transactions

In the event of (i) a dissolution, liquidation or sale of all or substantially all of the securities or assets of MannKind, (ii) a merger or consolidation in which MannKind is not the surviving corporation, (iii) a reverse merger in which MannKind is the surviving corporation but the shares of common stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, or (iv) a sale or other disposition of at least 50% of the outstanding securities of the Company, any surviving corporation may continue or assume purchase rights outstanding under the Amended Purchase Plan or may substitute similar rights. If any surviving corporation does not assume such rights or substitute similar rights, then the participants’ accumulated payroll deductions will be used to purchase shares of common stock immediately prior to such transaction under the ongoing offering and the participants’ rights under such ongoing offering will terminate immediately after such purchase.

Duration, Amendment and Termination

Our Board of Directors or the Compensation Committee may suspend or terminate the Amended Purchase Plan at any time. Unless terminated earlier, the Amended Purchase Plan will terminate at the time that all of the shares of common stock reserved for issuance under the Amended Purchase Plan have been issued under the terms of the Amended Purchase Plan.

Our Board of Directors or the Compensation Committee may amend the Amended Purchase Plan at any time. Any amendment of the Amended Purchase Plan must be approved by the stockholders within 12 months of its adoption by the Board of Directors or the Compensation Committee if the amendment would (i) increase the number of shares of common stock reserved for issuance under the Amended Purchase Plan, (ii) modify the requirements relating to eligibility for participation in the Amended Purchase Plan (to the extent such modification requires stockholder approval in order for the Amended Purchase Plan to obtain employee stock purchase plan treatment under Section 423 of the Code or to comply with the requirements of Rule 16b-3 promulgated under the Exchange Act, or “Rule 16b-3”); or (iii) modify the Amended Purchase Plan in any other way if such modification requires stockholder approval in order for the Amended Purchase Plan to obtain employee stock purchase plan treatment under Section 423 of the Code or to comply with the requirements of Rule 16b-3.

Purchase rights granted before amendment or termination of the Amended Purchase Plan will not be altered or impaired by any amendment or termination of the Amended Purchase Plan without consent of the employee to whom such rights were granted.

U.S. Federal Income Tax Information

Purchase rights granted under the Amended Purchase Plan are intended to qualify for favorable federal income tax treatment associated with rights granted under an employee stock purchase plan which qualifies under provisions of Section 423 of the Code.

A participant will be taxed on amounts withheld for the purchase of shares of common stock as if such amounts were actually received. Otherwise, no income will be taxable to a participant until disposition of the acquired shares, and the method of taxation will depend upon the holding period of the acquired shares.

If the stock is disposed of more than two years after the beginning of the offering period and more than one year after the stock is transferred to the participant, then the lesser of (i) the excess of the fair market value of the stock at the time of such disposition over the purchase price or (ii) the excess of the fair market value of the stock as of the beginning of the offering period over the purchase price (determined as of the beginning of the offering period) will be treated as ordinary income. Any further gain or any loss will be taxed as a long-term capital gain or loss. At present, such capital gains generally are subject to lower tax rates than ordinary income.

If the stock is sold or disposed of before the expiration of either of the holding periods described above, then the excess of the fair market value of the stock on the purchase date over the purchase price will be treated as ordinary income at the time of such disposition. The balance of any gain will be treated as capital gain. Even if the stock is later disposed of for less than its fair market value on the exercise date, the same amount of ordinary income is attributed to the participant, and a capital loss is recognized equal to the difference between the sales price and the fair market value of the stock on such purchase date. Any capital gain or loss will be short-term or long-term, depending on how long the stock has been held.

There are no federal income tax consequences to MannKind by reason of the grant or exercise of purchase rights under the Purchase Plan. MannKind is entitled to a deduction to the extent amounts are taxed as ordinary income to a participant (subject to the requirement of reasonableness and the satisfaction of tax reporting obligations).

New Plan Benefits

Participation in the Amended Purchase Plan is voluntary and each eligible employee will make his or her own decision whether and to what extent to participate in the plan. It is therefore not possible to determine the benefits or amounts that will be received in the future by individual employees or groups of employees under the Amended Purchase Plan.

REQUIRED VOTE AND BOARD OF DIRECTORS RECOMMENDATION

In this Proposal 5, stockholders are requested to approve the Amended Purchase Plan. Approval of Proposal 5 requires the affirmative vote of the majority of the votes cast on Proposal 5. Abstentions and broker non-votes are counted toward a quorum, but will have no effect on the outcome of the vote.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE “FOR” PROPOSAL 5

Proposal 6

ADVISORY VOTE ON EXECUTIVE COMPENSATION

We are asking our stockholders to approve, on an advisory or non-binding basis, the compensation of the Company’s named executive officers as described in the “Compensation Discussion and Analysis” section of this proxy statement. This proposal is commonly referred to as a “say on pay” proposal. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement.

The compensation of our named executive officers is disclosed in the Compensation Discussion and Analysis, the compensation tables, and the related narrative disclosure contained in this proxy statement. As discussed in those disclosures, the Company believes that its compensation policies and decisions are appropriately designed to attract and retain the individuals needed to support the Company’s business strategy and to compete effectively with pharmaceutical and biotechnology companies while aligning with the long-term interests of the Company’s stockholders.

Compensation Principles

We believe that our pay practices are reasonable and in the best interests of our Company and our stockholders. Our compensation programs are guided by the following principles:

•
Emphasis on pay-for-performance. We believe a significant portion of the compensation for our executive officers should be variable, at risk and tied directly to the Company’s measurable performance. Consistent with these principles, a material portion of the compensation of our executive officers is in the form of performance-based incentives that are earned upon the attainment of pre-established objectives. The annual cash incentive awards under our short-term incentive (“STI”) plan are intended to compensate our executive officers for achieving our annual financial and operational objectives, the attainment of which requires significant effort.
•
Equity as a key component of compensation to align with our stockholders’ interests. The use of equity-based compensation for long-term incentives (“LTI”) aligns the interests of our executive officers with those of our stockholders by encouraging long-term performance and growth in stockholder value. Multi-year vesting schedules create incentives for our employees to sustain performance over the long term and encourage retention as the Company executes its business strategy.
•
Target compensation value at or close to the peer group median. We target total compensation levels for executives at the median of our peer group on the basis that we believe this target to be an appropriate level of compensation to attract and retain qualified and capable executives. However, actual compensation may fall above or below this level under a range of circumstances, including Company performance. For example, the 2021 and 2020 total compensation values presented in the Summary Compensation Table in this proxy statement for our named executive officers are below the median of the competitive market. We believe these below-median compensation values constituted a restrained compensation philosophy during a period of corporate under-performance and transformation.
•
No perquisites or tax gross-ups. We have no structured perquisite benefits nor do we provide supplemental pensions to any of our named executive officers. In addition, we do not use tax gross-ups, guaranteed bonuses, “single-trigger” benefits payable upon a change in control without a corresponding separation from service, or similar pay practices.
•
Executive stock ownership policy. We have an executive stock ownership policy designed to align our executive officers’ long-term interests with those of our stockholders and to discourage excessive risk taking. The policy requires our CEO to achieve a stock ownership level of four times base salary, while the other executive officers must achieve stock ownership levels of two times base salary. Executive officers who have not achieved the ownership requirements within five years may be restricted from selling their shares or may receive salary or bonus payments in stock rather than cash until they are in compliance.
•
Executive compensation recovery policy (“clawback”). Our incentive recoupment policy provides that all incentive compensation awarded to our executive officers may be recovered in the event of any material financial restatement with the executive at fault as well as in the event of any fraud or willful misconduct.

Commitment to Strong Governance Standards

We are committed to adopting and maintaining good corporate governance standards with respect to our compensation programs, procedures and practices. As such, our practices include the following:

•
Independent compensation committee. Our Compensation Committee designs and oversees our executive compensation programs. The Compensation Committee is comprised entirely of independent directors.
•
Performance goals. A material portion of executive compensation is in the form of performance-based annual cash and long-term equity incentives that are earned upon the attainment of pre-established financial or operational objectives. These objectives are tied directly to the Company’s measurable performance and designed to align the interests of our executives with those of our stockholders.
•
Authority to engage independent consultants. Our Compensation Committee has the authority to engage its own independent compensation consultants, legal counsel or other advisers to assist in designing and assessing our executive compensation programs and pay practices. Our current independent compensation consultant is Mercer LLC.
•
Prohibition on speculative trading. Board members, officers and employees are prohibited under the Company’s insider Trading Policy from engaging in short-term or speculative transactions in our common stock or other securities.
•
Annual say-on-pay advisory vote. Since 2011, we have held annual say-on-pay advisory votes in accordance with good governance practices and to maintain accountability to our stockholders. The results of our say-on-pay advisory votes , combined with input from investors have informed our compensation philosophy, which includes awards of long-term compensation to executive officers that will pay out, if at all, in proportion to the Company’s total stockholder return relative to a Russell 3000 Pharmaceutical and Biotechnology industry index over a multi-year period. We believe that this approach to long-term compensation is responsive to investors’ preference for performance-vesting long-term compensation while also providing compensation that attracts, motivates, incentivizes and retains highly qualified executive officers to drive the success of the Company.

Required Vote and Board of Directors Recommendation

At the 2017 Annual Meeting of Stockholders, our stockholders indicated their preference that the Company solicit a non-binding advisory vote on the compensation of the named executive officers every year. The Board has adopted a policy that is consistent with that preference. In accordance with that policy, this year, we are again asking our stockholders to support the compensation of the Company’s named executive officers as described in this proxy statement by casting a non-binding advisory vote “FOR” the following resolution:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2024 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2022 Summary Compensation Table and the other related tables and disclosure.”

While this advisory vote on executive compensation is non-binding, the Board of Directors and the Compensation Committee, which is responsible for designing and administering the Company’s executive compensation program, will review the voting results and consider the outcome of the vote when making future compensation decisions for named executive officers.

Approval of Proposal 6 requires the affirmative vote of a majority of the shares present or represented by proxy and entitled to vote at the Annual Meeting. Abstentions will be counted toward the tabulation of votes cast on the proposal and will have the same effect as “Against” votes. Broker non-votes are counted towards a quorum, but will have no effect on the outcome of the vote.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS

A VOTE “FOR” PROPOSAL 6

Proposal 7

ADVISORY INDICATION ON THE PREFERRED FREQUENCY OF STOCKHOLDER ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Act enables the Company’s stockholders to indicate their preference regarding how frequently the Company should solicit a nonbinding advisory vote on the compensation of our named executive officers as disclosed in the Compensation Discussion and Analysis, the compensation tables, and the related narrative disclosure. Currently, consistent with the preference expressed by the stockholders at the Company’s 2017 Annual Meeting of Stockholders, the policy of the Board is to solicit such vote every year. In accordance with the Dodd-Frank Act, we are again asking stockholders to indicate whether they would prefer an advisory vote once every one, two or three years. Alternatively, stockholders may abstain from casting a vote. For the reasons described below, we recommend that our stockholders select a frequency of one year, or an annual vote.

In formulating its recommendation, the Board considered several factors in determining the appropriate frequency of advisory votes on executive compensation. On the one hand, the Board recognizes the importance of receiving regular input from our stockholders on important issues, such as our compensation policies and procedures. The Board also believes that a well-structured compensation program should include plans that drive the creation of stockholder value over the long term and do not simply focus on short-term gains. Because of that, the Board believes that an annual advisory vote will be more limited in value than a vote which reflects the long-term executive compensation philosophy of the Compensation Committee and the long-term results of its actions. Moreover, many elements of compensation are structured over a multi-year period, disclosure is made to cover several years, and some proxy advisory firms review total stockholder returns over multi-year periods. Also, equity awards to management are granted to compensate management over at least a three-year period. On the other hand, the Board recognizes that even if the effectiveness of these plans cannot be adequately evaluated on an annual basis, many stockholders may want to express a preference in a single year based on a multi-year review. An annual say-on-pay vote may represent the most effective means for some of our stockholders to express meaningful input on executive compensation. Because of that, the Board determined that an annual say-on-pay vote would best express its commitment to take steps to align the compensation of its executives with the interests of the Company’s stockholders. The Board’ determination was further based on the premise that this recommendation could be modified in future years if it becomes apparent that an annual say-on-pay vote is not meaningful, is burdensome or is more frequent than recommended by best corporate governance practices. Based on these factors, the Board determined to recommend that future say-on-pay votes occur each year until the next vote on the frequency of advisory votes on the compensation of our named executive officers.

Stockholders are provided with the opportunity to choose among four options (holding the vote every one, two or three years, or abstaining) and, therefore, stockholders will not be voting to approve or disapprove the recommendation of the Board. The option among those choices that obtains a majority of votes cast by the shares present or represented by proxy and entitled to vote at the Annual Meeting will be deemed to be the frequency adopted for advisory purposes by our stockholders in accordance with our Amended and Restated Bylaws; however, in the event that no frequency receives a majority, we will consider whichever frequency receives a plurality of the votes to be the frequency preferred by our stockholders.

The Board and the Compensation Committee value the opinions of our stockholders in this matter, and the Board intends to hold say-on-pay votes in the future in accordance with the alternative that receives the most stockholder support.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE

IN FAVOR OF “ONE YEAR” ON PROPOSAL 7.

Proposal 8

RATIFICATION OF SELECTION OF DELOITTE & TOUCHE LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected Deloitte & Touche LLP (“Deloitte”), as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023 and has directed management to submit the selection of Deloitte for ratification by the stockholders at the Annual Meeting.

Deloitte has served as the Company’s independent auditor since 2001. Representatives of Deloitte are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Stockholder ratification of the selection of Deloitte as our independent registered public accounting firm is not required by our Amended and Restated Bylaws or otherwise. The Board is seeking such ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection of Deloitte as our independent registered public accounting firm, the Audit Committee will consider whether to retain that firm for the fiscal year ending December 31, 2023.

PRINCIPAL ACCOUNTING FEES AND SERVICES

The following table represents aggregate fees billed to the Company for the fiscal years ended December 31, 2022 and 2021 by Deloitte and its subsidiaries, the affiliates of Deloitte & Touche LLP, Deloitte Touche Tohmatsu Limited and its member firm (collectively, the Deloitte entities). All of these entities collectively represent the Company’s principal accounting firm.

	2022	2021
Audit Fees(1)	$1,117,444	$862,991
Tax Fees(2)	3,500	3,000
Other	1,895	1,895
Total Fees	$1,122,839	$867,886

(1)
Represents the aggregate fees billed for professional services rendered for the reviews and audit of our consolidated financial statements and internal control over financial reporting including related regulatory filings and related comfort letters on such.

(2)
Represents the aggregate fees for professional services rendered for tax compliance, tax advice, and tax planning, including the preparation of foreign tax returns.

All fees described above were pre-approved by the Audit Committee.

PRE-APPROVAL POLICIES AND PROCEDURES

The Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by our independent registered public accounting firm, Deloitte and the Deloitte entities. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services, tax services and other services up to specified amounts. Pre-approval may also be given on an individual explicit case-by-case basis before the independent principal accounting firm is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting. The delegation of pre-approval of services is limited to non-audit services, as set forth in the Audit Committee Charter.

The Audit Committee has considered whether the provision by the Deloitte entities of the non-audit services described above was allowed under Rule 2-01(c)(4) of Regulation S-X and was compatible with maintaining the independence of the registered public accountants and has concluded that the Deloitte entities were and are independent of us in all respects.

REQUIRED VOTE AND BOARD OF DIRECTORS RECOMMENDATION

A majority of the shares present in person or by proxy and entitled to vote at the Annual Meeting is required for approval of this proposal. Abstentions will be counted toward the tabulation of votes cast on the proposal and will have the same effect as “Against” votes. Broker non-votes, if any, are counted towards a quorum, but will have no effect on the outcome of the vote. We do not expect there to be any broker non-votes on this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS

A VOTE “FOR” PROPOSAL 8

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and shall not be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing of MannKind under the Securities Act or the Exchange Act, except to the extent MannKind specifically incorporates this report by reference.

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. The Company’s management has the primary responsibility for the financial statements, for maintaining effective internal control over financial reporting, and for assessing the effectiveness of internal control over financial reporting. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited financial statements in the Annual Report with Company management, including a discussion on the quality, not just the acceptability, of the accounting principles; the reasonableness of significant judgments; and the clarity of the disclosures within the financial statements.

The Audit Committee recognizes the importance of maintaining the independence of the Company’s independent auditor, both in fact and appearance. In fulfilling its oversight responsibility as to the audit process, the Audit Committee obtained from Deloitte & Touche LLP (“Deloitte”) the written disclosures and the letter describing all relationships between MannKind and its independent auditors that might bear on the auditors’ independence consistent with applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) Rule 3526, Communication with Audit Committees Concerning Independence. The Audit Committee has discussed Deloitte’s independence with Company management and Deloitte, and considered the compatibility of non-audit services with the independent auditor’s independence.

The Audit Committee Charter provides that one duty of the Audit Committee is to determine whether to retain or to terminate MannKind’s existing auditors or to appoint and engage new auditors for the ensuing year. In performing that duty, the Audit Committee evaluated the performance of Deloitte in performing the examination of MannKind’s financial statements for the fiscal year ended December 31, 2022, considered the auditors’ technical expertise and knowledge of the Company’s operation and industry, and considered auditors’ independence, objectivity, and professional skepticism. Based on this evaluation, the Audit Committee determined to engage Deloitte as MannKind’s independent auditors for the fiscal year ending December 31, 2023.

The Audit Committee discussed with Deloitte the matters required to be discussed by the applicable PCAOB standards and the SEC. In addition, with and without management present, the Audit Committee discussed and reviewed MannKind’s financial statements and the results of Deloitte’s audit of MannKind’s financial statements and internal control. Based upon the Audit Committee’s discussion with management and Deloitte and the Audit Committee’s review of MannKind’s financial statements, the representations of MannKind’s management and the independent auditors’ report to the Audit Committee, the Audit Committee recommended to the Board of Directors that MannKind include the audited financial statements in its Annual Report on Form 10-K for the fiscal year ended December 31, 2022, for filing with the SEC.

Audit Committee

Ronald J. Consiglio, Audit Committee Chair

Jennifer Grancio, Audit Committee Member

Anthony Hooper, Audit Committee Member

Sabrina Kay, Audit Committee Member

Christine Mundkur, Audit Committee Member

EXECUTIVE OFFICERS OF THE REGISTRANT

The following table sets forth our current executive officers and their ages:

Name	Age	Position(s)
Michael E. Castagna, Pharm.D.	46	Chief Executive Officer and Director
Steven B. Binder	60	Chief Financial Officer
Lauren M. Sabella	62	Executive Vice President, Chief Operating Officer
Sanjay Singh, M Pharm, MBA	56	Executive Vice President, Technical Operations
David B. Thomson, Ph.D., J.D.	56	Executive Vice President, General Counsel and Secretary
Stuart A. Tross, Ph.D.	56	Executive Vice President, Chief People and Workplace Officer

Michael E. Castagna, Pharm.D. Mr. Castagna’s biographical information is included under Proposal 1 above.

Steven B. Binder has been our Chief Financial Officer since July 2017. Before joining us, since 2013 Mr. Binder served as Vice President and Chief Financial Officer of the International Group of Stryker Corporation, a leading global medical technology company, based in Singapore. Prior to Stryker, Mr. Binder served in a series of senior leadership roles at Bristol-Myers Squibb Company (“BMS”). His last four positions at BMS were Vice President, Finance roles over different geographic operating units: United States (2012-2013), Europe (2008-2011), AsiaPacific (2005-2007), and Japan (2003-2005). Prior to his international experience, Mr. Binder served in three senior leadership roles for Oncology Therapeutics Network, a U.S. based independent subsidiary of BMS: Vice President, Strategic Development (2001-2003), Vice President, Customer Operations (2000-2001), and Chief Financial Officer (1997-2000). Before Oncology Therapeutics Network, Mr. Binder progressed through three finance and accounting roles for BMS Worldwide Medicines Group after joining the company in 1992. Before BMS, he worked for Deloitte & Touche LLP in a series of auditing roles with increasing responsibility over an eight-year period beginning in 1984. Mr. Binder received a B.S. in Accounting and Business Administration from Muhlenberg College and is a Certified Public Accountant.

Lauren M. Sabella was appointed Chief Operating Officer effective March 27, 2023. Prior to joining us, Ms. Sabella served as Principal at LS Consulting Group, a strategic advisory group providing consulting services to pharmaceutical and emerging biotech companies, from September 2022 until March 2023. From September 2021 until September 2022, Ms. Sabella served as Chief Operating Officer at Acorda Therapeutics, Inc. (“Acorda”). Ms. Sabella was previously Acorda’s Chief Commercial Officer from February 2015 to September 2021. Before that, from January 2010 to February 2015, she was Acorda’s Executive Vice President, Commercial Development. Prior to that, Ms. Sabella was the Founder and Principal of Tugboat Consulting Group, an independent consulting practice assisting companies in the commercialization process. Ms. Sabella also served as Corporate Officer and Vice President of Commercial Development at Altus Pharmaceuticals Inc. (“Altus”) from May 2006 to September 2008, with responsibility for all aspects of commercialization. Prior to joining Altus, Ms. Sabella was employed by Boehringer Ingelheim Pharmaceuticals for 18 years in positions of increasing responsibility, which included over ten years of marketing experience during which she led several product launches including Mobic, an NSAID that became a $1 billion brand. In her last role, she served as Vice President of Sales, Eastern Zone, where she led the sales launch of Spiriva and ran both Primary Care and Specialty Divisions, including Neurology, Urology and Cardio/Pulmonary. Ms. Sabella holds a B.B.A. from Hofstra University.

Sanjay Singh, M Pharm, MBA has been our Executive Vice President, Technical Operations since October 2022. Before joining us, since 2011 Mr. Singh served as Sr. Vice President and Associate President, Technical Operations in India and USA at Aurobindo Pharma Limited, a generic pharmaceutical manufacturing company, headquartered in Hyderabad, India. Prior to Aurobindo, Mr. Singh worked in various leadership roles at Cipla Limited (2000-2007, 2008-2011), Glenmark Pharmaceuticals Limited (2007-2008), Nicholas Piramal Pharma Limited (1992-2000) and Cadila Healthcare Limited (1990-1991). Mr. Singh was the founding president of the Parental Drug Association, India chapter before moving to the US in 2015. Mr. Singh received an M. Pharma. degree in Pharmaceutical Chemistry from LM College of Pharmacy, Ahmedabad, India and an MBA degree from Institute of Management Studies, Indore, India.

David B. Thomson, Ph.D., J.D. has been our General Counsel and Corporate Secretary since January 2002. Prior to joining us, he practiced corporate/commercial and securities law at a major Toronto law firm. Earlier in his career, Dr. Thomson was a post-doctoral fellow at the Rockefeller University. Dr. Thomson obtained his B.S., M Sc. and Ph.D. degrees from Queens University and obtained his J.D. degree from the University of Toronto.

Stuart A. Tross, Ph.D. has been our Chief People and Workplace Officer since December 2016, with responsibilities for human resources, information technology, corporate communications and west coast facilities. From 2006 to 2016 he served in various roles of increasing responsibility at Amgen Inc., most recently as Senior Vice President and Chief Human Resources Officer responsible for human resources and security on a global basis. From 1998 to 2006 he served in a series of leadership roles at BMS, most recently as

Vice President and Global Head of Human Resources for Mead Johnson Company. Mr. Tross received a B.S. degree from Cornell University and M.Sc. and Ph.D. degrees in Industrial-Organizational Psychology from the Georgia Institute of Technology.

Executive officers serve at the discretion of our Board of Directors. There are no family relationships between any of our directors and executive officers.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

We are pleased to present our report on executive compensation. This report is intended to assist our stockholders in understanding the objectives and procedures used by the Compensation Committee of our Board of Directors in establishing its recommendations to the Board regarding the compensation of our executive officers.

Executive Summary

MannKind is a biopharmaceutical company focused on the development and commercialization of innovative therapeutic products and devices to address serious unmet medical needs for those living with endocrine and orphan lung diseases. Our signature technologies – Technosphere dry-powder formulations and Dreamboat inhalation devices – offer rapid and convenient delivery of medicines to the deep lung where they can exert an effect locally or enter the systemic circulation. In our endocrine business unit, we currently commercialize two products: Afrezza (insulin human) Inhalation Powder, an ultra rapid-acting inhaled insulin indicated to improve glycemic control in adults with diabetes, and the V-Go wearable insulin delivery device, which provides continuous subcutaneous infusion of insulin in adults that require insulin. The first product to come out of our orphan lung disease pipeline, Tyvaso DPI (treprostinil) inhalation powder, received FDA approval in May 2022. Our collaboration partner, United Therapeutics Corporation (“UT”) began commercializing Tyvaso DPI in June 2022. UT pays us a royalty on net sales of Tyvaso DPI as well as a margin on supplies of Tyvaso DPI that we manufacture for UT. The dual importance of our endocrinology and orphan lung disease programs is reflected in our consolidated statement of operations, which shows that in 2022 we derived $56.2 million in net revenue from sales of our endocrinology products and $43.5 million in royalties and collaboration and services revenue from our partnership with UT.

Our short-term incentive, or STI, compensation plan is designed to reward achievements that are expected to produce positive stockholder returns in the near-term in both operational areas of focus. Other elements of our compensation program, particularly equity compensation, are aimed at rewarding performance of the Company over the longer time periods typically associated with the development cycles of biopharmaceutical products. We place more emphasis on performance-based compensation than on fixed compensation, but we are mindful of the fact that an over-emphasis on at-risk compensation could jeopardize our ability to retain key talent. We discuss below how we use a mix of compensation elements in order to achieve our objectives.

Oversight of the Executive Compensation Program

The Compensation Committee is responsible for establishing and administering our policies governing the compensation for our executive officers. The Compensation Committee is composed entirely of independent directors within the meaning of applicable SEC and Nasdaq rules. The Compensation Committee’s responsibilities and duties are outlined in detail in the Compensation Committee charter, which is available on our website at mannkindcorp.com/corporate-governance/. A primary responsibility of the Compensation Committee is to make recommendations regarding the compensation for our executive officers, including the determination and confirmation of annual corporate goal achievement for purposes of awarding short-term incentive compensation, to the full Board for its approval. As part of this process, the Compensation Committee has historically invited our CEO to attend Compensation Committee meetings or portions thereof to obtain his insight and guidance with respect to other executive officers, though the Chief Executive Officer is not a member of the Compensation Committee. The Compensation Committee engages a third-party consulting firm, Mercer LLC, to assist in developing compensation levels and practices and to provide external market data. The Compensation Committee may select, or receive advice from, a compensation consultant, legal counsel or other adviser to the Compensation Committee, other than in-house legal counsel and certain other types of advisers, only after taking into consideration six factors prescribed by the SEC and Nasdaq, that bear upon the adviser’s independence; however, there is no requirement that any adviser be independent. The Compensation Committee conducted an independence assessment with respect to Mercer’s role in recommending or determining the amount and form of executive compensation and considered the required six factors. After conducting this assessment, the Compensation Committee concluded that Mercer’s role in recommending or determining the amount and form of execution compensation for the fiscal year ended December 31, 2022 did not raise any conflict of interest.

The Compensation Committee meets outside the presence of our CEO in order to consider the appropriate compensation for, and in setting the compensation of, our CEO. The Compensation Committee relies on compensation data provided by Mercer in setting CEO compensation. The CEO in 2022 did not maintain personal or business relationships (including any interlocking relationships) with any of the Compensation Committee members (outside of their relationship within the Company) that would impair the Compensation Committee members’ ability to remain independent and assess the CEO’s compensation without any conflict of interest. Thus, the determination of the CEO compensation was made without undue influence from the CEO. During 2022, for all other named executive officers, the Compensation Committee met outside the presence of all executive officers except our CEO. The annual performance of each of our executive officers is considered by the Compensation Committee when making decisions regarding base salary, targets for and payments under our STI plan and grants of equity incentive awards. When making recommendations regarding individual executive officers, the Compensation Committee considers the importance of the position to us, the past compensation history of the executive officer and the contributions made by the individual in the past and the contributions we expect the executive officer to make in the future towards the success of our business.

Compensation Philosophy and Objectives

The Compensation Committee oversees our executive compensation within the context of a compensation philosophy. This philosophy is to provide compensation and benefits programs designed to attract, engage, and retain a high caliber workforce that enables us to compete with companies in the pharmaceutical and biotechnology industries and to reward individual and corporate performance. We believe that a well-designed compensation program for our executive officers should:

•
align the goals of the executive officer with the goals of our stockholders;
•
recognize individual initiative and achievement;
•
provide total compensation that enables us to compete with companies in the pharmaceutical and biotechnology industries; and
•
align compensation with our short-term and long-term corporate objectives and strategy, focusing executive officer behavior on the fulfillment of those objectives.

In keeping with this philosophy, our executive compensation program is designed to achieve the following objectives:

•
attract talented and experienced executives;
•
motivate and reward executives whose knowledge, skills and performance are critical to our success;
•
retain executives and employees who are instrumental in accomplishing our corporate goals;
•
align the interests of our executives and stockholders by motivating executives to increase stockholder value and rewarding executives when stockholder value increases;
•
provide a competitive compensation package which is weighted towards pay-for-performance (including, when appropriate, long-term incentives such as performance equity awards), and in which total compensation is primarily determined by the Company’s and the individual’s achievement of results;
•
ensure fairness among the executive management team by recognizing the contributions each executive makes to our success;
•
foster a shared commitment among executives by aligning the Company’s and their individual goals; and
•
compensate our executives to manage our business to meet our long-term objectives.

Competitive Market Assessment

No less frequently than annually, the Compensation Committee reviews competitive market data to determine if our compensation levels remain at targeted levels and our pay practices are appropriate. These assessments include a review of base salary, STI compensation, and long-term incentive, or LTI, compensation. These components are benchmarked against a group of peer companies.

Our peer group of similarly situated companies was developed by considering U.S.-based companies in the same industry (biotechnology/pharmaceutical) with similar company characteristics, such as revenue, market capitalization, and number of employees. In addition to these criteria, we consider companies with a similar competitive strategy, including utilizing an internal sales force, and maintaining internal manufacturing capabilities. In order to ensure that we do not exclude potential peers, we also take note of companies considered to be our peers by Institutional Shareholder Services for their benchmarking purposes. We review the list annually to ensure that our peer group is relevant while also striving for year-over-year consistency.

For compensation benchmarking for 2022 compensation decisions, the peer group consisted of the following 12 companies:

Agenus Inc.	Macrogenics Inc.
Anika Therapeutics, Inc.	Rigel Pharmaceuticals Inc.
Deciphera Pharmaceuticals, Inc.	Sangamo Therapeutics, Inc.
Dynavax Technologies Inc.	Seres Therapeutics, Inc.
Karyopharm Therapeutics Inc.	Sorrento Therapeutics, Inc.
La Jolla Pharmaceutical Company	Vanda Pharmaceuticals Inc.

In accordance with our annual process, the Compensation Committee reviewed our peer group in the first quarter of 2023. Based on data compiled by Mercer and reviewed by the Compensation Committee during this process, the Compensation Committee determined that three companies needed to be removed from the list: Sorrento Therapeutics, who filed for Chapter 11 bankruptcy in February 2023, La Jolla Pharmaceutical Company, which was acquired in August 2022 and Seres Therapeutics, who has not yet brought a product to market and whose business model is no longer aligned with ours. In place of these companies, the Compensation Committee added three companies that satisfied our criteria for peer companies: BioCryst Pharmaceuticals, Inc., Insmed Incorporated, and ADMA Biologics, Inc. Accordingly, the full 2023 peer group consists of the following companies:

ADMA Biologics, Inc.	Insmed Incorporated
Agenus Inc.	Karyopharm Therapeutics Inc.
Anika Therapeutics, Inc.	Macrogenics Inc.
BioCryst Pharmaceuticals, Inc.	Rigel Pharmaceuticals Inc.
Deciphera Pharmaceuticals, Inc.	Sangamo Therapeutics, Inc.
Dynavax Technologies Inc.	Vanda Pharmaceuticals Inc.

For some executive positions, the peer group data may not be sufficiently robust, or the position may not have an appropriate counterpart at our peer companies. In those cases, we will also consider industry specific and general published survey compensation data, such as the Radford Global Life Sciences Executive Survey.

Market Positioning

The Compensation Committee reviews executive compensation at least annually, establishes competitive compensation levels and designs the compensation program to provide pay commensurate with individual and corporate performance. With support from Mercer, we have targeted total compensation levels for executives at the median of our peer group. We believe this target to be an appropriate level of compensation to attract and retain qualified and capable executives. However, actual compensation may fall above or below this level under a range of circumstances, such as individual and Company performance, tenure with the Company or retention concerns.

In addition to the factors listed above, we also consider, among other things:

•
our business need for the executive officer’s skills;
•
the contributions that the executive officer has made, or we believe will make, to our success;
•
the transferability of the executive officer’s managerial skills to other potential employers; and
•
the relevance of the executive officer’s experience to other potential employers, particularly in the pharmaceutical and biotechnology industries.

In prior years, we have allowed total compensation levels for our named executive officers to fall well below the median of the competitive market, reflecting a restrained compensation philosophy during a period of corporate transformation. As discussed in more detail below, we consider each element of executive compensation and make adjustments as appropriate. We believe our executive compensation packages are reasonable when considering our business strategy, the revenue potential of our business, our compensation philosophy and the competitive market data.

Consideration of Past Say-on-Pay Results

We believe that our annual say-on-pay advisory vote is a good governance practice that allows us to maintain accountability to our stockholders. The result of this advisory vote, including in years where support is lower (see table below), can provide valuable insight into the perceptions of our executive compensation programs and areas where we need to improve. This insight can be helpful in guiding the multiple conversations with buy-side institutional investors and sell-side analysts that our management team holds throughout the year. In 2021 and 2022, we also held conference calls with several dozen of our larger retail stockholders who had expressed interest in participating in a Q&A session with our management team.

Year	Say-on-pay support
2018	83%
2019	67%
2020	61%
2021	89%
2022	88%

The feedback we receive from all of these investor engagements is valuable and has helped us to appreciate how different investors assess the alignment between pay and performance differently depending on their time horizons for investment decisions, expectations about cadence for corporate milestones and other factors.

Aided by these insights, we designed recent annual equity awards to executives in a manner that puts greater emphasis on performance-based vesting, measured after a multi-year period. This component of long-term compensation will pay out, if at all, in proportion to the Company’s total stockholder return relative to the Russell 3000 Pharmaceutical and Biotechnology industry index over a multi-year period. We believe that this approach to long-term compensation is responsive to investors’ preference for performance-vesting long-term compensation while also providing compensation that attracts, motivates, incentivizes and retains highly qualified executive officers to drive the success of the Company.

COMPENSATION COMPONENTS

In order to provide a total compensation package that is tied to stockholder value creation and the achievement of strategic corporate goals, our executive compensation package is comprised of several components. These components are designed to work together to create a balanced approach to compensation, rewarding both short-term and long-term performance and fostering sufficient retentive effect to secure the services of our executive officers while we execute on our plans. Currently, our compensation structure for executive officers includes a combination of base salary, STI compensation, LTI compensation in the form of equity awards, 401(k), medical and other benefits, and severance and change in control and other post termination provisions. Each component is described in further detail below.

The following charts break down the total compensation that the CEO and the other named executive officers (on average) received in 2022, including the grant date fair value of equity awards granted to these officers in 2022. These charts are derived from the summary compensation table on page 59, excluding income associated with employer contributions to individual 401(k) plans, supplemental medical benefits, airline club reimbursements and other taxable income. The charts illustrate the extent to which a greater percentage of total compensation for our named executive officers is delivered in the form of performance-based compensation as compared to fixed compensation (salary and time-based equity awards). Specifically, performance-based compensation accounted for approximately 64% of the 2022 total compensation for the CEO and approximately 57% for the other named executive officers. Mr. Singh and Mr. Galindo were excluded from these calculations because they both worked for only part of the past year.

Figure 1	Figure 2

The Compensation Committee believes that the above compensation structure appropriately balances the dual objectives of promoting long-term stockholder value creation and preventing excessive risk-taking.

Base Salary

Base salaries are designed to provide compensation for the day-to-day management of the Company, assuming satisfactory levels of performance. This component is designed to provide consistent and steady cash flow for the executive and represents only a portion of total compensation. Salary levels are based primarily upon the competitive market for the executive officers’ services, as reflected by the peer group. Base salaries for our executives are generally intended to fall within 10% of the median of the competitive market, although individual performance, responsibility, and the importance of each role in our organization can also impact base salary levels.

In 2022, the Compensation Committee reviewed executive salaries and other elements of compensation against the benchmarks provided by our peer group and determined that no adjustments were required to salaries, STI targets or any other element of compensation.

Short-Term Incentive Plan

Each of our executive officers are eligible to receive an annual performance-based cash payment. The annual cash incentive awards under our STI plan are intended to compensate our executive officers for achieving our annual goals at the corporate level and for achieving individual annual performance objectives. The objectives for our company and individual measures are established so that performance at or above target levels requires significant effort on the part of our executives. The STI plan is funded based on the overall achievement of corporate objectives, as determined by the Compensation Committee in its evaluation of the accomplishments of the Company during the previous year. Evaluation criteria can be quantitative or qualitative, depending on the objective.

Quantitative objectives are typically evaluated using a leverage curve that allows up to a 200% payout for over-achievement of up to 120% of the stated target and imposes on a 0% payout for any achievement that falls below 80% of the stated target.

The STI plan is an important part of our pay-for-performance culture. We believe that tying a significant portion of our executive cash compensation to financial and operational goals – such as financial metrics, progress of product development and execution of business development priorities – encourages corporate performance and stock price growth. This element of compensation is truly at risk because target attainment is not assured, as reflected in our recent payout history:

Year Achieved (paid in the following year)	STI Achievement Level (%)
2017	90
2018	50
2019	93
2020	125
2021	115

Early in 2022, the board of directors specified three main corporate objectives for 2022. In January 2023, the Compensation Committee evaluated the performance of the Company against the corporate objectives as follows:

Objective	Target	Assessment	Result
Deliver on Tyvaso DPI launch	35%	Assessed quantitatively with respect to certain deliverables and qualitatively with respect to actions taken to mitigate unforeseen events	45%
Drive endocrinology business	35%	Assessed quantitatively.	40%
Advance pipeline opportunities	30%	Assessed quantitatively with respect to the achievement of development milestones	39%
Overall Result			124%

Each eligible position, including the executive officers, is assigned a target STI opportunity expressed as a percentage of base salary, which reflects market competitive levels. Target STI opportunities are generally intended to be at the 50th percentile of the market. For Mr. Castagna, the target STI opportunity for 2022 is 70% of base salary. For all other executive officers, the target STI opportunity is 50% of base salary.

As a result of the Compensation Committee’s determination that the Company as a whole achieved 124% of its 2022 corporate goals, 124% of the aggregate target STI opportunity for all executive officers was made available for cash incentive awards to be paid in April 2023. The actual cash incentive award to be paid to each individual executive officer will reflect an upward or downward adjustment from 124% imposed by the Compensation Committee in order to reflect the contributions of such executive officer to the achievement or shortfall of the various 2022 corporate objectives.

Long-Term Incentives

In order to provide a significant retention incentive and to ensure a strong link to the long-term interests of stockholders, we provide a portion of our total compensation in the form of LTI compensation, which is generally delivered as an equity award (i.e., stock options or restricted stock units). All employees, including executive officers, are eligible to receive equity awards. Equity awards are granted under the 2018 Equity Incentive Plan, which is administered by the Compensation Committee pursuant to a delegation of concurrent authority by our Board of Directors. The awards are made at the discretion of the Compensation Committee, after taking into consideration grant guidelines that we have developed. Based on the competitive market, our current equity guidelines target an annual long-term incentive award valued at 300% of base salary for the CEO and at 150% of median base salary for all other executive officers. These percentages correspond to the median of the competitive market, but they can be modified at the discretion of the Compensation Committee for a range of reasons, including but not limited to, company performance, individual employee performance, financial position of the company, number of shares available for grant under the equity incentive plan, the volatility of the stock price, and similar factors.

Our policy with regard to the timing of grants of equity compensation is to issue annual grants of equity awards in connection with a regularly scheduled quarterly meeting of the Compensation Committee. The timing of grant dates is not based on any favorable or unfavorable non-public information anticipated to be disclosed at a later date. All stock option awards are granted with an exercise price equal to the closing price of our common stock on the Nasdaq Global Market on the date of the meeting at which such stock options were granted.

In 2022, annual equity awards were delivered as grants of restricted stock units. The total target amount of annual equity compensation (i.e., 300% of base salary for CEO; 150% of median base salary for other executive officers) was converted into a target number of shares using the then-current stock price and the resulting number was divided into two awards of restricted stock units.

Executive Officer	LTI Guideline	Performance-based Award	Time-based Award
CEO	565,000 shares	311,000 RSUs	254,000 RSUs
Other executive officers	200,000 shares	110,000 RSUs	90,000 RSUs

One award, representing 55% of the total annual equity incentive, was delivered as a performance stock unit that cliff vests in May 2025, provided that the closing price of the Company’s common stock on such vesting date is not less than closing price of the Company’s common stock on the grant date. The number of shares delivered on the vesting date, as a percentage of the target number specified in the table above, will be determined by the percentile ranking of the Company’s total stockholder return (“TSR”) over the period from the grant date to the vesting date relative to the TSR of the Russell 3000 Pharmaceutical & Biotechnology Index over the same period, as follows:

•
<25th percentile = 0% of target
•
25th percentile = 50% of target
•
50th percentile = 100% of target
•
75th percentile = 200% of target
•
≥90th percentile = 300% of target

Payout values will be interpolated between the percentile rankings above. The other award, representing 45% of total annual equity incentive, was delivered as a time-based restricted stock unit that vests 25% on each anniversary of the grant date, commencing in May 2023 and ending in May 2026.

We believe that the use of relative TSR is an appropriate metric for LTI compensation whereas operational metrics, such as revenue growth, are better suited for STI. Putting a majority of the LTI at risk and tying the value of that compensation to stockholder returns over the same period aligns with our pay-for performance philosophy. At the same time, the inclusion of time-based awards within the LTI program encourages employee retention and fosters equity ownership, which are additional objectives of our compensation program.

Clawback Policy

All of our executive officers are subject to our clawback policy, which applies to all incentive-based compensation, including STI and LTI. The policy provides that such incentive-based compensation is subject to clawback for any material financial restatement with the executive at fault as well as any fraud or willful misconduct. The policy applies to any event discovered after January 1, 2020, even if the applicable incentive compensation was paid prior to that date.

Stock Ownership Guidelines

Our executive officers are subject to our stock ownership guidelines, which require each such individual to hold a specified number of shares of our common stock calculated by dividing the dollar amount below by the current stock price:

Officer	Ownership Guideline
Chief Executive Officer	4 times base salary
Executive Vice Presidents	2 times base salary
Senior Vice Presidents and Vice Presidents serving on the Executive Leadership Team	1 times base salary

For purposes of determining stock ownership, all common stock, shares held in retirement accounts, restricted stock units, restricted shares, options (regardless as to whether they are “underwater” or “in the money”) and performance awards are considered eligible. Both vested and unvested equity awards count as eligible. Each individual subject to the stock ownership guidelines has five years to reach the applicable guideline, beginning January 1, 2020 or when the individual is hired or promoted into the eligible role, whichever is later. Upon completion of the grace period, for anyone out of compliance with the guidelines, the Board or the Compensation Committee may restrict their sale of shares or may choose to deliver salary or STI payments in stock rather than cash until the guidelines are satisfied. All executive officers are currently in compliance with our stock ownership guidelines.

Other Benefits

We provide a competitive benefits package to all full-time employees, which includes health and welfare benefits, such as medical, dental, vision care, life insurance benefits, and a 401(k) savings plan. Executives, including the named executive officers, receive additional benefits, including executive medical reimbursement insurance, as well as additional short-term and long-term disability insurance.

We have no other structured perquisite benefits (e.g. automobile allowance, or financial planning services) for any executive officer, including the named executive officers, and we currently do not provide any deferred compensation programs or supplemental pensions to any executive officer, including the named executive officers.

Employee Stock Purchase Plan

In order to encourage stock ownership and provide greater incentives to contribute to our success at all levels, we provide all employees, including executive officers, the ability to purchase our common stock at a discount under our 2004 employee stock purchase plan (the “Purchase Plan”). The Purchase Plan is designed to comply with Section 423 of the Code and provides all employees with the opportunity to purchase up to $25,000 worth of our common stock (based on the undiscounted fair market value at the commencement of the offering period) each year at a purchase price that is the lower of 85% of the fair market value of the common stock on either the date of purchase or the commencement of the offering period. An employee may not purchase more than 5,000 shares of common stock on any purchase date. The executives’ rights under the Purchase Plan are identical to those of all other employees.

Severance Provisions

Currently, we have no severance agreements with our executive officers, except with Mr. Thomson. The terms of the agreement and amounts that may be realized are detailed under the heading “Potential Payments Upon Termination or Change of Control”.

Change of Control Provisions

We have entered into change of control agreements with each of our executive officers in order to ensure that we have the continued dedication of these executives and in order to provide them with reasonable compensation and benefit arrangements in the event of termination of their employment following a change of control. We believe that it is imperative to diminish any distraction of our executives arising from the personal uncertainty and insecurity that arises in the absence of any assurance of job security, thereby allowing executives to focus on corporate objectives and strategy. The terms of these agreements and amounts that may be realized are detailed under the heading “Potential Payments Upon Termination or Change of Control.”

Tax Considerations

Under Section 162(m) of the Internal Revenue Code (“Section 162(m)”), compensation paid to any publicly held corporation’s “covered employees” that exceeds $1 million per taxable year for any covered employee is generally non-deductible, unless the compensation qualifies for certain grandfathered exceptions (including the “performance-based compensation” exception) for certain compensation paid pursuant to a written binding contract in effect on November 2, 2017 and not materially modified on or after such date.

Although the Compensation Committee will continue to consider tax implications as one factor in determining executive compensation, the Compensation Committee also looks at other factors in making its decisions and retains the flexibility to provide compensation for the Company’s named executive officers in a manner consistent with the goals of the Company’s executive compensation program and the best interests of the Company and its stockholders, which may include providing for compensation that is not deductible by the Company due to the deduction limit under Section 162(m). The Compensation Committee also retains the flexibility to modify compensation that was initially intended to be exempt from the deduction limit under Section 162(m) if it determines that such modifications are consistent with the Company’s business needs.

Summary Compensation Table

The following table shows for the three year period ended December 31, 2022 compensation awarded to, or earned by:

•
the individuals who served as our principal executive officer or principal financial officer for any portion of 2022;
•
our three most highly compensated executive officers in 2022, other than the individuals listed above, who were serving as executive officers during 2022 and as of December 31, 2022; and
•
two former executive officers for whom disclosure would have been among our three most highly compensated executive officers in 2022, other than our principal executive officer and principal financial officer, but for the fact that such individuals were not serving as an executive officer at the end of the last fiscal year.

			Restricted	Non-Equity
			Stock	Incentive Plan	All Other
		Salary	Awards	Compensation	Compensation		Total
Name and Principal Position	Year	($)(1)	($)(2)	($)(3)	($)(4)		($)
Michael E. Castagna	2022	623,358	2,646,400	571,619	63,681	(8)	3,905,058
Chief Executive Officer	2021	598,462	2,911,592	481,762	39,017		4,030,833
	2020	495,192	2,580,300	450,625	37,178		3,563,295

Steven B. Binder	2022	464,877	936,500	304,494	30,833	(9)	1,736,704
Chief Financial Officer	2021	447,385	1,028,955	291,814	32,851		1,801,004
	2020	396,154	1,032,800	257,500	21,057		1,707,511

Alejandro Galindo(5)	2022	415,658	936,500	-	24,090	(10)	1,376,248
Former EVP, Endocrine Business Unit

Joseph Kocinsky(6)	2022	416,250	936,500	187,312	31,478	(11)	1,571,540
Former Chief Technology Officer	2021	401,551	1,028,193	180,698	26,506		1,636,948
	2020	378,822	1,032,800	246,234	17,869		1,675,725

Sanjay Singh(7)	2022	53,846	758,195	26,923	14,530	(12)	853,494
EVP, Technical Operations

David B. Thomson	2022	471,484	936,500	308,822	18,229	(13)	1,735,034
EVP, General Counsel and Secretary	2021	454,835	1,030,395	296,098	21,967		1,803,295
	2020	429,089	1,032,800	278,908	20,744		1,761,541

Stuart Tross	2022	397,206	936,500	260,170	21,028	(14)	1,614,904
EVP, Chief People and Workplace Officer	2021	383,180	1,027,434	254,896	14,777		1,680,287
	2020	361,490	1,032,800	234,969	41,916		1,671,175

(1)	Includes amounts earned but deferred at the election of the named executive officer, such as salary deferrals under our 401(k) Plan established under Section 401(k) of the Code.
(2)

Performance-based restricted stock awards are valued based on a Monte-Carlo simulation model. Time-based restricted stock awards and non-qualified stock options are valued based on the market price of the stock on the grant date. Reference Note 15 “Stock award plans” in the notes to our financial statements for the period ended December 31, 2022, included in Part IV, Item 15 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 filed with the SEC on February 23, 2023, which identifies the assumptions made in the valuation of equity awards.

(3)	Non-equity incentive plan compensation is based on individual performance in the achievement of corporate objectives. Performance is compared to these objectives annually.
(4)

Amounts include employer contributions credited under our 401(k) Plan and the incremental cost of perquisites received by the named executive officers. Under the 401(k) Plan, which is open to substantially all of our employees, we make matching contributions based on each participant’s voluntary salary deferrals, subject to the provisions of the 401(k) Plan and limits of the Code.

(5)	Mr. Galindo resigned from his position as Executive Vice President – Endocrine Business Unit effective October 21, 2022.
(6)	Mr. Kocinsky resigned from his position as Chief Technology Officer effective October 31, 2022. Mr. Kocinsky remains employed at MannKind with reduced responsibilities.
(7)	On November 1, 2022, Mr. Singh was appointed as Executive Vice President, Technical Operations.
(8)	Includes $8,782 in contributions under the 401(k) Plan, $54,349 in medical benefits, and $550 in airline club reimbursement.
(9)	Includes $10,739 in contributions under the 401(k) Plan, and $20,095 in medical benefits.
(10)	Includes $13,100 in contributions under the 401(k) Plan, $10,440 in medical benefits, and $550 in airline club reimbursement.
(11)	Includes $9,150 in contributions under the 401(k) Plan, and $22,328 in medical benefits.
(12)	Includes $1,038 in contributions under the 401(k) Plan, and $13,491 in relocation benefits.
(13)	Includes $3,425 in contributions under the 401(k) Plan, and $14,804 in medical benefits.
(14)	Includes $9,539 in contributions under the 401(k) Plan, $10,940 in medical benefits, and $550 in airline club reimbursement.

Grants of Plan-Based Awards

The following table summarizes the equity awards granted to the named executive officers during the fiscal year ended December 31, 2022.

Name	Grant Date		Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($)
Michael E. Castagna	5/10/2022	(1)	155,500	311,000	933,000	—	1,897,100
	5/10/2022	(2)	—	—	—	254,000	749,300
Steven B. Binder	5/10/2022	(1)	55,000	110,000	330,000	—	671,000
	5/10/2022	(2)	—	—	—	90,000	265,500
Alejandro Galindo	5/10/2022	(1) (3)	55,000	110,000	330,000	—	671,000
	5/10/2022	(1) (3)	—	—	—	90,000	265,500
Joseph Kocinsky	5/10/2022	(1)	55,000	110,000	330,000	—	671,000
	5/10/2022	(2)	—	—	—	90,000	265,500
Sanjay Singh	11/01/2022	(2)	—	—	—	218,500	758,195
David B. Thomson	5/10/2022	(1)	55,000	110,000	330,000	—	671,000
	5/10/2022	(2)	—	—	—	90,000	265,500
Stuart Tross	5/10/2022	(1)	55,000	110,000	330,000	—	671,000
	5/10/2022	(2)	—	—	—	90,000	265,500

(1)

The restricted stock units will vest on May 10, 2025 provided that the closing price of the Company’s common stock on such vesting date is not less than the closing price on May 10, 2022 and subject to continuing service. The number of shares delivered on the vesting date is determined by the percentile ranking of the Company’s total stockholder return (TSR) over the period from May 10, 2022 until May 10, 2025 relative to the TSR of the Russell 3000 Pharmaceutical & Biotechnology Index over the same period, as follows: less than 25th percentile=0% of target, 25th percentile=50% of target, 50th percentile=100% of target, 75th percentile=200% percent of target, 90th percentile or higher=300% maximum. The grant-date fair value is based on a Monte-Carlo simulation model.

(2)

The restricted stock units will vest 25% on each of the first four anniversaries of the grant date, subject to continuing service. The grant date fair value is based on the market price of the stock on the grant date.

(3)	The restricted stock units were forfeited on October 21, 2022 upon resignation.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth summary information regarding the outstanding equity awards at December 31, 2022 granted to each of our named executive officers.

	Option Awards							Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Michael E. Castagna	65,840	(1)	—		—	4.55	5/19/2026	—		—	—		—
	100,000	(2)	100,000	(2)	—	4.55	5/19/2026	—		—	—		—
	75,050	(3)	75,050	(3)	—	1.42	5/25/2027	—		—	—		—
	115,500	(4)	115,500	(4)	—	1.52	5/29/2027	—		—	—		—
	191,000	(5)	—		—	1.52	5/29/2027	—		—	—		—
	534,000	(6)	—		—	1.91	5/16/2028	—		—	—		—
	523,167	(7)	60,833	(7)	—	1.32	5/14/2029	—		—	—		—
								204,500	(8)	1,077,715	500,000	(9)	2,635,000
								142,569	(10)	751,339	226,000	(11)	1,191,020
								254,000	(12)	1,338,580	311,000	(13)	1,638,970
Steven B. Binder	90,050	(14)	90,050	(14)	—	1.47	8/24/2027	—		—	—		—
	214,000	(6)	—		—	1.91	5/16/2028	—		—	—		—
	209,625	(7)	24,375	(7)	—	1.32	5/14/2029	—		—	—		—
								82,000	(8)	432,140	200,000	(9)	1,054,000
								51,805	(10)	273,012	79,000	(11)	416,330
								90,000	(12)	474,300	110,000	(13)	579,700
Alejandro Galindo	—		—		—	—	—	—		—	—		—
Joseph Kocinsky	28,250	(15)	—		—	34.25	5/23/2023	—		—	—		—
	4,280	(16)	—		—	29.45	8/22/2023	—		—	—		—
	3,720	(17)	—		—	35.45	8/21/2024	—		—	—		—
	6,220	(18)	—		—	19.55	8/27/2025	—		—	—		—
	11,720	(19)	—		—	12.05	11/19/2025	—		—	—		—
	87,780	(20)	—		—	4.60	2/18/2026	—		—	—		—
	40,000	(2)	40,000	(2)	—	4.55	5/19/2026	—		—	—		—
	75,050	(3)	75,050	(3)	—	1.42	5/25/2027	—		—	—		—
	214,000	(6)	—		—	1.91	5/16/2028	—		—	—		—
	209,625	(7)	24,375	(7)	—	1.32	5/14/2029	—		—	—		—
								82,000	(8)	432,140	200,000	(9)	1,054,000
								51,671	(10)	272,306	79,000	(11)	416,330
								90,000	(12)	474,300	110,000	(13)	579,700
Sanjay Singh	—		—		—	—	—	218,500	(21)	1,151,495	—		—
David B. Thomson	72,000	(15)	—		—	34.25	5/23/2023	—		—	—		—
	10,000	(16)	—		—	29.45	8/22/2023	—		—	—		—
	8,680	(17)	—		—	35.45	8/21/2024	—		—	—		—
	14,460	(18)	—		—	19.55	8/27/2025	—		—	—		—
	87,780	(20)	—		—	4.60	2/18/2026	—		—	—		—
	40,000	(2)	40,000	(2)	—	4.55	5/19/2026	—		—	—		—
	75,050	(3)	75,050	(3)	—	1.42	5/25/2027	—		—	—		—
	214,000	(6)	—		—	1.91	5/16/2028	—		—	—		—
	209,625	(7)	24,375	(7)	—	1.32	5/14/2029	—		—	—		—
								82,000	(8)	432,140	200,000	(9)	1,054,000
								52,059	(10)	274,351	79,000	(11)	416,330
								90,000	(12)	474,300	110,000	(13)	579,700
Stuart Tross	80,000	(22)	—		—	2.70	2/16/2027	—		—	—		—
	40,000	(23)	40,000	(23)	—	2.70	2/16/2027	—		—	—		—
	56,288	(3)	56,287	(3)	—	1.42	5/25/2027	—		—	—		—
	214,000	(6)	—	(6)	—	1.91	5/16/2028	—		—	—		—
	209,625	(7)	24,375	(7)	—	1.32	5/14/2029	—		—	—		—
								82,000	(8)	432,140	200,000	(9)	1,054,000
								51,538	(10)	271,605	79,000	(11)	416,330
								90,000	(12)	474,300	110,000	(13)	579,700

(1)

25% vesting on the anniversary of the vesting commencement date and 1/48th per month thereafter; being fully vested on the fourth anniversary of the vesting commencement date. The vesting commencement date is May 19, 2016.

(2)	Performance based non-qualified option grant on May 19, 2016, which shall vest upon the achievement of certain corporate objectives.
(3)	Performance based non-qualified option grant on May 25, 2017, which shall vest upon the achievement of certain corporate objectives.
(4)	Performance based non-qualified option grant on May 29, 2017, which shall vest upon the achievement of certain corporate objectives.
(5)

25% vesting on the anniversary of the vesting commencement date and 1/48th per month thereafter; being fully vested on the fourth anniversary of the vesting commencement date. The vesting commencement date is May 29, 2017.

(6)

25% vesting on the anniversary of the vesting commencement date and 1/48th per month thereafter; being fully vested on the fourth anniversary of the vesting commencement date. The vesting commencement date is May 16, 2018.

(7)

25% vesting on the anniversary of the vesting commencement date and 1/48th per month thereafter; being fully vested on the fourth anniversary of the vesting commencement date. The vesting commencement date is May 14, 2019.

(8)

Restricted Stock Unit Award: 25% vest on each year anniversary of the vesting commencement date; shares shall fully vest on the fourth anniversary of the vesting commencement date. The vesting commencement date is August 27, 2020.

(9)

Performance Restricted Stock Unit: vest on May 22, 2023 provided that the closing price of the Company’s common stock on such vesting date is not less than the closing price on August 27, 2020. The number of shares delivered on the vesting date is determined by the percentile ranking of MannKind total stockholder return (TSR) over the period from August 27, 2020 until May 22, 2023 relative to the TSR of the Russell 3000 Pharmaceutical & Biotechnology Index over the same period, as follows: less than 25th percentile=0% of target, 25th percentile=50% of target, 50th percentile=100% of target, 75th percentile=200% percent of target, 90th percentile or higher=300% maximum.

(10)

Restricted Stock Unit Award: 25% vest on each year anniversary of the vesting commencement date; shares shall fully vest on the fourth anniversary of the vesting commencement date. The vesting commencement date is May 18, 2021.

(11)

Performance Restricted Stock Unit: vest on May 17, 2024 provided that the closing price of the Company’s common stock on such vesting date is not less than the closing price on May 18, 2021. The number of shares delivered on the vesting date is determined by the percentile ranking of MannKind total stockholder return (TSR) over the period from May 18, 2021 until May 17, 2024 relative to the TSR of the Russell 3000 Pharmaceutical & Biotechnology Index over the same period, as follows: less than 25th percentile=0% of target, 25th percentile=50% of target, 50th percentile=100% of target, 75th percentile=200% percent of target, 90th percentile or higher=300% maximum.

(12)

Restricted Stock Unit Award: 25% vest on each year anniversary of the vesting commencement date; shares shall fully vest on the fourth anniversary of the vesting commencement date. The vesting commencement date is May 10, 2022.

(13)

Performance Restricted Stock Unit: vest on May 10, 2025 provided that the closing price of the Company’s common stock on such vesting date is not less than the closing price on May 10, 2022. The number of shares delivered on the vesting date is determined by the percentile ranking of MannKind total stockholder return (TSR) over the period from May 10, 2022 until May 10, 2025 relative to the TSR of the Russell 3000 Pharmaceutical & Biotechnology Index over the same period, as follows: less than 25th percentile=0% of target, 25th percentile=50% of target, 50th percentile=100% of target, 75th percentile=200% percent of target, 90th percentile or higher=300% maximum.

(14)	Performance based non-qualified option grant on August 24, 2017, which shall vest upon the achievement of certain corporate objectives.
(15)	Performance based non-qualified option grant on May 23, 2013, which shall vest upon the achievement of certain corporate objectives.
(16)

25% vesting on the anniversary of the vesting commencement date and 1/48th per month thereafter; being fully vested on the fourth anniversary of the vesting commencement date. The vesting commencement date is August 22, 2013.

(17)

25% vesting on the anniversary of the vesting commencement date and 1/48th per month thereafter; being fully vested on the fourth anniversary of the vesting commencement date. The vesting commencement date is August 21, 2014.

(18)

25% vesting on the anniversary of the vesting commencement date and 1/48th per month thereafter; being fully vested on the fourth anniversary of the vesting commencement date. The vesting commencement date is August 27, 2015.

(19)

25% vesting on the anniversary of the vesting commencement date and 1/48th per month thereafter; being fully vested on the fourth anniversary of the vesting commencement date. The vesting commencement date is November 19, 2015.

(20)

25% vesting on the anniversary of the vesting commencement date and 1/48th per month thereafter; being fully vested on the fourth anniversary of the vesting commencement date. The vesting commencement date is February 18, 2016.

(21)

Restricted Stock Unit Award: 25% vest on each year anniversary of the vesting commencement date; shares shall fully vest on the fourth anniversary of the vesting commencement date. The vesting commencement date is November 11, 2022.

(22)

25% vesting on the anniversary of the vesting commencement date and 1/48th per month thereafter; being fully vested on the fourth anniversary of the vesting commencement date. The vesting commencement date is February 16, 2017.

(23)	Performance based non-qualified option grant on February 16, 2017, which shall vest upon the achievement of certain corporate objectives.

Option Exercises and Stock Vested

The following table contains information relating to the exercise of options and vesting of stock by the named executive officers during the fiscal year ended December 31, 2022.

	Stock Awards(1)
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Michael E. Castagna	149,773	532,991
Steven B. Binder	58,269	208,018
Alejandro Galindo	57,250	204,768
Joseph Kocinsky	58,224	207,875
Sanjay Singh	-	-
David B. Thomson	58,353	208,286
Stuart Tross	58,179	207,731

(1)	Shares acquired on vesting represent restricted stock awards that vested during the one-year period.

CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our median employee and the annual total compensation of Mr. Michael Castagna, our Chief Executive Officer.

In calculating the annual total compensation, we used the actual base salary in 2022, the actual cash short-term incentive compensation paid in 2023 for performance in 2022, the grant date fair value of the equity awards granted in 2022, and the value of all other compensation, contributions under the 401(k) plan and medical benefits. We identified the median employee by examining the 2022 total compensation for all individuals, excluding our CEO, who were employed by us on December 31, 2022. We included all employees, as all our employees are U.S.-based.

The annual total compensation for 2022 was $152,263 for our median employee and $3,905,058 for Mr. Castagna. The resulting ratio of our CEO’s pay to the pay of our median employee for 2022 is approximately 25.6 to 1.

Item 402(v) Pay Versus Performance

The disclosure included in this section is prescribed by SEC rules and does not necessarily align with how the Company or the Compensation Committee view the link between the Company’s performance and named executive officer (“NEO”) pay. For additional information about our pay-for-performance philosophy and how we align executive compensation with Company performance, refer to the Compensation Discussion and Analysis beginning on page 51.

Required Tabular Disclosure of Pay Versus Performance

The amounts set forth below under the headings “Compensation Actually Paid to PEO” and “Average Compensation Actually Paid for Non-PEO NEOs” have been calculated in a manner consistent with Item 402(v) of Regulation S-K. Use of the term “compensation actually paid” (“CAP”) is required by the SEC’s rules and as a result of the calculation methodology required by the SEC, such amounts differ from compensation actually received by the individuals and the compensation decisions described in the “Compensation Discussion and Analysis” section above.

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
					Value of Initial Fixed $100 Investment Based on:(4)
Year	Summary Compensation Table Total for PEO ($)(1)(2)	Compensation Actually Paid to PEO ($)(3)	Average Summary Compensation Table Total for Non-PEO NEOs ($)(1)(2)	Average Compensation Actually Paid to Non-PEO NEOs ($)(1)(2)	Total Shareholder Return ($)	NASDAQ Biotechnology Index Total Shareholder Return ($)	Net Loss (thousands)(5)	Total Revenue (thousands)(6)
2022	$3,905,058	$9,653,678	$1,481,321	$2,201,087	$408.53	$113.65	($87,400)	$99,770
2021	$4,030,833	$7,317,812	$1,730,384	$3,037,694	$338.76	$126.45	($80,926)	$75,442
2020	$3,563,295	$7,424,884	$1,613,615	$3,137,880	$242.64	$126.42	($57,240)	$65,144

(1)
The following individuals are our PEO and other non-PEO NEOs for each fiscal year:

Year	PEO(s)	Non-PEO NEOs

2022	Michael E. Castagna	Steven B. Binder, Alejandro Galindo, Joseph Kocinsky, Sanjay Singh, David B. Thomson, and Stuart Tross
2021	Michael E. Castagna	Steven B. Binder, Joseph Kocinsky, David B. Thomson, and Stuart Tross
2020	Michael E. Castagna	Steven B. Binder, Joseph Kocinsky, David B. Thomson, and Stuart Tross

(2)
The dollar amounts reported in column (b) and (d) are the amounts of total compensation reported for Mr. Castagna (our Chief Executive Officer and PEO) and the average total compensation for our non-PEO NEOs for each corresponding year in the “Total” column of the Summary Compensation Table. Refer to “Executive Compensation—Summary Compensation Table.”
(3)
The dollar amounts reported in column (c) and (e) represent the amount of CAP to Mr. Castagna and the average amount of CAP to our Non-PEO NEOs, respectively, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to our NEOs during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to the reported total compensation for each year to determine the CAP:

	2020		2021		2022
	PEO	Average Non-PEO NEOs	PEO	Average Non-PEO NEOs	PEO	Average Non-PEO NEOs
Summary Compensation Table Total	$3,563,295	$1,613,615	$4,030,833	$1,730,384	$3,905,058	$1,481,321
Deduct: Grant Date Fair Value of "Stock Awards” Column in the Summary Compensation Table for Applicable FY	($2,580,300)	($1,032,800)	($2,911,592)	($1,028,744)	($2,646,400)	($906,783)
Add: Fair Value at Applicable FY End of Awards Granted during Applicable FY that Remain Unvested as of Applicable FY End	$5,130,170	$2,053,320	$2,832,800	$1,001,485	$5,338,040	$1,451,183
Add: Year over Year Change in Fair Value of Awards Granted during Prior FY that were Outstanding and Unvested as of Applicable FY End	$1,206,319	$460,190	$2,859,986	$1,140,698	$3,289,447	$846,513
Add: Vesting Date Fair Value of Awards Granted during Prior FY that Vested During Applicable FY	$105,400	$43,555	$505,786	$193,871	($232,467)	($68,276)
Deduct: Fair Value at Prior Year End of Awards Granted during Prior FY that were Forfeited during Applicable FY	$0	$0	$0	$0	$0	($602,871)
Add: Dividends or Other Earnings Paid during Applicable FY prior to Vesting Date	$0	$0	$0	$0	$0	$0
CAP	$7,424,884	$3,137,880	$7,317,812	$3,037,694	$9,653,678	$2,201,087

(4)
The amounts reflect the cumulative total shareholder return of our common stock (column (f)) and the NASDAQ Biotechnology Index (column (g)) at the end of each fiscal year. In each case, assume an initial investment of $100 on December 31, 2019, and reinvestment of dividends, if any.
(5)
The dollar amounts reported in column (h) represent the net loss as reported in the Company’s audited financial statements for the applicable year.
(6)
As required by Item 402(v) of Regulation S-K, we have determined that Total Revenue is the Company-Selected Measure.

Required Disclosure of the Relationship Between Compensation Actually Paid and Financial Performance Measures

As required by Item 402(v) of Regulation S-K, we are providing the following graphs to illustrate the relationship between the pay and performance figures that are included in the pay versus performance tabular disclosure above. In addition, the first graph below further illustrates the relationship between Company total shareholder return and that of the NASDAQ Biotechnology Index. As noted above, CAP for purposes of the tabular disclosure and the following graphs were calculated in accordance with SEC rules and does not represent the compensation actually earned by or paid to our NEOs during the applicable years.

CAP vs Cumulative TSR

Compensation Actually Paid vs Net Income

CAP vs Total Revenue

The most important financial performance measures used by the Company to link CAP to the Company’s NEOs for the most recently completed fiscal year to the company’s performance are set forth below. For further information regarding these performance metrics and their function in our executive compensation program, please see “Compensation Discussion and Analysis” beginning on page 51.

•
Total shareholder return;
•
Deliver on Tyvaso DPI launch;
•
Drive endocrinology business; and
•
Advance pipeline opportunities.

All information provided above under the “Item 402(v) Pay Versus Performance” heading will not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent the Company specifically incorporates such information by reference.

Potential Payments upon Termination or Change of Control

Estimated Potential Payments

We have entered into a severance agreement with Mr. Thomson, and change of control agreements with each named executive officer. The table below sets forth the estimated current value of payments and benefits to each of the named executive officers upon certain terminations or upon certain terminations in connection with a change of control, as described following the table below. The amounts shown assume that the triggering event occurred on December 31, 2022 and do not include other benefits earned during the term of the named executive officer’s employment that are available to all salaried employees, such as accrued vacation and benefits paid by insurance providers under life and disability policies.

		Triggering Event
		Termination ($)	Change in Control ($)(3)
Michael E. Castagna	Salary continuation and annual STI consideration	—	2,521,242
	Continuing health and welfare benefits(1)	—	39,156
	Value of accelerated unvested equity awards(2)(4)	—	19,512,817
	Total	—	22,073,215

Steven B. Binder	Salary continuation and annual STI consideration	—	1,617,969
	Continuing health and welfare benefits(1)	—	33,416
	Value of accelerated unvested equity awards(2)(5)	—	7,387,414
	Total	—	9,038,799

Joseph Kocinsky	Salary continuation and annual STI consideration	—	1,318,932
	Continuing health and welfare benefits(1)	—	23,295
	Value of accelerated unvested equity awards(2)(6)	—	7,362,261
	Total	—	8,704,488

Sanjay Singh	Salary continuation and annual STI consideration	—	626,923
	Continuing health and welfare benefits(1)	—	39,561
	Value of accelerated unvested equity awards(2)(7)	—	1,151,495
	Total	—	1,817,979

David B. Thomson	Salary continuation and annual STI consideration	1,276,343	1,666,786
	Continuing health and welfare benefits(1)	39,451	39,451
	Value of accelerated unvested equity awards(2)(8)	—	7,364,306
	Total	1,315,904	9,070,543

Stuart Tross	Salary continuation and annual STI consideration	—	1,408,738
	Continuing health and welfare benefits(1)	—	39,561
	Value of accelerated unvested equity awards(2)(9)	—	7,363,322
	Total	—	8,811,621

(1)

Represents the estimated cost of providing or paying for continuing medical and dental coverage for 18 months. The amounts for medical and dental insurance coverage are based on rates charged to our employees for post-employment coverage provided in accordance with the Consolidated Omnibus Reconciliation Act of 1985, or COBRA.

(2)

Per SEC rules, the intrinsic value of accelerated unvested stock options was calculated using the closing price of our common stock of $5.27 on December 30, 2022. The intrinsic value is the aggregate spread between $5.27 and the exercise price of the accelerated options, if less than $5.27. Accelerated options with exercise prices equal or greater than $5.27 have no intrinsic value. The full value awards are valued at the December 30, 2022 closing price of our common stock.

(3)

Represents estimated current value of payments and benefits payable upon termination without cause or resignation for good reason following a change of control. The terms of change of control agreements with our named executive officers are detailed under the heading “Change of Control Provisions”.

(4)

Includes the value of 351,383 unvested stock options, 601,069 shares subject to unvested restricted stock units and 2,905,280 shares subject to unvested performance restricted stock units based on an estimated share delivery assumption of 300%, 242% and 276% for awards issued in 2020, 2021 and 2022, respectively.

(5)

Includes the value of 114,425 unvested stock options, 223,805 shares subject to unvested restricted stock units and 1,094,780 shares subject to unvested performance restricted stock units based on an estimated share delivery assumption of 300%, 242% and 276% for awards issued in 2020, 2021 and 2022, respectively.

(6)

Includes the value of 139,425 unvested stock options, 223,671 shares subject to unvested restricted stock units and 1,094,780 shares subject to unvested performance restricted stock units based on an estimated share delivery assumption of 300%, 242% and 276% for awards issued in 2020, 2021 and 2022, respectively.

(7)	Includes 218,500 shares subject to unvested restricted stock units.
(8)

Includes the value of 139,425 unvested stock options, 224,059 shares subject to unvested restricted stock units and 1,094,780 shares subject to unvested performance restricted stock units based on an estimated share delivery assumption of 300%, 242% and 276% for awards issued in 2020, 2021 and 2022, respectively.

(9)

Includes the value of 120,662 unvested stock options, 223,538 shares subject to unvested restricted stock units and 1,094,780 shares subject to unvested performance restricted stock units based on an estimated share delivery assumption of 300%, 242% and 276% for awards issued in 2020, 2021 and 2022, respectively.

Executive Severance Agreements

In October 2007, we entered into an executive severance agreement with Mr. Thomson and with other then-active executive officers, none of which are currently employed by the Company. This agreement is for a period of two years and will be automatically renewed for additional one-year periods unless either party gives notice to terminate the agreement at least 90 days prior to the end of its initial term or any subsequent term.

The agreement provides that Mr. Thomson is an “at will” employee and that his employment with us may be terminated at any time by him or by us. Under the agreement, in the event we terminate Mr. Thomson’s employment without cause (as defined below) or he terminates his employment with us for good reason (as defined below), then he is generally entitled to receive the following:

•
the portion of his annual base salary earned through the termination date that was not paid prior to his termination, if any;
•
any compensation previously deferred by him and any accrued paid time-off to which he is entitled under our policy;
•
in the event he met the performance criteria for earning an annual bonus prior to his termination, a portion of the annual bonus earned for the year based on the number of days worked during the year;
•
in the event that he did not meet the performance criteria for earning an annual bonus prior to his termination, but the Board determines that all such criteria could have been satisfied if he remained employed for the full fiscal year, then a portion of his average annual bonus for the three years prior to his termination, based on the number of days worked during the year;
•
on the condition he executes and does not revoke a general release and settlement agreement, or release, in favor of us, then he will become entitled to receive:
•
his annual base salary on the date of termination for a period of 18 months following his termination, subject to certain limitations;
•
an amount equal to the average annual bonus received by him for the three years prior to his termination (or the prior period up to three years during which he was one of our executive officers and received a bonus); and
•
health insurance and, under certain circumstances, life, disability and other insurance benefits for a period expiring on the earlier of 18 months following his termination or until he qualifies for related benefits from another employer.

In addition, the executive severance agreement provides that, on the condition that Mr. Thomson executes and does not revoke a release, each vested stock option held by him on the date of termination will be exercisable for a period ending on the earlier of 18 months following that date or the end of the original term of the option.

Under his agreement, Mr. Thomson may be terminated for cause if he, among other things:

•
refuses to carry out or satisfactorily perform any of his lawful duties or any lawful instruction of our Board of Directors or senior management;
•
violates any local, state or federal law involving the commission of a crime other than a minor traffic offense;
•
is grossly negligent, engages in willful misconduct or breaches a fiduciary obligation to us;
•
engages in any act that materially compromises his reputation or ability to represent us with investors, customers or the public; or
•
reaches a mandatory retirement age established by us.

Under Mr. Thomson’s agreement, good reason includes, among other things:

•
a material reduction of his annual base salary to a level below his salary as of October 10, 2007;
•
a material diminution in his position, authority, duties or responsibilities with us, subject to certain limitations;
•
an order by us to relocate him to an office located more than 50 miles from his current residence and worksite
•
any non-renewal of the executive severance agreement by us, on the condition that he may terminate the agreement for good reason only during the 30-day period after he receives notice from us that we intend to terminate the agreement; and
•
any material violation of the executive severance agreement by us.

Under Mr. Thomson’s agreement, he must inform us if he intends to terminate his agreement for good reason. We have 30 days from the date we receive notice of his intent to terminate the agreement for good reason to cure the default.

Change of Control Agreements

Starting in April 2017, we entered into change of control agreements with each named executive officer. Each agreement is for a period of two years and will be automatically renewed for additional one-year periods unless either party gives notice to terminate the agreement at least 90 days prior to the end of its initial term or any subsequent term.

Under the agreements, a change of control will be deemed to occur upon:

•
any transaction that results in a person or group acquiring beneficial ownership of 50% or more of our voting stock, other than us or one of our employee benefit plans;
•
any merger, consolidation or reorganization of us in which our stockholders immediately prior to the transaction hold less than 50% of the voting power of the surviving entity following the transaction, subject to certain limitations;
•
any transaction in which we sell all or substantially all of our assets, subject to certain limitations;
•
our liquidation; or
•
any reorganization of our Board of Directors in which our incumbent directors (as defined in the agreements) cease for any reason to constitute a majority of the members of our Board.

The agreements provide that in the event of a change of control, the employee is generally entitled to maintain the same position, authority and responsibilities held before the change of control, as well as the following compensation and benefits during the period ending on the earlier of two years following the change of control or the termination of his or her employment with us:

•
his or her annual base salary in an amount equal or greater to his or her annual salary as of the date the change of control occurs;
•
an annual bonus in an amount equal to the average annual bonus received by him or her for the three years prior to his or her termination (or the prior period up to three years during which he was one of our executive officers and received a bonus);
•
medical, dental and other insurance, and any other benefits we may offer to our executives; and prompt reimbursement for all reasonable employment expenses incurred by him or her in accordance with our policies and procedures.

Under the change of control agreements, we may terminate an executive with or without cause (as defined below) and the executive may terminate his or her employment with us for good reason (as defined below) or any reason at any time during the two-year period following a change of control. In the event we terminate an executive without cause or an executive terminates his or her employment with us for good reason, he or she is generally entitled to receive the following:

•
the portion of his or her annual base salary earned through the termination date that was not paid prior to his termination, if any;
•
any compensation previously deferred by the employee and any accrued paid time-off that the employee is entitled to under our policy;
•
in the event the employee met the performance criteria for earning an annual bonus prior to his or her termination, a portion of the annual bonus earned for the year based on the number of days worked during the year;
•
in the event that the employee did not meet the performance criteria for earning an annual bonus prior to his or her termination, but the Board determines that all such criteria could have been satisfied if the employee remained employed for the full fiscal year, then a portion of his or her average annual bonus for the three years prior to his or her termination, based on the number of days worked during the year; and
•
on the condition the employee executes and does not revoke a release, then the employee will become entitled to received:
•
continuation of the employee’s annual base salary on the date of termination for a period of 18 months following his or her termination, subject to certain limitations;
•
an amount equal to 150% of his or her average annual bonus received by the employee for the three years prior to his or her termination (or the prior period up to three years during which the employee was one of our executive officers and received a bonus); and
•
health insurance and, under certain circumstances, life, disability and other insurance benefits for a period expiring on the earlier of 18 months following his or her termination or until he qualifies for related benefits from another employer.

In addition, the agreements provide that, on the condition the employee executes and does not revoke a release, each equity award held by him or her as of the termination date will become fully vested and exercisable at any point during the term of the option, subject to certain limitations.

Under the agreements, in the event we terminate an employee with cause or an employee terminates his or her employment with us without good reason, his or her agreement will terminate without any further obligation to either party.

The change of control agreements provide that an employee may be terminated for cause if he or she, among other things:

•
refuses to carry out or satisfactorily perform any of his or her lawful duties or any lawful instruction of our Board of Directors or senior management;
•
violates any local, state or federal law involving the commission of a crime other than a minor traffic offense;
•
is grossly negligent, engages in willful misconduct or breaches a fiduciary obligation to us;
•
engages in any act that materially compromises his reputation or ability to represent us with investors, customers or the public; or
•
reaches a mandatory retirement age established by us before a change of control occurs.

Under the agreements, good reason includes, among other things:

•
a material diminution in the employee’s position, authority, duties or responsibilities with us;
•
an order by us to relocate the employee to an office located more than 50 miles from the employee’s current residence and worksite;
•
any non-renewal of the change of control agreement by us, on the condition that the employee may terminate the agreement for good reason only during the 30-day period after he receives notice from us that we intend to terminate the agreement; and
•
any material violation of the change of control agreement by us.

Under the change of control agreements, an employee must inform us if he or she intends to terminate his or her agreement for good reason. We have 30 days from the date we receive notice of the employee’s intent to terminate the agreement for good reason to cure the default.

The executive severance agreements and the change of control agreements with Mr. Thomson provide that in the event such executive becomes entitled to benefits under both agreements, compensation payments and other benefits will be coordinated to ensure the executive is entitled to receive the benefits described above without duplicating coverage.

Securities Authorized for Issuance under Equity Compensation Plans

The following table provides certain information with respect to all of our equity compensation plans in effect as of December 31, 2022.

Equity Compensation Plan Information

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (#)(a)	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights ($)(b)	Number of Securities Remaining Available for Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a) (#)(c )
Equity compensation plans approved by security holders	9,074,587	3.06	3,161,906	(1)
Equity compensation plans not approved by security holders(2)	—	—	—

(1)

Includes 2,802,796 shares available for issuance under the EIP and 406,015 shares available for purchase under our ESPP. The amount of shares available for issuance under the EIP was determined with a share delivery assumption of 300%, 242% and 276% for performance restricted stock units issued in 2020, 2021 and 2022, respectively.

(2)	As of December 31, 2022, we did not have any equity compensation plans that were not approved by our security holders.

COMPENSATION COMMITTEE REPORT

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and shall not be incorporated by reference into any filing of MannKind under the Securities Act or the Exchange Act, except to the extent MannKind specifically incorporates this report by reference.

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in this proxy statement. Based on this review and discussion, the Compensation Committee has recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated into our Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

Compensation Committee

Kent Kresa, Compensation Committee Chair

Michael A. Friedman, Compensation Committee Member

Anthony Hooper, Compensation Committee Member

James S. Shannon, Compensation Committee Member

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of the Company’s common stock as of March 23, 2023 by: (i) each person, entity or group known to the Company to be the beneficial owner of more than 5% of the Company’s common stock; (ii) each director and nominee for director; (iii) each of the executive officers named in the Summary Compensation Table, who we refer to as the named executive officers; and (iv) all current executive officers and directors of the Company as a group. Unless otherwise indicated in the footnotes to the table below and subject to community property laws where applicable, we believe that each of the stockholders named in the table has sole voting and investment power with respect to the shares indicated as beneficially owned.

Applicable percentages are based on 264,248,864 shares outstanding on March 23, 2023, adjusted as required by rules promulgated by the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, the rules include shares of common stock issuable pursuant to the exercise of stock options or warrants that are either immediately exercisable or exercisable on or before May 22, 2023, which is 60 days after March 23, 2023. These shares are deemed to be outstanding and beneficially owned by the person holding those options or warrants for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the address for each person or entity listed in the table is c/o MannKind Corporation, 1 Casper Street, Danbury, Connecticut 06810.

Identity of Owner or Group	Beneficial Ownership
	Number of Shares	Percent of Total
Greater than 5% Stockholders
BlackRock, Inc. (1)	21,008,795	8.0%
State Street Corporation(2)	17,258,797	6.5%
Vanguard Group(3)	13,664,228	5.2%
Named Executive Officers and Directors
Michael Castagna(4)	3,678,472	1.4%
Steven B. Binder(5)	1,280,485	*
Sanjay Singh	—	*
David Thomson(6)	1,508,799	*
Stuart A. Tross(7)	1,467,902	*
Ronald Consiglio	142,569	*
Michael Friedman	77,606	*
Jennifer Grancio	110,701	*
Anthony Hooper	136,153	*
Sabrina Kay	—	*
Kent Kresa	311,873	*
Christine Mundkur	27,675	*
James S. Shannon	68,963	*
Joseph Kocinsky(8)	1,477,306	*
Alejandro Galindo	167,325	*
All current executive officers and directors as a group (13 persons)	10,455,829	4.0%

*	Less than 1%.

(1)

Based solely on information contained in Schedule 13G/A as filed with the SEC on February 3, 2023 by BlackRock, Inc. (“BlackRock”). According to the Schedule 13G/A, BlackRock has sole voting power with respect to 20,304,633 shares and sole dispositive power with respect to 21,008,795 shares. The address of BlackRock is 55 East 52nd Street, New York, NY 10055.

The Schedule 13G/A filed by BlackRock provides information only as of December 31, 2022. Because the information in the table above does not reflect any transactions between December 31, 2022 and March 23, 2023, BlackRock’s actual beneficial ownership of our common stock on March 23, 2023 may be different than reported in the table above.

(2)

Based solely on information contained in Schedule 13G/A as filed with the SEC on February 8, 2023 by State Street Corporation (“State Street”). According to the Schedule 13G/A, State Street has shared voting power with respect to 16,868,061 shares and shared dispositive power with respect to 17,258,797 shares. The address of State Street is One Lincoln Street, Boston, MA 02111.

The Schedule 13G/A filed by State Street provides information only as of December 31, 2022. Because the information in the table above does not reflect any transactions between December 31, 2022 and March 23, 2023, State Street’s actual beneficial ownership of our common stock on March 23, 2023 may be different than reported in the table above.

(3)

Based solely on information contained in Schedule 13G/A as filed with the SEC on February 9, 2023 by Vanguard Group. (“Vanguard”). According to the Schedule 13G/A, Vanguard has shared voting power with respect to 195,007 shares, sole dispositive power with respect to 13,258,219 shares and shared dispositive power with respect to 406,009 shares. The address is Vanguard is 100 Vanguard Blvd., Malver, PA 19355.

The Schedule 13G/A filed by Vanguard provides information only as of December 30, 2022. Because the information in the table above does not reflect any transactions between December 30, 2022 and March 23, 2023, Vanguard’s actual beneficial ownership of our common stock on March 23, 2023 may be different than reported in the table above.

(4)

Includes 24,333 shares which Mr. Castagna has the right to acquire within 60 days of March 23, 2023 pursuant to the exercise of outstanding options, 111,023 shares pursuant to the vesting of time-based restricted stock units and 1,500,000 shares pursuant to the vesting of performance restricted stock units, which is the maximum (300%) share delivery that can potentially occur if the closing price of the Company’s common stock on May 22, 2023 is not less than the closing price on August 27, 2020 and the percentile ranking of the Company’s TSR over the period from August 27, 2020 until May 22, 2023 is in the 90th percentile or higher relative to the TSR of the Russell 3000 Pharmaceutical & Biotechnology Index over the same period.

(5)

Includes 9,750 shares which Mr. Binder has the right to acquire within 60 days of March 23, 2023 pursuant to the exercise of outstanding options, 39,768 shares pursuant to the vesting of time-based restricted stock units and 600,000 shares pursuant to the vesting of performance restricted stock units, which is the maximum (300%) share delivery that can potentially occur if the closing price of the Company’s common stock on May 22, 2023 is not less than the closing price on August 27, 2020 and the percentile ranking of the Company’s TSR over the period from August 27, 2020 until May 22, 2023 is in the 90th percentile or higher relative to the TSR of the Russell 3000 Pharmaceutical & Biotechnology Index over the same period.

(6)

Includes 9,750 shares which Mr. Thomson has the right to acquire within 60 days of March 23, 2023 pursuant to the exercise of outstanding options, 39,853 shares pursuant to the vesting of restricted stock units and 600,000 shares pursuant to the vesting of performance restricted stock units, which is the maximum (300%) share delivery that can potentially occur if the closing price of the Company’s common stock on May 22, 2023 is not less than the closing price on August 27, 2020 and the percentile ranking of the Company’s TSR over the period from August 27, 2020 until May 22, 2023 is in the 90th percentile or higher relative to the TSR of the Russell 3000 Pharmaceutical & Biotechnology Index over the same period..

(7)

Includes 9,750 shares which Mr. Tross has the right to acquire within 60 days of March 23, 2023 pursuant to the exercise of outstanding options, 39,680 shares pursuant to the vesting of restricted stock units and 600,000 shares pursuant to the vesting of performance restricted stock units, which is the maximum (300%) share delivery that can potentially occur if the closing price of the Company’s common stock on May 22, 2023 is not less than the closing price on August 27, 2020 and the percentile ranking of the Company’s TSR over the period from August 27, 2020 until May 22, 2023 is in the 90th percentile or higher relative to the TSR of the Russell 3000 Pharmaceutical & Biotechnology Index over the same period.

(8)

Includes 9,750 shares which Mr. Kocinsky has the right to acquire within 60 days of March 23, 2023 pursuant to the exercise of outstanding options, 39,724 shares pursuant to the vesting of restricted stock units and 600,000 shares pursuant to the vesting of performance restricted stock units, which is the maximum (300%) share delivery that can potentially occur if the closing price of the Company’s common stock on May 22, 2023 is not less than the closing price on August 27, 2020 and the percentile ranking of the Company’s TSR over the period from August 27, 2020 until May 22, 2023 is in the 90th percentile or higher relative to the TSR of the Russell 3000 Pharmaceutical & Biotechnology Index over the same period. Mr. Kocinsky resigned from his position as Chief Technology Officer effective October 31, 2022. Mr. Kocinsky remains employed at MannKind with reduced responsibilities.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are MannKind stockholders will be “householding” our proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, please notify your broker, direct your written request to MannKind Corporation, Investor Relations, 1 Casper Street, Danbury, Connecticut 06810 or contact David Thomson at (818) 661-5000. In addition, we will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the Notice of Internet Availability of Proxy Materials to a stockholder at a shared address to which a single copy of the documents was delivered. Stockholders who currently receive multiple copies of the Notices of Internet Availability of Proxy Materials at their address and would like to request “householding” of their communications should contact their broker.

ANNUAL REPORT

A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2022, FILED WITH THE SEC ON FEBRUARY 23, 2023, IS AVAILABLE WITHOUT CHARGE UPON WRITTEN REQUEST TO: MANNKIND CORPORATION, INVESTOR RELATIONS, 1 Casper Street, Danbury, Connecticut 06810.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

David B. Thomson
Executive Vice President, General Counsel and Secretary

Danbury, Connecticut
April [ ], 2023

Appendix A

CERTIFICATE OF AMENDMENT OF
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
MANNKIND CORPORATION

MANNKIND CORPORATION, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify:

FIRST: The original name of the Corporation was Pharmaceutical Discovery Corporation and the date of filing of the Corporation’s original Certificate of Incorporation with the Secretary of State of the State of Delaware was February 14, 1991.

SECOND: The Board of Directors of the Corporation (the “Board”), acting in accordance with the provisions of Sections 141 and 242 of the General Corporation Law of the State of Delaware (the “DGCL”), adopted resolutions amending its Amended and Restated Certificate of Incorporation, as amended (the “Restated Certificate”), as follows:

The first paragraph of Paragraph A of Article IV of the Restated Certificate is hereby amended and restated to read in its entirety as follows:

“A. This Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares which the Corporation is authorized to issue is [eight] hundred ten million ([810,000,000]) shares. [Eight] hundred million ([800,000,000]) shares shall be Common Stock, each having a par value of one cent ($.01). Ten million (10,000,000) shares shall be Preferred Stock, each having a par value of one cent ($.01).”

THIRD: This Certificate of Amendment has been duly adopted and approved by the stockholders of the Corporation in accordance with Sections 211 and 242 of the DGCL.

FOURTH: This Certificate of Amendment shall become effective upon filing with the Secretary of State of the State of Delaware.

IN WITNESS WHEREOF, MannKind Corporation has caused this Certificate of Amendment to be signed by its Corporate Vice President, General Counsel and Secretary on , 2023.

MANNKIND CORPORATION

By:
David Thomson, Ph.D., J.D.
Executive Vice President, General Counsel and Secretary

Appendix B

MANNKIND CORPORATION

2018 EQUITY INCENTIVE PLAN

ADOPTED BY THE BOARD OF DIRECTORS: FEBRUARY 21, 2018

APPROVED BY THE STOCKHOLDERS: MAY 16, 2018
AMENDED BY THE BOARD OF DIRECTORS: MARCH 23, 2020
AMENDMENT APPROVED BY THE STOCKHOLDERS: MAY 21, 2020
AMENDED BY THE BOARD OF DIRECTORS: [___], 2023
AMENDMENT APPROVED BY THE STOCKHOLDERS: [MAY [__], 2023]

Appendix C

MANNKIND CORPORATION

2004 EMPLOYEE STOCK PURCHASE PLAN

ADOPTED BY THE BOARD OF DIRECTORS: MARCH 23, 2004

APPROVED BY STOCKHOLDERS: MARCH 23, 2004

AMENDED BY THE BOARD OF DIRECTORS: FEBRUARY 21, 2018

AMENDED PLAN APPROVED BY THE STOCKHOLDERS: MAY 16, 2018

AMENDED BY THE BOARD OF DIRECTORS: [___], 2023

AMENDMENT APPROVED BY THE STOCKHOLDERS: [MAY 25, 2023]

[NTD: To come.]

Mannkind 1 CASPER STREET DANBURY, CT 06810 2. To approve an amendment to MannKind’s Amended and Restated Certificate of Incorporation to increase the authorized number of shares of common stock from 400,000,000 shares to 800,000,000 shares; 3. To authorize an adjournment of the Annual Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Proposal 2; Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. 4. To approve an amendment to the MannKind 2018 Equity Incentive Plan (as amended, the "EIP") to increase the number of shares authorized for issuance thereunder by 25,000,000 shares; 5. To approve an amendment to the MannKind 2004 Employee Stock Purchase Plan (the "ESPP") to increase the number of shares authorized for issuance thereunder by 3,000,000 shares; 6. To approve, on an advisory basis, the compensation of the named executive officers of MannKind, as disclosed in MannKind’s proxy statement for the Annual Meeting; 7. To indicate, on an advisory basis, the preferred frequency of stockholder advisory vote on the compensation of the named executive officers of MannKind; and 8. To ratify the selection by the Audit Committee of the Board of Directors of Deloitte & Touche LLP as the independent registered public accounting firm of MannKind for its fiscal year ending December 31, 2023. NOTE: To transact such other business as may properly come before the meeting or any adjournment or postponement thereof. MANNKIND CORPORATION 01) James S. Shannon, M.D., MRCP (UK) 02) Michael E. Castagna, Pharm.D. 03) Ronald J. Consiglio 04) Michael A. Friedman, M.D. 05) Jennifer Grancio 06) Anthony Hooper 07) Sabrina Kay 08) Kent Kresa 09) Christine Mundkur 1. To elect the nine nominees named herein as directors to serve for the ensuing year and until their successors are elected; Nominees: The Board of Directors recommends you vote FOR the following: The Board of Directors recommends you vote FOR proposals 2, 3, 4, 5, 6 and 8 and 1 YEAR on proposal 7. ! ! ! For Against Abstain 1 Year 2 Years 3 Years Abstain For Against Abstain For Against Abstain ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. Eastern Time on May 24, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/MNKD2023 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. Eastern Time on May 24, 2023. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. V01384-P87903 ! ! ! For All Withhold All For All Except To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date SCAN TO VIEW MATERIALS & VOTE

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report & Notice and Proxy Statement are available at www.proxyvote.com. MANNKIND CORPORATION Annual Meeting of Stockholders May 25, 2023 10:00 AM EDT This proxy is solicited by the Board of Directors The undersigned hereby appoint(s) David B. Thomson and Rosabel R. Alinaya, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorize(s) them to represent and vote, as provided on the reverse side, all the shares of MannKind Corporation Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the MannKind Corporation to be held May 25, 2023 or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ALL NOMINEES IN PROPOSAL 1, FOR PROPOSALS 2, 3, 4, 5, 6 AND 8 AND FOR 1 YEAR WITH RESPECT TO PROPOSAL 7. Continued and to be signed on reverse side